     As filed with the Securities and Exchange Commission on June 14, 1999.
                                               Registration Number 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                     Form S-4
                             REGISTRATION STATEMENT
                                       Under
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                               Just For Feet, Inc.
             (Exact name of Registrant as specified in its charter)

                           ---------------------------

            Delaware                             5661                       52-2098043
(State or other jurisdiction of        (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)         Classification Code Number)     Identification No.)

                            7400 Cahaba Valley Road
                            Birmingham, Alabama 35242
                                 (205) 408-3000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           ---------------------------


                                HAROLD RUTTENBERG
                      Chairman and Chief Executive Officer
                             7400 Cahaba Valley Road
                            Birmingham, Alabama 35242
                                 (205) 408-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------

                                    Copies to:
                            ARTHUR JAY SCHWARTZ, ESQ.
                        Smith, Gambrell & Russell, LLP
                     1230 Peachtree Street, N.E., Suite 3100
                             Atlanta, Georgia 30309

                           ---------------------------


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box:   [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                       Proposed Maximum   Proposed Maximum
Title of Each Class of               Amount to Be       Offering Price        Aggregate       Amount of Registration
Securities to Be Registered         Registered (1)         Per Note       Offering Price(1)           Fee (1)(2)
---------------------------------------------------------------------------------------------------------------------
11% Senior Subordinated Notes,
   Series B.......................   $200,000,000            100%            $200,000,000           $55,600
---------------------------------------------------------------------------------------------------------------------
Guarantees of 11% Senior                  (2)                (2)                 (2)                   (2)
    Subordinated Notes, Series B..
=====================================================================================================================

(1) Estimated solely for purposes of calculating the amount of registration fee pursuant to Rule 457(f) of the Securities Act.
(2) Each Registrant other than Just For Feet, Inc. is a subsidiary of Just For Feet, Inc. and is guaranteeing payment of the notes being registered. No separate consideration will be received for the guarantees of the 11% Senior Subordinated Notes, Series B by the guarantor subsidiaries of Just For Feet, Inc. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to these guarantees.

     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Sectiona8(a), may determine.

--------------------------------------------------------------------------------

                       TABLE OF ADDITIONAL REGISTRANTS(1)

                                                         State or Other   Primary Standard
                                                        Jurisdiction of      Industrial     I.R.S. Employer
                                                        Incorporation or   Classification   Identification
Exact Name of Registrant As Specified in its Charter      Organization      Code Number         Number
-----------------------------------------------------   ----------------  ----------------  ---------------
Just For Feet, Inc....................................       Delaware          5661            63-0734234
Sneaker Stadium, Inc..................................       Delaware          5661            22-3282329
SNKR Holding Corp.....................................       Delaware          5661            22-3496117
Athletic Attic Marketing, Inc.........................       Florida           5661            59-1652915
Just For Feet of Texas, Inc...........................       Alabama           5661            63-1110660
Just For Feet of Nevada, Inc..........................       Nevada            5661            63-1106743
Just For Feet Specialty Stores, Inc...................       Michigan          5661            38-2236573

---------------------------

(1) The address, including zip code, and telephone number, including area code, of the additional Registrants' principal executive offices is 7400 Cahaba Valley Road, Birmingham, Alabama 35242, (205) 408-3000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell those securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               SUBJECT TO COMPLETION, DATED _______________, 1999

PROSPECTUS



                               JUST FOR FEET, INC.



                         Exchange Offer for $200,000,000
                    of 11% Senior Subordinated Notes due 2009


     We are offering you the opportunity to exchange your 11% Senior
Subordinated
Notes due 2009 for our new 11% Senior Subordinated Notes due 2009 that are registered under the Securities Act. Your old notes are not registered under the Securities Act.

  Material terms of the exchange offer:

  .   Expiration.  The exchange offer will expire at 5:00 p.m.   New York
      City time on ___________, 1999, unless we extend it.

  . Exchange. We will exchange all outstanding old notes that are validly tendered and not validly withdrawn before the exchange offer expires for an equal principal amount of exchange notes.

  . The Exchange Notes. The terms of the exchange notes are substantially identical to the old notes,except that the exchange notes are registered under the Securities Act. Certain transfer restrictions and registration rights relating to the old notes do not apply to the exchange notes.

  . Withdrawal Rights. You may withdraw tenders of old notes at any time before the exchange offer expires.

  . Tax Consequences. We believe that the exchange of notes will not be a taxable event for U.S.federal income tax purposes, but you should see "United States Federal Income Tax Considerations" for more information.

  . Use of Proceeds. We will not receive any proceeds from the exchange offer.

  . Trading. There is no existing market for the exchange notes and we will not apply to list them on any securities exchange.


  See "Risk Factors" beginning on page 10 for a discussion of certain factors that you should consider before you tender your old notes and participate in the exchange offer.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is ____________, 1999.

     We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any notes in any jurisdiction where it is unlawful. The information in this prospectus is current as of its date, but the information may change after that date.

     This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.


                           ---------------------------


                                TABLE OF CONTENTS


                                                    Page
                                                    ----
Prospectus Summary..............................      1
Risk Factors....................................     10
Use of Proceeds.................................     20
Capitalization..................................     20
Selected Financial and Other Data...............     21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................     24
Business........................................     34
Management......................................     42
Security Ownership of Certain Beneficial
  Owners and Management.........................     44



                                                    Page
                                                    ----
The Exchange Offer..............................     46
Description of Revolving Credit Facility........     53
Description of Exchange Notes...................     54
United States Federal Income Tax                     94
  Considerations................................
Plan of Distribution............................     97
Legal Matters...................................     98
Experts.........................................     98
Incorporation of Certain Documents by
  Reference.....................................     98
Where You Can Find More Information.............     99
Index to Financial Statements ..................    F-1


                           ---------------------------


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements appear in a number of places in this prospectus and in documents incorporated by reference herein and include statements regarding the intent, belief or current expectations of Just For Feet with respect to, among other things: (i) the timing, magnitude and costs of our participation in the smaller specialty store market of the industry; (ii) our expansion plans; (iii) competition from other footwear companies; (iv) leverage; (v) our ability to successfully integrate recent acquisitions, including our ability to successfully convert Sneaker Stadium superstores to Just For Feet superstores; (vi) potential acquisitions by the Company; (vii) trends affecting our financial condition or results of operations including changes in customer demand and merchandise trends; and
(viii) our business and growth strategies. These include statements regarding the effect of recent difficulties in our specialty store division on our fiscal 1999 results and future expansion plans and our plans to seek vendor support and amendments to our credit facilities. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The information contained and incorporated by reference in this prospectus from our filings with the Securities and Exchange Commission, including without limitation the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" identifies important factors that could cause such differences.

                           ---------------------------


     The Company owns the following federally registered service marks (in design form): "Just For Feet," "Just For Feet, World's Largest Athletic Shoe Store," "Just For Feet, Where The 13th Pair is FREE!" and "Athletic Attic." This prospectus also mentions several registered trademarks owned by other companies including Nike(R), Reebok(R), New Balance(R), Adidas(R), Fila(R), K-Swiss(R), Converse(R), Timberland(R) and Rockport(R).

                           ---------------------------

                               PROSPECTUS SUMMARY

     This summary may not contain all of the information that may be important to you. To understand the exchange offer fully, you should read the entire prospectus, including the risk factors and the financial statements. Unless the context indicates otherwise, all references to "Just For Feet," the "Company," "we," "our," and "us" refer to Just For Feet, Inc. and its consolidated subsidiaries. We recently changed our fiscal year-end, which historically ended on January 31. We now operate on a 52/53 week fiscal year ending on the Saturday closest to January 31. In this prospectus, references to fiscal years prior to fiscal 1999 refer to the fiscal year beginning on February 1 of that calendar year; for example, "fiscal 1997" began on February 1, 1997 and ended on January 31, 1998; fiscal 1998 began on February 1, 1998 and ended on January 30, 1999. Fiscal 1999 began on January 31, 1999 and will end on January 29, 2000. The information contained on our website does not form a part of this prospectus.

                                    The Company

     We are the leading operator of large format "category killer" superstores specializing in brand-name athletic and outdoor footwear and apparel. Our company was founded in 1977 and we opened our first superstore in 1988. As a result of the success and high sales volume generated by the larger store format, we have focused primarily on expanding our superstore concept. Our superstores offer a dominant selection of brand-name athletic and outdoor footwear, superior customer service and technical sales assistance in an entertaining shopping environment. In July 1998, we expanded our superstore operations in the Northeast and Mid-Atlantic states with the acquisition of Sneaker Stadium, Inc., an operator of athletic footwear and apparel superstores. As of June 1, 1999, we had completed the conversion of 34 of the acquired superstores to the Just For Feet superstore format and permanently closed four former Sneaker Stadium superstores. As of June 1, 1999, there were 152 Just For Feet superstores operating in 28 states and Puerto Rico including 12 superstores operated by our only superstore franchisee.

     In 1997, we entered the smaller format specialty store market of the athletic and outdoor footwear and apparel industry with the acquisitions of Athletic Attic and Imperial Sports. The specialty stores complement our superstore format by allowing us to further penetrate existing superstore markets and enter smaller markets where customer demographics may not support the superstore format. The specialty store division represented less than 16% of our consolidated net sales and EBITDA, respectively, in fiscal 1998. As of June 1, 1999, there were 173 Company-owned and 41 franchised specialty stores in 24 states and Puerto Rico.

     Historically, we have grown primarily through the opening of new superstores and, more recently, through selective acquisitions. We have increased our net sales and EBITDA (see footnote 4 on page 9 for an explanation of EBITDA) from $23.7 million and $775,000, respectively, in fiscal 1993 to $774.9 million and $68.1 million, respectively, in fiscal 1998. These increases represent compound annual growth rates of 100.9% and 144.8%, respectively. Total Company-owned superstores increased to 120 from five over the same period. In addition, we have achieved 21 consecutive quarters of positive comparable store sales growth since our initial public offering in March 1994. No assurance can be given that increases in comparable store sales will continue.

     We have recently experienced some operational and market difficulties in our speciality store division which had an adverse impact on our profitability in the first quarter of fiscal 1999 and are likely to continue to impact our profitability for the remainder of fiscal 1999. At May 1, 1999, the specialty store division had excess inventory of over $50 million. The buildup in inventory is attributable mainly to footwear orders placed at the division level which are in excess of the division's current needs, as well as lower than expected sales volumes in the specialty stores. We have announced our intention to significantly reduce inventory levels. Primarily as a result of these lower than planned sales volumes and abnormally high inventory levels, we are experiencing, on a Company-wide basis, lower gross margins, higher store operating expenses and higher net interest expense than planned. As a result, we expect to report a net loss in the second quarter of fiscal 1999 and that net earnings in fiscal 1999 will be lower than in fiscal 1998. If we are unable to achieve significant inventory reductions in the second quarter as planned, and higher than planned inventory levels continue, we will experience significantly lower gross margins, significantly higher store operating expenses and net interest expense, decreased liquidity and significantly lower net earnings in fiscal 1999 than in fiscal 1998. As a result of these difficulties, we have reduced the number of specialty stores we expect to open in fiscal 1999 from 60 to 45 (of which 37 already have been opened to date). We currently do not intend to open any new specialty stores in fiscal 2000 unless the current conditions in the athletic footwear industry and the results of our specialty store division improve. See "Risk Factors -- Recent Difficulties at our Specialty Stores," "Risk Factors -- Capital Needs and Substantial Leverage" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."

     Our principal executive offices are located at 7400 Cahaba Valley Road, Birmingham, Alabama 35242 and our telephone number is (205) 408-3000.

                               The Exchange Offer

     In this prospectus, the terms (1) "old notes" refer to the 11% Senior Subordinated Notes due 2009 that we issued on April 15, 1999, (2)"exchange notes" refer to the 11% Series B Senior Subordinated Notes due 2009 that have been registered under the Securities Act and that we are offering in exchange for the old notes and (3) "notes" collectively refer to the old notes and the exchange notes.


The Exchange Offer.................. We are offering to exchange $1,000 principal amount of our exchange notes for each $1,000 principal amount of old notes. As of the date of this prospectus, $200,000,000 in aggregate principal amount of old notes are outstanding.

                                      We have registered the exchange notes
                                      under the Securities Act and they are
                                      substantially identical to the old notes, except for transfer restrictions, registration rights and liquidated damages provisions relating to the old notes.

Resale of the
     Exchange Notes................. Under existing SEC interpretations set forth in no-action letters, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that:

                                     .  you are acquiring the exchange notes in
                                        the ordinary course of business;

                                     . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                                     .  you are not an affiliate of ours.

                                     If our belief is inaccurate and you
                                     transfer any exchange note without
                                     delivering a prospectus meeting the
                                     requirements of the Securities Act or
                                     without an exemption from registration of your exchange notes, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

                                     Each participating broker-dealer that is issued exchange notes for its own account in exchange for old notes which were acquired as a result of market-making or other trading activities (a oparticipating broker-dealero), must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an ounderwritero within the meaning of the Securities Act. A participating broker-dealer may use this prospectus for an offer, to resell, resale or other retransfer of the exchange notes. We will make this prospectus and any amendment or supplement to this prospectus, available for a period of 180 days after the oconsummation dateo of this exchange offer which date is 30 days after the date of this prospectus to any participating broker-dealer for use in connection with any such resales. We believe that no registered holder of the old notes is an affiliate of ours as defined in Rule 405 of the Securities Act.

                                     Any broker-dealer that is not a
                                     participating broker-dealer may not rely on existing SEC interpretations set forth in no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in order to resell the old notes or the exchange notes. Such requirements include being named as a selling security holder in a registration statement relating to any such resales.

                                     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or our acceptance would not be in compliance with the securities or blue sky laws of such jurisdiction.

Accrued Interest on the
   Exchange Notes and the
   Old Notes........................ Interest on the exchange notes will accrue from the last interest payment date on
                                     which interest was paid on the old notes, or, if no interest was paid on the old notes, from April 15, 1999, the date of issuance of the old notes. Holders whose old notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the old notes.

No Minimum Condition................ We are not conditioning the exchange offer on the tender of any minimum aggregate
                                     principal amount of old notes.

Expiration Date..................... The exchange offer will expire at 5:00
                                     p.m., New York City time, on _____________,
                                     1999, unless we decide to extend the
                                     exchange offer.

Withdrawal Rights................... You may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the
   Exchange Offer................... We are not required to accept for exchange any old notes, and we may terminate or
                                     amend the exchange offer, if:

                                     .  we are faced with any legal action or
                                        proceeding that might materially impair
                                        our ability to proceed with the exchange offer or if any material adverse development occurs in an existing action or proceeding with respect to us;

                                     .  the exchange offer violates applicable
                                        law or any applicable SEC
                                        interpretations; or

                                     .  we do not obtain any governmental or
                                        quasi-governmental approvals that we
                                        deem necessary to consummate the
                                        exchange offer.

                                      We may waive these conditions, but we
                                      currently anticipate that each of the
                                      conditions will be satisfied. We reserve the right to terminate or amend the exchange offer at any time before the expiration date if any of these conditions occur.

Procedures for                       If you are a holder of old notes who wishes
   Tendering Old Notes.............  to accept the exchange offer, you must:

                                     . complete, sign and date the accompanying letter of transmittal, or a facsimile thereof, and mail or otherwise deliver such documentation, together with your old notes to the exchange agent at the address set forth under "The Exchange Offer--Exchange Agent;" or

                                     . arrange for The Depository Trust Company to transmit all required information, including an agent's message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, to the exchange agent in connection with a book-entry transfer.

                                     By tendering your old notes in either
                                     manner, you will be representing, among
                                     other things, that:

                                     .  you are acquiring the exchange notes in
                                        the ordinary course of business;

                                     . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                                     .  you are not an affiliate of ours.

Special Procedures for
  Beneficial Owners................  If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either arrange to have your old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
   Procedures....................... If you wish to tender your old notes and time will not permit your required
                                     documents to reach the exchange agent by the expiration date, or the procedures for book-entry transfer cannot be completed on time, you may tender your old notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Use of Proceeds..................... We will not receive any proceeds from the exchange of notes in the exchange offer. We will pay all our expenses incurred in connection with the exchange offer.

U.S. Federal Income Tax
   Consequences..................... The exchange of notes in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes. See "United States Federal Income Tax Considerations."

Effect on Holders
   of Old Notes....................  As a result of this exchange offer, we will have fulfilled an obligation under the
                                     registration rights agreement with the
                                     initial purchasers of the old notes and, accordingly, there will be no increase in the interest rate on the old notes. If you do not tender your old notes in the exchange offer:

                                     .  you will continue to hold the old notes
                                        and will be entitled to all the rights
                                        and subject to all the limitations
                                        applicable to the old notes under the
                                        indenture governing the notes, except
                                        for any rights under the registration
                                        rights agreement that terminate as a
                                        result of the completion of the exchange offer; and

                                     .  you will not have any further
                                        registration or exchange rights and your old notes will be subject to restrictions on transfer. Accordingly, the trading market for untendered old notes could be adversely affected.

Shelf Registration
   Statement........................ In some situations, holders of old notes may require us to file, and cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of old notes by such holders.

Exchange Agent...................... The Bank of New York is serving as exchange agent in connection with the exchange
                                     offer.


                              The Exchange Notes

     The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The oDescription of Exchange Noteso section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.


Issuer............................... Just For Feet, Inc., a Delaware
                                      corporation.

Securities........................... $200.0 million in principal amount of 11%
                                      Senior Subordinated Notes due 2009.

Maturity............................. May 1, 2009.

Interest............................. Semi-annually in cash in arrears on May 1 and November 1 of each year, starting
                                      November 1, 1999.

Guarantees........................... All of our U.S. subsidiaries other than those treated as "Unrestricted
                                      Subsidiaries" (as defined in the indenture governing the exchange notes) will guarantee the exchange notes on a senior subordinated basis. Future U.S. subsidiaries which are deemed Restricted Subsidiaries will also be required to guarantee the exchange notes. As of the date of issuance of the exchange notes, all of our U.S. subsidiaries will guarantee the exchange notes. See "Description of Exchange Notes-- Guarantees."

Ranking.............................. The exchange notes will be general unsecured senior subordinated obligations and will be subordinated to all of our existing and future senior debt. The exchange notes will rank equally with any of our future unsecured senior subordinated debt, and will rank senior to any of our future subordinated debt.

                                      The subsidiary guarantees will be general unsecured senior subordinated obligations of the subsidiary guarantors and will be subordinated to all existing and future senior debt of the subsidiary guarantors. The subsidiary guarantees will rank equally with any future unsecured senior subordinated debt of the subsidiary guarantors, and will rank senior to any future subordinated debt of the subsidiary guarantors.

                                      Because the exchange notes are
                                      subordinated, in the event of bankruptcy, liquidation or dissolution, holders of the exchange notes will not receive any payment until holders of senior debt have been paid in full. The term "senior debt" is defined in the "Description of Exchange Notes--Subordination" section of this prospectus.

Optional Redemption.................. On or after May 1, 2004, we may redeem some or all of the exchange notes at any time at the redemption prices described in the section "Description of Exchange Notes" under the heading "Optional Redemption." At any time before May 1, 2004, we may redeem all of the exchange notes at a redemption price equal to 100% of their principal amount plus a premium as described under the heading "Optional Redemption," together with accrued and unpaid interest to the date of redemption.

                                      Prior to May 1, 2002, we may redeem up to 35% of the exchange notes with the proceeds of certain sales of equity in the Company at the price listed in the section "Description of Exchange Notes" under the heading "Optional Redemption."

Mandatory Offer to Repurchase........ If we experience a Change of Control, we must offer to repurchase the exchange
                                      notes at a price equal to 101% of the
                                      principal amount of the exchange notes
                                      plus accrued and unpaid interest to the
                                      date of repurchase as further described in the section "Description of Exchange Notes" under the heading "Repurchase of Notes--Change of Control."

Basic Covenants of the Indenture..... We will issue the exchange notes under an indenture with The Bank of New York as
                                      trustee. The indenture will, among other things, restrict our ability and the ability of our restricted subsidiaries to:

                                      .  borrow money;

                                      .  pay dividends on stock or purchase
                                         stock;

                                       . make investments and other restricted
                                         payments;

                                       . use assets as security in other
                                         transactions;

                                       . sell certain assets or merge with
                                         or into other companies;

                                        . enter into certain transactions with
                                          affiliates;

                                        . sell stock in our restricted
                                          subsidiaries; and

                                        . restrict dividends or other payments
                                          to us.

                                        These covenants are subject to important exceptions and qualifications, which are described in the section "Description of Exchange Notes," among other places under the heading "Certain Covenants," in this prospectus.



                                 Risk Factors

    You should refer to the section entitled "Risk Factors" following this summary beginning on page 10 for an explanation of certain risks relating to the exchange notes, all of which apply to the old notes as well.

                 Summary Consolidated Financial and Other Data

     The following income statement data for fiscal 1998, 1997, 1996, 1995 and 1994 have been derived from our audited consolidated financial statements. The selected consolidated income statement data for the three months ended May 1, 1999 and April 30, 1998 and consolidated balance sheet data as of May 1, 1999 have been derived from our unaudited consolidated financial statements. In our opinion, the unaudited financial information contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. The results for the three months ended May 1, 1999 may not be indicative of the results to be achieved for the entire fiscal year. You should read the information set forth below in conjunction with oManagementAEs Discussion and Analysis of Financial Condition and Results of Operations,o our Consolidated Financial Statements and related notes and other financial information included elsewhere or incorporated by reference herein.

     On July 2, 1998, we acquired Sneaker Stadium. The acquisition was accounted for as a purchase and, accordingly, the results of operations of Sneaker Stadium have been included in our consolidated statement of earnings from the date of acquisition. Sneaker Stadium incurred significant net losses in each of its last three fiscal years and the first quarter of fiscal 1998 prior to our acquiring it in the second quarter of fiscal 1998. As of May 1, 1999, we had completed the conversion of 33 of the acquired Sneaker Stadium superstores to the Just For Feet format, closed or announced the permanent closure of four of the acquired stores and expect to complete the conversion of two remaining acquired superstores by the end of the second quarter of this fiscal year. The following financial information does not include historical financial information for Sneaker Stadium prior to the date of its acquisition or pro forma financial information for such acquisition, all of which is contained in the CompanyAEs Current Report on Form 8-K/A included as Appendix A hereto and incorporated herein by reference.



                                                               Fiscal Year                         Three Months Ended
                                          ----------------------------------------------------    --------------------
                                                                                                   May 1,    April 30,
                                             1998       1997       1996       1995       1994       1999       1998
                                          ---------  ---------  ---------  ---------  ---------   --------  ----------
                                                                    (Dollars in thousands)
Income Statement Data(1):
Net sales...............................  $774,863   $478,638   $256,397    $119,819   $56,364    $220,985   $151,921
Gross profit............................   322,533    198,822    108,871      50,850    23,872      92,452     63,618
Operating income........................    51,245     34,296     20,825      11,627     4,771      12,698     10,059
Net earnings............................    26,648     21,403     15,960(2)    9,722     3,219       4,646(2)   5,816

Other Financial Data:
EBITDAR(3)..............................  $117,450   $ 67,242   $ 35,696    $ 19,683   $ 8,767    $ 35,352   $ 20,176
Rental expense..........................    49,323     24,163     10,900       5,847     3,128      16,315      7,152
EBITDA(4)...............................    68,127     43,079     24,796      13,836     5,639      19,037     13,024
Depreciation and amortization...........    16,129      8,783      3,971       2,209       868       6,339      2,965
Interest expense........................     8,059      1,446        832         703       293       5,160        727
Capital expenditures....................    73,325     43,446     33,206      14,380     5,952      21,642     12,277
Ratio of EBITDA to interest expense.....       2.7x      29.8x      29.8x       19.7x     19.3xa       3.7x      17.9x
Ratio of total debt to EBITDA...........       3.4x        .5x        .4x         .6x       .7xa      15.4x       1.6x

Other Operating Data(1):
Increase in comparable store sales(5).         3.2%       4.5%      24.7%       18.0%     10.2%        2.4%       3.5%
Number of Company superstores
 (at end of period).....................       120(6)      73         50          27        15         137(7)      84
Number of Company specialty stores
   (at end of period)................          141         92        --          --        --          167        101

---------------------------
See footnotes on next page.

                                                           May 1, 1999
                                                     ----------------------
                                                     (Dollars in thousands)

Balance Sheet Data:
Working capital.....................................        $369,379
Total assets........................................         771,183
Long-term debt and capital lease obligations........         286,414
Total debt..........................................         293,085
Stockholders' equity................................         328,588

--------------------

   (1) Effective February 1, 1996, the Company changed its method of accounting for store opening costs, which are costs principally for pre-opening salaries, travel and rent that are incremental and directly attributable to the opening of a new store. Under the newer method, the Company charged these costs to operations in the month that the store opened. Previously, store opening costs were capitalized and amortized over the 12 months following the store opening. The cumulative effect of this change in accounting principle for store pre-opening costs in fiscal 1996 was $2.0 million or $0.07 per diluted share.

       Effective with the beginning of the current fiscal year (January 31, 1999), the Company changed this method of accounting as required by Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities." The new rule requires the Company to expense pre-opening costs as incurred. The cumulative effect of adopting the new rule was a charge to earnings in the first quarter of fiscal 1999 of approximately $1,847,000 ($0.06 per basic and diluted share), net of applicable taxes of $1,156,000. The effect on the three-month period ended May 1, 1999 was an increase in store opening costs of approximately $1.3 million and a decrease in net income of approximately $774,000 ($0.02 per basic and diluted share), net of applicable income taxes of approximately $484,000.

   (2) Before cumulative effect of change in accounting principle for pre-opening costs. See note 1.

   (3) EBITDAR represents net income before interest, income taxes, depreciation, amortization and rental expense. EBITDAR is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. EBITDAR, however, should not be construed as an alternative to net income as a measure of a company's operating results or to operating cash flow as a measure of liquidity. This methodology may not be consistent with a similarly captioned item presented by other companies.

   (4) EBITDA represents net income before interest, income taxes, depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a retail companyAEs ability to service and/or incur indebtedness. EBITDA, however, should not be construed as an alternative to net income as a measure of a company's operating results or to operating cash flow as a measure of liquidity. This methodology may not be consistent with a similarly captioned item presented by other companies.

   (5) Company operated superstores are included in the comparable store sales calculation beginning generally in the thirteenth month of operation or upon their acquisition, assuming at least twelve months of prior operations. The acquired Sneaker Stadium superstores will be included in the comparable store sales base beginning in the fourteenth month after reopening as a Just For Feet superstore. The Company included the specialty stores which were first acquired in fiscal 1997 in the comparable store sales base for the first time in the quarter ended April 30, 1998. Specialty stores, other than those acquired in fiscal 1997, will be included in the comparable store sales calculation beginning generally in the thirteenth month of operation.

   (6) In addition, we were in the process of converting 14 Sneaker Stadium superstores into Just For Feet superstores, and three Sneaker Stadium superstores were undergoing going-out-of-business sales prior to closing permanently.

   (7) In addition, two of the acquired Sneaker Stadium superstores were undergoing going-out-of-business sales prior to closing permanently.

                                 RISK FACTORS


     Before you tender your old notes, you should be aware that there are various risks involved in such an investment, including those we describe below, virtually all of which are applicable to both the old notes and the exchange notes. There are additional risks in not tendering your old notes in this exchange offer. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to tender your old notes in the exchange offer.

Risk Factors Relating to the Notes

Transfer Restrictions on Old Notes-Old notes outstanding after the exchange offer will not have registration rights and we expect the market for the old notes to be illiquid.

     If you do not exchange your old notes for exchange notes pursuant to the exchange offer, your old notes will continue to be subject to the restrictions on transfer of the old notes. In general, you may not offer or sell old notes unless they are registered under the Securities Act, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act and have no obligation to do so, except as may otherwise be required under limited circumstances enumerated in the registration rights agreement with respect to the old notes. Under existing SEC interpretations, we believe that you may offer for resale, resell or otherwise transfer the exchange notes, unless you are an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery requirements of the Securities Act, so long as you acquired the exchange notes in the ordinary course of your business and you will not, and have no arrangement with any person to, participate in the distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution." To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes will be adversely affected.

Capital Needs and Substantial Leverage-Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the exchange notes.

     We have substantially increased our borrowings in the last twelve months and we will at times be more leveraged after this offering. The following chart shows our total debt and stockholders' equity at May 1, 1999:

                                                            At May 1, 1999
                                                          ------------------
                                                       (Unaudited, in thousands)

Total debt.......................................               $293,085
Stockholders' equity.............................               $328,588

At June 1, 1999, our total debt was $385.6 million. The increase in our total debt between May 1, 1999 and June 1, 1999 consisted primarily of a $93.0 million increase in borrowings under our revolving credit facility. Such additional borrowings were used principally to fund the opening of new superstores, new specialty stores and the remodeling and reopening of Sneaker Stadium superstores, as well as to fund higher than planned inventory levels, during the period. We will require substantial capital to fund our operations and finance our anticipated growth, so we likely will incur additional debt in the future. In addition, our revolving credit facility permits borrowings of up to $200.0 million. We had $46.3 million available for additional borrowings under the facility at June 1, 1999. Future borrowings under this facility are subject to the satisfaction of certain conditions at the time of borrowing. We anticipate that at the end of the second quarter of fiscal 1999, we will not be in compliance with certain covenants under our revolving credit facility. We are seeking an amendment to the facility to revise such covenants so that we will remain in compliance. We are also seeking additional support from our major vendors. Although management is confident that we will obtain this vendor support and the amendment to our credit facility, there can be no assurance that we will. If we are unable to obtain an amendment to the facility, we would be in default, which would permit our lenders under that facility to accelerate the maturity of our debt under that facility and would cause defaults under our other indebtedness, including the notes. In addition, if we are unable to obtain an amendment or vendor support, we will require additional funds from other financing sources to fund our operations. In such event, there can be no assurance that we will be able to obtain such financing as and when required or on acceptable terms. We are also limited in the amount of additional debt we can incur by certain agreements including the indenture governing the notes and the credit facility.

Our substantial indebtedness could have important consequences to you. For example, it could:

     . make it more difficult for us to satisfy our obligations with respect to the exchange notes;

     . increase our vulnerability to general adverse economic and industry conditions;

     . require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of cash flow to fund our growth strategy, working capital, capital expenditures and other general corporate purposes;

     . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     . place us at a competitive disadvantage compared to our competitors that have less debt;

     . limit, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow additional funds; and

     . make us more vulnerable to a downturn in our business or the economy.

     The addition of new debt to our current debt levels could intensify the leverage-related risks that we now face. See "Risk Factors - Recent Difficulties at our Specialty Stores," "Capitalization," "Selected Financial Data," "Description of Exchange Notes--Repurchase at the Option of Holder--Change of Control" and "Description of Senior Debt."

Subordination--The exchange notes and Guarantees are subordinated to Senior Debt; thus your right to receive payment on the exchange notes is junior to most of our existing debt and possibly all of our future borrowings. Further, the guarantees of the exchange notes are junior to all of our guarantors' existing indebtedness and possibly all of their future borrowings.

     The exchange notes will be subordinate to all our senior debt. The guarantees will be subordinated to all guarantor senior debt. As of June 1, 1999, we had outstanding $185.6 million of senior debt, with $153.7 million of borrowings under our revolving credit facility, and our subsidiaries had outstanding $0.9 million of senior debt. We also may incur additional senior debt under the terms of the revolving credit facility. For example, we have, subject to the terms and conditions thereof, $46.3 million available under our revolving credit facility which, if borrowed, would be senior debt.

     In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations on the exchange notes only after all payments have been made on our senior debt. Similarly, in the event of a bankruptcy, liquidation or dissolution of any guarantor, its assets would be available to pay obligations on the guarantee only after all payments had been made on its guarantor senior debt. In addition, no cash payments may be made with respect to the exchange notes during the continuance of a payment default with respect to senior debt. Furthermore, under certain circumstances, no cash payments with respect to the exchange notes may be made for a period of up to 179 days (during each period of 360 days) if a nonpayment default exists with respect to designated senior debt. We cannot assure you that sufficient assets in the future would be available to make any payments to you or other holders of the exchange notes. The terms "senior debt" and "designated senior debt" are defined in the "Description of the Exchange Notes--Subordination" section of this prospectus.

Ability to Service Debt--We require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

     Our ability to make payments on and to refinance our indebtedness, including the exchange notes, and to fund our operations, planned capital expenditures and expansion efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

     We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us, including under our revolving credit facility, in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the exchange notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our revolving credit facility and the exchange notes, on commercially reasonable terms or at all. See "Risk Factors - Recent Difficulties at our Specialty Stores.

Restrictive Covenants - The Indenture and our revolving credit facility contain various covenants which limit management's discretion in the operations of our business.

     The revolving credit facility and the indenture governing the old notes and the exchange notes each contain various provisions which limit management's discretion by restricting our and our subsidiaries' ability to:

     . borrow money;

     . pay dividends on stock or purchase stock;

     . make investments and other restricted payments;

     . use assets as security in other transactions;

     . sell certain assets or merge with or into other companies;

     . enter into certain transactions with affiliates;

     . sell stock in the restricted subsidiaries; and

     . restrict dividends or other payments to the Company.

In addition, the revolving credit facility requires us to meet certain financial ratios.

Further indebtedness may contain similar, or even more restrictive, provisions and covenants.

     If we fail to comply with the restrictions of the revolving credit facility, the indenture or any further financing agreements, a default may occur. This default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provisions applies. In addition, the lenders may be able to terminate any commitments they had made to supply us with further funds. See "Description of Senior Debt--Revolving Credit Facility."

Change of Control--We may not have the ability to raise the funds necessary to finance the Change of Control offer required by the indenture.

     If we undergo a Change of Control (as defined in "Description of Exchange Notes--Certain Definitions"), we must offer to buy back the exchange notes for a price equal to 101% of the exchange notes' principal amount, plus any interest which has accrued and remains unpaid as of the repurchase date. We would fund any repurchase obligation with our available cash, cash generated from other sources such as borrowings, sales of equity, or funds provided by a new controlling person. However, we cannot assure you that there will be sufficient funds available for any required repurchases of the exchange notes when a Change of Control occurs. Our ability to repurchase the exchange notes upon a Change of Control may be limited by the terms of the senior debt and the subordination provisions of the indenture. For example, the revolving credit facility will prohibit us from repurchasing the exchange notes after a Change of Control until we first repay our debt under the revolving credit facility in full or obtain a waiver from our lenders. If we fail to repurchase the exchange notes in that circumstance, we will go into default under both the exchange notes and the revolving credit facility. Any future debt which we incur may also contain restrictions on repayment which come into effect upon a Change of Control. If a Change of Control occurs, we cannot assure you that we will have sufficient funds to repay all of our other debt obligations which we may be required to repay, in addition to the exchange notes. See "Description of Exchange Notes-- Repurchase of the Option of Holders--Change of Control" and "Description of Senior Debt."

Fraudulent Conveyance Matters-Federal and state statutes allow courts, under specific circumstances, to void guarantees and require Noteholders to return payments received from guarantors.

     If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantee of the exchange notes entered into by such guarantor may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, the guarantee could be voided, or claims in respect of the guarantee could be subordinated to other obligations of the guarantor if, among other things, such guarantor, at the time it entered into the guarantee:

     . received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

     . was insolvent or rendered insolvent by reason of entering into a guarantee; or

     . was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     . intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay such debts or contingent liabilities as they became due.

In addition, any payment by a guarantor could be voided and required to be returned to such guarantor, or to a fund for the benefit of the creditors of such guarantor.

     If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the exchange notes would be solely creditors of the Company and creditors of our other subsidiaries that have validly guaranteed the exchange notes. The exchange notes then would be effectively subordinated to all obligations of the subsidiary whose guarantee was voided and not just such guarantor's senior indebtedness.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

    . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

    . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    . it could not pay its debts or contingent liabilities as they became due.

    To the extent that the claims of the holders of the exchange notes against any subsidiary were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on the exchange notes. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of the holders of the exchange notes.

    Based upon financial and other information, we believe that the guarantees are being incurred for proper purposes and in good faith and that each subsidiary that is a guarantor is solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

No Prior Market for Exchange Notes - You cannot be sure that an active trading market will develop for these notes.

   There is no public market for the exchange notes. The initial purchasers of the old notes make a market in the old notes and intend to make a market in the exchange notes. The initial purchasers, however, may stop their market-making at any time. In addition, the liquidity of the trading market in the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the exchange notes.

Risk Factors Relating to Just For Feet

Recent difficulties at our specialty stores - These difficulties have negatively impacted our operating results. As a result, we presently intend to slow the expansion of our specialty store concept.

As part of our long-term growth strategy, we entered the smaller specialty store market of the athletic and outdoor footwear and apparel industry with the acquisitions of Athletic Attic in March 1997 and Imperial Sports in May 1997. See "Business - Athletic Attic and Imperial Sports Specialty Stores." We acquired a total of 87 specialty stores in those acquisitions and operated a total of 173 specialty stores at June 1, 1999.

     In the fourth quarter of fiscal 1998, sales at our specialty stores suffered along with other smaller format athletic footwear retailers. In the first quarter of fiscal 1999, specialty store operations were adversely impacted by lower gross margins and higher than anticipated store operating expenses as a percentage of net sales, primarily as a result of lower than expected sales volumes in recently opened specialty stores and higher than expected interest expense associated with funding higher than planned inventory levels during the period. At May 1, 1999, the specialty store division had excess inventory of over $50 million. The buildup in inventory is attributable mainly to footwear orders placed at the division level in excess of the division's current needs, as well as to the lower than expected sales volumes in the specialty stores. We have announced our intention to significantly reduce our inventory levels. As we attempt to lower our inventory levels, Company-wide gross margins will continue to decrease significantly, particularly in the second quarter of fiscal 1999. As a result of our implementation of this plan to reduce inventory levels and higher than planned interest costs, we anticipate reporting a net loss in the second quarter of fiscal 1999 and that net earnings in fiscal 1999 will be lower than in fiscal 1998. If we are unable to achieve significant inventory reductions in the second quarter as planned, and higher than planned inventory levels continue, we will experience significantly lower gross margins, significantly higher store operating expenses and net interest expense, decreased liquidity and significantly lower net earnings in fiscal 1999 than in fiscal 1998.

     We opened 51 specialty stores in fiscal 1998 and have opened 37 such stores to date this fiscal year. We expect to open approximately 12 additional specialty stores during the remainder of fiscal 1999. We presently do not intend to open any new specialty stores in fiscal 2000 unless the current conditions in the athletic footwear industry and the results of our specialty store division improve. No assurance can be given that the specialty stores can be operated successfully, that we will successfully reduce our abnormally high inventory levels, or that the specialty store expansion will resume or, if resumed, that it will not have a material adverse effect on our operating results due to development and pre-opening costs, potential diversion of management's attention or cannibalization of sales from existing stores.

We may not be able to accomplish some or all of our superstore expansion plans.

     Our growth is dependent, in large part, on our ability to open new superstores and to operate such stores profitably. We opened 23 superstores in fiscal 1997. We opened an additional 26 superstores in fiscal 1998 (excluding 21 remodeled former Sneaker Stadium superstores) and have opened eight superstores (excluding 13 remodeled former Sneaker Stadium superstores) this fiscal year through June 1, 1999. We expect to open approximately 25 superstores during each of fiscal 1999 and fiscal 2000 (excluding those we acquired from Sneaker Stadium). From time to time, we also intend to open additional high visibility, high profile "flagship" stores, modeled on our existing flagship stores, in key locations. Initial capital expenditures associated with opening such flagship stores are higher than for prototype superstores. The opening of new superstores may be clustered in one or more time periods, rather than spread evenly through the year.

     Our ability to open the projected number of superstores on a timely basis will depend upon a number of factors, some of which are beyond our control. Such risk factors include: identifying suitable sites, our ability to lease (or purchase) suitable sites on acceptable terms, the time and cost required to construct or refurbish sites, the hiring, training, and retention of skilled managers and personnel, availability of sufficient working capital or financing and other factors. In addition, adverse weather conditions may cause construction delays which, in turn, may affect our ability to open new superstores on schedule. As a result, there can be no assurance that we will be able to achieve our targets for opening new superstores. In addition, there can be no assurance that new superstores will be profitable or achieve sales and profitability comparable to our existing superstores. Our expansion plans include the opening of additional superstores in market areas where we have already opened stores. There can be no assurance, however, that opening such additional superstores in the same market area will not reduce sales at our existing stores located in that area. While we continue to evaluate select opportunities to expand internationally, we have no current plans to do so. Any expansion of our superstores to international locations would expose us to the risks of doing business in foreign jurisdictions, including political, economic and foreign currency risks. We also may continue to expand by making acquisitions, but we have no current agreements or understandings with respect to any future acquisitions.

Our growth and profitability could be adversely affected by any continued difficulties in converting Sneaker Stadium superstores into Just For Feet superstores and our future success will be dependent, in part, on our ability to successfully integrate Sneaker Stadium.

     Our future success will depend, in part, upon our ability to efficiently and successfully convert Sneaker Stadium superstores to Just For Feet superstores and integrate the converted stores into our operations.

     Sneaker Stadium incurred significant losses in each of its last three fiscal years and the first quarter of fiscal 1998, prior to our acquiring it and there can be no assurance that the conversion of such stores to Just For Feet stores will reduce or eliminate similar losses in the future. In addition, Sneaker Stadium historically generated lower average sales per store and lower gross margins than those typically experienced by our superstores. To the extent such conditions continue before or after conversion, such conditions may affect not only the operations of the converted stores but also our consolidated results of operations until (or even after) the acquired stores are fully converted. The acquisition of Sneaker Stadium increased the number of superstores we operated by approximately 44%. The acquired superstores are located in geographic areas in which we had not previously operated a significant number of superstores. We expect the aggregate cost of remodeling such stores to be approximately $27.0 million, approximately $7.0 million more than our initial cost estimates. Through June 1, 1999, we had remodeled and reopened 34 former Sneaker Stadium superstores and permanently closed four former Sneaker Stadium superstores.

     The initial process of liquidating old inventory, remodeling the acquired stores, restocking inventory, retraining store personnel and reopening the first group of former Sneaker Stadium stores as Just For Feet superstores encountered unforeseen difficulties, resulting primarily from our attempt to reopen the stores prior to Thanksgiving in order to take advantage of the Christmas shopping season. The aggressive construction schedule did not permit sufficient time to complete and adequately stock the in-store warehouse in many of the stores, resulting in those stores opening with only approximately one-half of the planned inventory. This factor, combined with unusually warm weather in the Northeast, resulted in lower sales than anticipated and increased expense, primarily due to ongoing construction and fixturing in the stores and the staffing of such reopened stores at full operational levels. On average, converted stores did not achieve the operating results we expected for the first several months of post-reopening activity. Even though we believe we have now made substantial progress in integrating Sneaker Stadium, the failure to do so could have a material adverse effect not only on such operations but also on our consolidated results of operations and financial condition. Even though we expect all construction and fixturing to be completed on the second group of converted stores before they reopen, we currently believe that the converted stores will not, at least in the near term, achieve average sales or average operating results comparable to average results achieved at our existing mature superstores. Furthermore, there cannot be any assurance that these converted stores will ever achieve average sales or average operating results comparable to the average sales and operating results we have achieved at our existing mature superstores.

     The remaining acquired stores that are to be remodeled and reopened as Just For Feet superstores must be closed during the remodeling period. During such remodeling period, we incur rent and other store expenses, including salaries and wages, without generating any sales at such sites. These expenses, which would otherwise be recognized as store operating costs, are recognized as store pre-opening expenses.

     The integration of Sneaker Stadium as described above has adversely affected our results of operations for the fourth quarter of fiscal 1998 and the first quarter of fiscal 1999 and may do so in the future.

     Our specialty store concept is subject to unique risks in addition to those faced by our superstore concept.

     While operating in the same industry as Just For Feet's superstores, these specialty stores are subject to different competitive and operating factors not present in our superstore operations. Some of our specialty stores are mall-based and may be subject to risks associated with the closer physical proximity of competition because leasing arrangements for mall space typically do not prohibit the lessor from also leasing space in the mall to competitors. It may also be more difficult to market our mall-based specialty stores as "destination" stores due to their location. Finally, like other athletic and outdoor footwear specialty stores, our specialty stores stock a higher percentage of apparel than our superstores. Accordingly, such stores may be more vulnerable to changes in merchandise trends and consumer demand than our superstores. See "Risk Factors--Our continued success will be dependent on our ability to anticipate and respond to merchandise trends."

Significant Capital Requirements and Need for Additional Financing--We will need to make significant capital expenditures in order to expand.

     In order to expand and develop our current business and enter new markets, we will make significant capital expenditures. We expect to fund these expenditures through internally generated funds, borrowings under our revolving credit facility and further debt or equity financing. We cannot assure you, however, that we will succeed in generating sufficient funds or in raising sufficient future debt or equity financing on acceptable terms. In particular, we anticipate that at the end of the second quarter of fiscal 1999, we will not be in compliance with certain covenants under our revolving credit facility. We are seeking an amendment to the facility to revise such covenants so that we will remain in compliance. We are also seeking additional support from our major vendors. Although management is confident that we will obtain this vendor support and this amendment, there can be no assurance that we will. If we are unable to obtain an amendment to the facility, we would be in default, which would permit our lenders under that facility to accelerate the maturity of our debt under that facility and could cause defaults under our other indebtedness, including the notes. In addition, if we are unable to obtain an amendment or vendor support, we will require additional funds from other financing sources to fund our operations. In such event, there can be no assurance that we will be able to obtain such financing as and when required or on acceptable terms.

     Our future capital requirements depend on a number of factors, some of which we can control and others of which are beyond our control. The factors which we can control include marketing expenses and staffing levels. Those factors which are beyond our control include competitive conditions and capital costs. If, due to these and other factors, we are unable to raise sufficient funds, we may have to delay or abandon some of our expenditures or plans for future expansion. This would negatively affect our growth and our ability to compete in the athletic and outdoor footwear industry.

Historically there have been significant fluctuations in comparable store sales and such fluctuations may continue in the future.

     A variety of factors, some of which are beyond our control, affect our comparable store sales results including, among others, economic conditions, fashion trends, the retail sales environment, sourcing and distribution of products and our ability to execute our business strategy efficiently. Our quarterly comparable store sales results have fluctuated significantly in the past. Our comparable store sales results increased 3.2% in fiscal 1998, 4.5% in fiscal 1997, 24.7% in fiscal 1996, 18.0% in fiscal 1995, 10.2% in fiscal 1994, and 6.2% in fiscal 1993. There can be no assurance that we will continue to generate increases in comparable store sales. The market's reaction to our comparable store sales results could cause the prices of the exchange notes to fluctuate substantially.

We may not be able to successfully manage our growth.

     We have grown significantly in the past five years and will to continue to pursue our growth strategy. While we continually evaluate the adequacy of our systems and controls, there can be no assurance that our accounting systems, purchasing systems, internal controls and management information systems will continue to be adequate or that we will be able to upgrade or reconfigure our systems and controls to respond to our growth; an inability to do so could have a material adverse effect on the successful growth and operation of our business. Should sales continue to increase, we will have to find and train even more personnel to staff our stores. There is no assurance that we will be able to hire or train the personnel we will need to meet increased demand should it develop. If we are unable to hire such personnel, our sales may be adversely affected. If we are unable to manage growth effectively, our business, results of operations and financial condition could be materially and adversely affected.

We may continue to grow through acquisitions and will need to successfully integrate any such acquisitions on a timely basis.

     We have no current commitments or understandings with respect to the acquisition of any entity. However, we have explored and continue to explore acquisitions, including acquisitions of entities employing alternative formats. There can be no assurance that we will be able to identify and acquire appropriate businesses or obtain financing for such acquisitions on satisfactory terms. Any acquisitions may be financed through the issuance of our common stock, which may be dilutive to our shareholders, or through the incurrence of additional indebtedness, which may be senior to the exchange notes. The process of integrating acquired businesses into our operations may result in unforeseen difficulties and may require a disproportionate amount of resources and management's attention, and there can be no assurance that we will be able to successfully integrate acquired businesses into our operations. In addition, any businesses we acquire may have lower margins than some or all of our operations, which would adversely affect our results of operations for the period in which any such acquisition occurs and subsequent periods.

Most of our sales are of products purchased from a small number of key vendors.

     Our business is dependent to a significant degree upon our ability to purchase popular, brand-name merchandise at competitive prices. For fiscal 1998, approximately 62% of our purchases were from five vendors, including approximately 42% purchased from Nike and Reebok combined. Similarly, for fiscal 1997, approximately 64% of our purchases also were from the same five vendors, including approximately 48% purchased from Nike and Reebok combined. The loss of certain key vendors or vendor support could have a material adverse effect on our business. We believe that our relationships with our key vendors are good and that we have adequate sources of brand-name merchandise; however, there can be no assurance that we will be able to acquire such merchandise at competitive prices or on competitive terms in the future. Certain merchandise that is high profile and in high demand is allocated by vendors based upon the vendors' internal criteria. We also purchase closeout merchandise from vendors at significant price discounts. Although we have been able to purchase sufficient quantities of allocated and closeout merchandise in the past, there can be no assurance that we will be able to obtain sufficient amounts of such merchandise in the future. See "--Capital Needs and Substantial Leverage."

     A fundamental element of the superstores' merchandising strategy is the use of "concept shops" to display a leading brand's product line on fixtures typically designed to tie into national advertising campaigns. The specialty stores also utilize a variation of the "concept shop" to display Nike products. The "concept shops" are typically designed, built and periodically updated by the Company's vendors. There can be no assurance that this form of vendor support, which provides substantial financial and merchandising benefits to us, will continue in the future. In addition, Just For Feet's vendors provide support through cooperative advertising allowances, employee training and promotional events. There can be no assurance that such assistance from our vendors will continue in the future.

Our continued success will be dependent, in part, on our ability to anticipate and respond to merchandise trends.

     Our sales results are dependent, in part, on the popularity of our merchandise. Should consumer demand for the products of any key vendors decline, our operating results could be adversely affected compared to any competitors whose sales are less "brand concentrated." Certain participants in the athletic footwear industry, including both manufacturers and retailers, have announced sales and same store sales results that were below analysts' expectations for 1998. Factors that have been cited for such lower sales include increases in order cancellations and reduced consumer demand for products, resulting in decreased production. There can be no assurance that such industry trends will not in the future have a material adverse effect on the Company's business, financial condition or results of operations.

     Our success depends, in part, on our ability to anticipate and respond to changing merchandise trends and consumer demands in a timely manner. Accordingly, if we fail to identify and respond to emerging trends, such failure could adversely affect our business. For example, if we miscalculate either the market for the merchandise in our stores or the purchasing habits of our customers, we may be required to sell a significant amount of inventory at below average markups over our cost, or even below cost, which could have a material adverse effect on our business, financial condition or results of operations.

Our operating results are affected by general economic conditions and are subject to quarterly and seasonal fluctuations.

     Our operating results may be adversely affected by unfavorable local, regional or national economic conditions or other factors beyond our control, such as weather. In addition, our quarterly results of operations may fluctuate materially depending on the timing of new store openings and related store opening expenses, net sales contributed by new stores and increases or decreases in comparable store sales. New store openings and the conversion and reopening of the acquired Sneaker Stadium stores will have a significant impact on quarterly operating results for the foreseeable future. Past increases in the minimum wage and any future increases will result in an increase in our payroll expense. As a result, store operating expenses in fiscal 1998, as a percentage of net sales, have increased over prior year periods. There can be no assurance that additional increases in the minimum wage will not affect store operating results in future periods. Our business is also subject to some seasonal fluctuation, with slightly heavier concentrations of sales during the spring, back-to-school and Christmas selling seasons.

We depend on key management personnel.

     We believe that our continued success will depend to a significant extent upon the efforts and abilities of Harold Ruttenberg, our founder, Chairman and Chief Executive Officer and Helen M. Rockey, our President and Chief Operating Officer. The loss of either of their services could have a material adverse effect on us. We carry key man life insurance on Mr. Ruttenberg in the amount of $1.7 million. We believe that our future success will also depend, in part, upon our ability to attract, retain and motivate qualified personnel to expand our senior management team. Competition for such personnel is intense. Although we have recently hired several senior level management personnel with extensive experience in the athletic footwear industry, there can be no assurance that we will continue to successfully attract and retain such personnel. See "Management."

Qualified store level personnel are important to our success.

     We believe the training of our store personnel gives us a competitive advantage. There can be no assurance that competition for qualified retail sales associates and store managers will not increase. Similarly, alternative employment opportunities could result in higher compensation costs, increased employee turnover or lower levels of customer service, any of which could have a material adverse effect on our business, financial condition or results of operations.

We operate in a highly competitive market.

     The retail athletic and outdoor footwear industry is highly competitive. Our superstores and specialty stores compete primarily with sporting goods superstores, athletic footwear specialty stores, department stores, discount stores, traditional shoe stores, traditional sporting goods stores, mass merchandisers and other athletic and outdoor footwear stores, many of which are units of national or regional chains that have substantially greater financial and marketing resources than we do and several of which have developed their own superstore concepts. We may face periods of intense price and marketing competition in the future which could have an adverse effect on our business, financial condition and results of operations.

Even if we are "year 2000 compliant," we could be adversely affected by third party noncompliance.

     Many currently installed computer systems and software products are not capable of distinguishing 21st century dates from 20th century dates. As a result, beginning January 1, 2000, computer systems and software used by many companies in a wide variety of industries will produce erroneous results or fail unless they have been modified or upgraded to process date information correctly. We have established policies and procedures to coordinate changes to our computer systems and applications necessary to achieve a Year 2000 date conversion. We have also assessed our hardware and software systemsAE Year 2000 compliance. We anticipate that all of such systems are either currently Year 2000 compliant or will be compliant by mid-1999. We believe that the Company will comply with the Year 2000 requirements, and we currently do not anticipate that we will experience any material disruption to our operations as a result of the failure of any of our systems to be Year 2000 compliant. There can be no assurance, however, that computer systems operated by third parties, including customers, vendors, credit card transaction processors and financial institutions, with which our systems interface, will continue to interface properly with our systems and will otherwise be compliant on a timely basis with Year 2000 requirements. We have developed and distributed vendor surveys and certification requests to assess the Year 2000 compliance status of our major vendors and have asked that such information be completed by April 30, 1999. We currently estimate that the total cost of achieving Year 2000 compliance and of assessing major vendor compliance will not exceed $500,000. We cannot assure you that our Year 2000 program will be effective or that our estimates of the time and cost of completing our program will be accurate. Any failure of our computer systems or the systems of third parties to achieve Year 2000 compliance on a timely basis could have a material adverse effect on our business, financial condition and results of operations.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the exchange of old notes pursuant to the exchange offer. Our net proceeds from the sale of the old notes were approximately $193.0 million, after deducting the discount to the initial purchasers and offering expenses. We used $80.0 million of the net proceeds to repay all amounts outstanding under a term loan and $113.0 million of the net proceeds to repay a portion of the total amount outstanding under our revolving credit facility. As of June 1, 1999, the Company had $153.7 million outstanding under the revolving credit facility. Funds provided by the term loan were used to reduce the amounts outstanding under the revolving credit facility. Funds provided by the revolving credit facility were used for acquisitions, expansion and general working capital needs. See "Description of Revolving Credit Facility."



                                CAPITALIZATION

     The following table sets forth our total debt and shareholders' equity at May 1, 1999.


                                                            As of May 1, 1999
                                                         -----------------------
                                                       (Unaudited, in thousands)

Revolving credit facility (1)..........................         $  60,700
Other debt, including current maturities...............            32,385
11% Senior Subordinated Notes due 2009.................           200,000
                                                                ---------
Total debt.............................................           293,085
                                                                ---------
Total shareholders' equity.............................           328,588
                                                                ---------
Total debt and shareholders' equity....................         $ 621,673
                                                                =========

___________________
(1) At June 1, 1999, $153.7 million of indebtedness was outstanding under this facility.

                       SELECTED FINANCIAL AND OTHER DATA

     The following consolidated income statement data for fiscal 1998, 1997, 1996, 1995 and 1994 have been derived from our audited consolidated financial statements. The selected consolidated income statement data for the three months ended May 1, 1999 and April 30, 1998 and consolidated balance sheet data as of May 1, 1999 have been derived from our unaudited consolidated financial statements. In our opinion, the unaudited financial information contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. The results for the three months ended May 1, 1999 may not be indicative of the results to be achieved for the entire fiscal year. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our Consolidated Financial Statements and related notes and other financial information included elsewhere or incorporated by reference herein.

     On July 2, 1998, we acquired Sneaker Stadium. The acquisition was accounted for as a purchase and, accordingly, the results of operations of Sneaker Stadium have been included in our consolidated statement of earnings from the date of acquisition. Sneaker Stadium incurred significant net losses in each of its last three fiscal years and the first quarter of fiscal 1998 prior to our acquiring it in the second quarter of fiscal 1998. As of May 1, 1999, we had completed the conversion of 33 of the acquired Sneaker Stadium superstores to the Just For Feet format, with the two remaining acquired superstores scheduled for reopening during the second quarter of this fiscal year. The following financial information does not include historical financial information for Sneaker Stadium prior to the date of its acquisition or pro forma financial information for such acquisition, all of which is contained in the Company's current report on Form 8-K/A included as Appendix A hereto and incorporated herein by reference.



                                                                               Fiscal Year                      Three Months Ended
                                                           --------------------------------------------------   ------------------
                                                                                                                 May 1,   April 30,
                                                            1998       1997         1996       1995      1994     1999      1998
                                                           ------     ------       ------     ------    ------  -------   ---------
                                                                           (Dollars in thousands)
Income Statement Data(1):
Net sales..............................................   $774,863   $478,638     $256,397   $119,819  $56,364  $220,985  $151,921
Cost of sales..........................................    452,330    279,816      147,526     68,969   32,492   128,533    88,303
                                                          --------   --------     --------   --------  -------  --------  --------
 Gross profit..........................................    322,533    198,822      108,871     50,850   23,872    92,452    63,618
Franchise fees, royalties and other revenue............      1,299      1,101          581        485      379       140       308
Operating expenses:
 Store operating.......................................    232,505    139,659       69,329     33,264   16,197    67,879    44,756
 Store opening costs...................................     13,669      6,728       11,240      2,712      699     4,300     3,352
 Amortization of intangibles...........................      2,072      1,200          180        157      155       652       360
 General and administrative............................     24,341     18,040        7,878      3,575    2,429     7,063     5,399
                                                          --------   --------     --------   --------  -------  --------  --------
Operating income.......................................     51,245     34,296       20,825     11,627    4,771    12,698    10,059
Interest income (expense), net.........................     (7,916)       (76)       3,918      2,931      376    (5,144)     (602)
                                                          --------   --------     --------   --------  -------  --------  --------
Earnings before income taxes and cumulative effect of
 change in accounting principle........................     43,329     34,220       24,743     14,558    5,147     7,554    9,457
Provision for income taxes.............................     16,681     12,817        8,783      4,836    1,928     2,908    3,641
                                                          --------   --------     --------   --------  -------  --------  --------
Earnings before cumulative effect of change in
  accounting principle.................................     26,648     21,403       15,960      9,722    3,219     4,646    5,816
Cumulative effect on prior years of change in
  accounting principle.................................        --       --          (2,041)       --       --     (1,847)     --
                                                          --------   --------     --------   --------  -------  --------  --------
Net earnings...........................................    $26,648   $ 21,403     $ 13,919   $  9,722  $ 3,219   $ 2,799  $ 5,816
                                                          ========   ========     ========   ========  =======  ========  ========
Basic net earnings per share before cumulative effect
 of change in accounting principle.....................    $  0.87   $   0.72     $   0.58   $   0.40  $  0.19   $  0.15  $   --
Cumulative effect on prior years of change in
 accounting principle..................................        --         --         (0.08)       --       --      (0.06)     --
                                                          --------   --------     --------   --------  -------  --------  --------
Basic net earnings per share...........................    $  0.87   $   0.72     $   0.50   $   0.40  $  0.19   $  0.09  $   --
                                                          ========   ========     ========   ========  =======  ========  ========
Diluted net earnings per share before cumulative effect
  of change in accounting principle....................    $  0.84   $   0.70     $   0.55   $   0.38  $  0.18   $  0.15  $  0.19
Cumulative effect on prior years of change in
  accounting principle.................................        --         --        ( 0.07)       --       --      (0.06)    --
                                                          --------   --------     --------   --------  -------  --------  --------
Diluted net earnings per share.........................    $  0.84   $   0.70     $   0.48   $   0.38  $  0.18   $  0.09  $  0.19
                                                          ========   ========     ========   ========  =======  ========  ========
Basic weighted average shares outstanding..............     30,737     29,615       27,627     24,246   17,017    31,204   30,044
Diluted weighted average shares outstanding............     31,852     30,410       29,096     25,546   17,948    31,695   31,172
Pro forma net earnings (2).............................        --         --           --    $  8,487  $ 2,607
                                                          ========   ========     ========   ========  =======
Pro forma basic net earnings per share(2)..............        --         --           --    $   0.35  $  0.15
                                                          ========   ========     ========   ========  =======
Pro forma diluted net earnings per share(2)............        --         --           --    $   0.33  $  0.15
                                                          ========   ========     ========   ========  =======


                                                                          Fiscal Year                      Three Months Ended
                                                           -------------------------------------------    --------------------
                                                                                                           May 1,    April 30,
                                                            1998     1997     1996     1995     1994        1999       1998
                                                           ------   ------   ------   ------   ------     -------   ----------
                                                                            (Dollars in thousands)
Other Financial Data:
EBITDAR(3).........................................      $117,450  $67,242  $35,696  $19,683   $8,767    $ 35,352    $ 20,176
Rental Expense.....................................        49,323   24,163   10,900    5,847    3,128      16,315       7,152
EBITDA(4)..........................................        68,127   43,079   24,796   13,836    5,639      19,037      13,024
Depreciation and amortization......................        16,129    8,783    3,971    2,209      868       6,339       2,965
Interest expense...................................         8,059    1,446      832      703      293       5,144         602
Capital expenditures...............................        73,325   43,446   33,206   14,380    5,952      21,642      12,277
Ratio of EBITDA to interest expense................           2.7x    29.8x    29.8x    19.7x    19.3x        3.7x        1.6x
Ratio of total debt to EBITDA......................           3.4x      .5x      .4x      .6x      .7x       15.4x       21.6x
Ratio of earnings to fixed charges(5)..............           2.8x     3.6x     6.9x     6.3x     4.7x        1.7x        3.6x

Other Operating Data:
Increase in comparable store sales(6)..............           3.2%     4.5%    24.7%    18.0%    10.2%        2.4%        3.5%
Number of Company superstores (at end of period)...           120(7)    73       50       27       15         137(8)       84
Number of Company specialty stores (at end
 of period)........................................           141       92      --       --       --          167         101

                                                       January 30,                 January 31,                  May 1,   April 30,
                                                       ------------  ---------------------------------------    ------   ---------
                                                          1999        1998        1997       1996      1995      1999      1998
                                                         ------      ------      ------     ------    ------    ------    ------
                                                                     (Dollars in thousands)

Balance Sheet Data:
Working capital.....................................    $316,798    $155,461    $167,829   $108,304   $64,617  $369,379  $153,456
Total assets........................................     689,396     448,352     375,834    243,580    89,505   771,183   387,868
Long-term debt and capital lease obligations........     216,203      16,646       6,488      6,696     3,102   286,414    17,283
Shareholders' equity................................     325,706     268,084     218,556    149,270    72,983   328,588   274,765

---------------------------


(1) Effective February 1, 1996, the Company changed its method of accounting for store opening costs, which are costs principally for pre-opening salaries, travel and rent that are incremental and directly attributable to the opening of a new store. Under the newer method, the Company charged these costs to operations in the month that the store opens. Previously, store opening costs were capitalized and amortized over the 12 months following the store opening. The cumulative effect of this change in accounting principle for store pre-opening costs in fiscal 1996 was $2.0 million or $0.07 per diluted share.

     Effective with the beginning of the current fiscal year (January 31, 1999), the Company changed this method of accounting as required by Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities." The new rule requires the Company to expense pre-opening costs as incurred. The cumulative effect of adopting the new rule was a charge to earnings in the first quarter of fiscal 1999 of approximately $1,847,000 ($0.06 per basic and diluted share), net of applicable taxes of $1,156,000. The effect on the three-month period ended May 1, 1999 was an increase in store opening costs of approximately $1.3 million and a decrease in net income of approximately $774,000 ($0.02 per basic and diluted share), net of applicable income taxes of approximately $484,000.

(2) Pro forma amounts for fiscal 1995 and 1994 assume that the change in accounting principle described in note 1 above is applied retroactively.

(3) EBITDAR represents net income before interest, income taxes, depreciation, amortization and rental expense. EBITDAR is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. EBITDAR, however, should not be construed as an alternative to net income as a measure of a company's operating results or to operating cash flow as a measure of liquidity. This methodology may not be consistent with a similarly captioned item presented by other companies.

(4) EBITDA represents net income before interest, income taxes, depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a retail company's ability to service and/or incur indebtedness. EBITDA, however, should not be construed as an alternative to net income as a measure of a company's operating results or to operating cash flow as a measure of liquidity. This methodology may not be consistent with a similarly captioned item presented by other companies.

(5) The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes plus fixed charges and amortization of previously capitalized interest by fixed charges. Fixed charges include interest expense and a percentage of rents which management deems to be attributable to interest costs.

(6) Company operated superstores are included in the comparable store sales calculation beginning generally in the thirteenth month of operation or upon their acquisition, assuming at least twelve months of prior operations. The acquired Sneaker Stadium superstores will be included in the comparable store sales base beginning in the fourteenth month after reopening as a Just For Feet superstore. We included the specialty stores which were acquired in fiscal 1997 in the comparable store sales base for the first time in the quarter ended April 30, 1998. Specialty stores, other than those acquired in fiscal 1997, will be included in the comparable store sales calculation beginning generally in the thirteenth month of operation.

(7) In addition, the Company was in the process of converting 13 Sneaker Stadium superstores into Just For Feet superstores, and three Sneaker Stadium superstores were undergoing going-out-of-business sales prior to closing permanently.

(8) In addition, two of the acquired Sneaker Stadium superstores were undergoing going-out-of-business sales prior to closing permanently.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Overview

     Just For Feet operates retail stores in the brand-name athletic and outdoor footwear and apparel market. Just For Feet was founded in 1977 with the opening of a small mall-based store, and, in 1988, opened its first superstore in Birmingham, Alabama. As a result of the success and high sales volume generated by the larger store format, the Company has focused primarily on developing and refining its superstore concept.

     Superstore and Specialty Store Operations

     As of June 1, 1999, there were 152 Just For Feet superstores operating in 28 states and Puerto Rico, including 12 superstores operated by Just For Feet's only superstore franchisee. Of the 140 Company operated superstores, 23 superstores were opened in fiscal 1997 and 26 superstores were opened in fiscal 1998, along with 21 converted Sneaker Stadium stores. The Company expects to open approximately 25 new superstores and 14 remodeled former Sneaker Stadium superstores in fiscal 1999 and 25 new superstores in fiscal 2000. The Company may change the rate of opening of new superstores in any one fiscal quarter.

     As part of its long-term growth strategy, the Company entered the smaller specialty store market of the athletic and outdoor footwear and apparel industry in 1997 through the acquisitions of Athletic Attic and Imperial Sports, which are now operated as the specialty store division of the Company. Both acquisitions have been accounted for as purchases and, accordingly, the results of operations of these acquired businesses are included in the Company's consolidated statements of earnings from their respective acquisition dates. As of June 1, 1999, the Company operated 173 Company-owned and 41 franchised specialty stores in 22 states and Puerto Rico. The Company opened 51 new specialty stores in fiscal 1998 and expects to open approximately 45 new specialty stores in fiscal 1999.

     In fourth quarter of fiscal 1998, sales at the specialty stores suffered along with other smaller format athletic footwear retailers. In the first quarter of fiscal 1999, specialty store operations were adversely impacted by lower gross margins and higher than anticipated store operating expenses as a percentage of net sales, primarily as a result of lower than planned sales volumes in recently opened specialty stores and higher than expected interest expense associated with funding higher than planned inventory levels during the period. At May 1, 1999, the specialty store division had excess inventory of over $50 million. The buildup in inventory is attributable mainly to footwear orders placed at the division level in excess of the division's current needs, as well as lower than expected sales volumes in the specialty stores. The Company recently announced its intention to significantly reduce inventories. The Company anticipates that the planned inventory reduction will result in Company-wide gross margin rates for the second quarter of fiscal 1999 falling below rates achieved in the first quarter of fiscal 1999. The Company also anticipates that primarily due to the projected impact on gross margins and higher than planned interest costs, the Company will report a net loss from operations in the second quarter ending July 31, 1999. The Company also expects that net earnings for fiscal 1999 will be lower than in fiscal 1998. If the Company is unable to achieve significant inventory reductions in the second quarter as planned, and higher than planned inventory levels continue, the Company will experience significantly lower gross margins, significantly higher store operating expenses and net interest expense, decreased liquidity and significantly lower net earnings in fiscal 1999 than in fiscal 1998.

     To accommodate the Company's expansion, the Company has increased its corporate staff. In addition, the specialty stores have a higher general and administrative expense structure as a percent of net sales than the superstore operations. These factors resulted in general and administrative costs increasing to 3.8% of sales during fiscal 1997 from 3.1% in fiscal 1996 and 3.0% in fiscal 1995. General and administrative costs decreased to 3.1% of sales for fiscal 1998 from 3.8% for fiscal 1997 primarily due to leverage from increasing Company sales.

     In recent years, the Company has achieved positive comparable store sales growth on an annual basis. Comparable store sales increased 3.2% in fiscal 1998, 4.5% in fiscal 1997, 24.7% in fiscal 1996, 18.0% in fiscal 1995, 10.2% in fiscal
1994, and 6.2% in fiscal 1993. No assurance can be given that increases in comparable store sales will continue. The first quarter of fiscal 1998 was the first quarter that the Company included the specialty stores in the comparable store sales base.

     Effective February 1, 1996, the Company changed its method of accounting for store opening costs, which are costs principally for pre-opening salaries and travel that are incremental and directly attributable to the opening of a new store. Under the newer method, the Company charged these costs to operations in the month that the store opens. Previously, store opening costs were capitalized and amortized over the 12 months following the store opening. The cumulative effect of this change in accounting principle resulted in a charge to operations at the beginning of the year ended January 31, 1997 of $2.0 million, net of income taxes of $1.1 million.

     Effective with the beginning of the current fiscal year (January 31, 1999), the Company changed its method of accounting for store opening costs as required Statement of Position No. 98-5, Reporting on the Cost of Start-Up Activities (the "SOP"). The SOP requires that costs of start-up activities and organization costs be expensed as incurred. The Company previously expensed start-up costs for new stores in the month that the new store opened. The cumulative effect of the change in accounting principle was a net charge to earnings of approximately $1.8 million ($0.06 per basic and diluted share), net of applicable income taxes of approximately $1.2 million. The effect on the three month period ended May 1, 1999 was an increase in store opening costs of approximately $1.3 million and a decrease in net income of approximately $774,000 ($0.02 per basic and diluted share), net of applicable taxes of approximately $484,000.

     Prior to fiscal 1998, the Company's fiscal year ended on January 31. Effective for fiscal years beginning with fiscal 1998, the Company changed its fiscal year end to the Saturday closest to January 31. Prior to fiscal 1998, references to fiscal year by date refer to the fiscal year beginning February 1 of that calendar year; for example "fiscal 1997" began February 1, 1997 and ended on January 31, 1998. "Fiscal 1998" began on February 1, 1998 and ended on January 30, 1999. "Fiscal 1999" began on January 31, 1999 and will end on January 29, 2000.

     Sneaker Stadium

     On July 2, 1998, the Company acquired Sneaker Stadium, Inc., an operator of 39 athletic footwear and apparel superstores located primarily in the Northeast and Mid-Atlantic United States.

     Sneaker Stadium incurred significant losses in each of its last three fiscal years and the first quarter of fiscal 1998, prior to our acquisition of it. In addition, Sneaker Stadium historically experienced lower average sales per store and lower gross margins than those typically experienced by our superstores. The acquisition of Sneaker Stadium increased the number of superstores operated by us by approximately 44%. The acquired superstores also are located in geographic areas in which we had not previously operated a significant number of superstores. We expect the aggregate cost of remodeling such stores to be approximately $27.0 million, approximately $7.0 million more than our initial cost estimates. Through June 1, 1999, we had remodeled and reopened 34 former Sneaker Stadium superstores and permanently closed four stores.

     The initial process of liquidating old inventory, remodeling the acquired stores, restocking inventory, retraining store personnel and reopening the first group of former Sneaker Stadium stores as Just For Feet superstores encountered unforeseen difficulties, resulting primarily from our attempt to reopen the stores prior to Thanksgiving in order to take advantage of the Christmas shopping season. The aggressive construction schedule did not permit sufficient time to complete and adequately stock the in-store warehouse in many of the stores, resulting in those stores opening with only approximately one-half of the planned inventory. This factor, combined with unusually warm weather in the Northeast, resulted in lower sales than anticipated and increased expense, primarily due to ongoing construction and fixturing in the stores and the staffing of such reopened stores at full operational levels. On average, converted stores did not achieve the operating results we expected for the first several months of post-reopening activity. Even though we believe we have now made substantial progress in integrating Sneaker Stadium, the failure to do so could have a material adverse effect not only on such operations but also on our consolidated results of operations and financial condition. Even though we expect all construction and fixturing to be completed on the second group of converted stores before they reopen, we currently believe that the converted stores will not, at least in the near term, achieve average sales or average operating results comparable to average results achieved at our existing mature superstores. Furthermore, there cannot be any assurance that these converted stores will ever achieve average sales or average operating results comparable to the average sales and operating results we have achieved at our existing mature superstores.

     Acquired stores that were remodeled and reopened as Just For Feet superstores were closed during the remodeling period. During such remodeling period, we continued to incur rent and other store operating expenses, including salaries and wages, without generating any sales. These expenses, which would otherwise be recognized as store operating costs, have instead been classified as store opening costs. These conditions have affected the Company's profitability for such periods and the comparability of the Company's results of operations for the first quarter of fiscal 1999 as compared to the first quarter of fiscal 1998.

     In connection with the acquisition, Just For Feet assumed $43.0 million of existing Sneaker Stadium debt and, if the acquired Sneaker Stadium stores attain certain future financial targets, the Company will make additional payments of up to $33.0 million on or after April 30, 2002. Concurrent with the acquisition, an affiliate of Thomas H. Lee Company, one of the former owners of Sneaker Stadium, purchased from the Company 926,355 shares of common stock and warrants to purchase an additional 923,591 shares of common stock at an exercise price of $21.59 per share, for a total investment of $20.0 million. The estimated fair market value of the warrants on July 2, 1998 was $6.7 million and, for accounting purposes, the warrants were considered part of the consideration paid by the Company for Sneaker Stadium. The acquisition has been accounted for as a purchase and, accordingly, the results of operations of Sneaker Stadium are included in the Company's consolidated statement of earnings from the July 2, 1998 acquisition date.

Results of Operations

     The following table sets forth, for the periods indicated, statement of earnings data expressed as a percentage of net sales (numbers may not add to 100% due to rounding):

                                                                            Fiscal Year              Three Months Ended
                                                                      ------------------------      ---------------------
                                                                                                    May 1,      April 30,
                                                                      1998      1997      1996       1999         1998
                                                                      ----      ----      ----       ----         ----
Net sales........................................................    100.0 %   100.0%    100.0 %     100.0 %      100.0 %
Cost of sales....................................................     58.4      58.5      57.5        58.2         58.1
                                                                      ----      ----      ----        ----         ----
Gross profit.....................................................     41.6      41.5      42.5        41.8         41.9
Franchise fees, royalties and other revenue......................      0.2       0.2       0.2         0.1          0.2
Operating expenses:
     Store operating.............................................     30.0      29.2      27.0        30.7         29.5
     Store opening costs.........................................      1.8       1.4       4.4         2.0          2.2
     Amortization of intangibles.................................      0.3       0.2        --         0.3          0.2
     General and administrative..................................      3.1       3.8       3.1         3.2          3.6
                                                                      ----      ----      ----        ----         ----
Operating income.................................................      6.6       7.1       8.1         5.7          6.6
Interest income (expense), net...................................     (1.0)       --       1.5        (2.3)        (0.4)
                                                                      ----      ----      ----        ----         ----
Earnings before income taxes and cumulative effect of change in
     accounting principle........................................      5.6       7.1       9.7         3.4          6.2
Provision for income taxes.......................................      2.2       2.6       3.4         1.3          2.4
                                                                      ----      ----      ----        ----         ----
Earnings before cumulative effect of change in accounting
     principle...................................................      3.4       4.5       6.3         2.1          3.8
Cumulative effect on prior years of change in accounting
     principle...................................................       --        --      (0.8)       (0.8)          --
                                                                      ----      ----      ----        ----         ----
Net earnings.....................................................      3.4 %     4.5%      5.5 %       1.3 %        3.8 %
                                                                      ====      ====      ====        ====         ====


Three Months Ended May 1, 1999 Compared to Three Months Ended April 30, 1998

     Net Sales--Net sales increased $69.1 million, or 45.5%, to $221.0 million in the first three months of fiscal 1999 compared to net sales of $151.9 million for the first three months of fiscal 1998. This increase was primarily attributable to 53 new superstores (including 33 remodeled and reopened former Sneaker Stadium superstores) and 66 new specialty stores opened since April 30, 1998 and an increase in comparable store sales of 2.4%. The calculation of comparable store sales included 68 superstores and 86 specialty stores at May 1, 1999. The acquisition of Sneaker Stadium on July 2, 1998 has been accounted for as a purchase and, accordingly, the results of operations are included in the Company's consolidated statement of earnings from the July 2, 1998 acquisition date.

     Gross Profit--Gross profit for the first quarter of 1999 increased 45.3% to $92.5 million from $63.6 million for the first quarter of fiscal 1998 primarily as a result of increased sales. As a percentage of net sales, gross profit for the first quarters of 1999 and 1998 remained relatively constant at 41.8% and 41.9%, respectively.

     Franchise Fees, Royalties and Other Revenue. Franchise fees, royalties and other revenue decreased 54.6% to $140,000 in the first quarter of fiscal 1999 from $308,000 in the first quarter of fiscal 1998, primarily as a result of the Company not recognizing any royalty income from its sole superstore franchisee as a result of a lawsuit filed against the Company by the franchisee in April 1999. See "Business--Litigation."

     Store Operating Expenses. Store operating expenses increased $23.1 million or 51.7% to $67.9 million in the first quarter of fiscal 1999 from $44.8 million in the first quarter of fiscal 1998. The increase was primarily attributable to the operating expenses of the 53 new superstores and 66 new specialty stores opened since April 30, 1998. As a percentage of net sales, store operating expenses increased to 30.7% for the three month period ended May 1, 1999 from 29.5% for the first three months of fiscal 1998. This increase primarily resulted from higher store operating costs in the specialty store division as a percentage of net sales, as sales at newer specialty stores opened primarily in the latter part of fiscal 1998 and in 1999 have not achieved anticipated levels which has resulted in a higher store operating expense structure.

     Store Opening Costs. Effective with the beginning of the current fiscal year (January 31, 1999), the Company changed its method of accounting for store opening costs as required by Statement of Position No. 98-5, Reporting on the Cost of Start-Up Activities (the "SOP"). The SOP requires that costs of start-up activities and organization costs be expensed as incurred. The Company previously expensed start-up costs for new stores in the month that the new store opened. The effect on the three month period ended May 1, 1999 was an increase in store opening costs of approximately $1.3 million and a decrease in net income of approximately $774,000 ($0.02 per basic and diluted share), net of applicable taxes of approximately $484,000. The Company opened five new superstores, 12 converted former Sneaker Stadium superstores and 27 new specialty stores in the first quarter of fiscal 1999 as compared to 11 new superstores and 10 new specialty stores in the first quarter of fiscal 1998. As a percentage of net sales, store opening costs declined to 2.0% for the current quarter from 2.2% in the prior year first quarter as a result of the increase in sales noted above.

     Amortization of Intangibles. Amortization of intangibles, which includes amortization of goodwill and franchise rights, increased to approximately $652,000 for the first quarter of fiscal 1999 from approximately $360,000 for the first quarter of fiscal 1998. This increase was primarily attributable to the amortization of goodwill resulting from the acquisition of Sneaker Stadium in July 1998.

     General and Administrative Expenses. General and administrative expenses increased $1.7 million, or 30.8%, to $7.1 million in the first quarter of fiscal 1999 from $5.4 million in the first quarter of fiscal 1998. This increase was primarily attributable to the increase in corporate staff to support the Company's current and planned growth. As a percentage of net sales, general and administrative expenses decreased to 3.2% in the first quarter of fiscal 1999 from 3.6% in the first quarter of fiscal 1998 primarily due to the continued leverage on higher sales at Just For Feet superstores and specialty stores and continued focus on controlling such costs.

     Operating Income. Operating income increased 26.2% to $12.7 million in the first quarter of fiscal 1999 from $10.1 million the first quarter of fiscal 1998. Operating income, as a percentage of net sales, decreased to approximately 5.7% for the first quarter of fiscal 1999 from approximately 6.6% for the first quarter of fiscal 1998, primarily due to the increase in store operating expenses as a percentage of net sales as outlined above.

     Net Interest Income/Expense. Net interest expense was $5.1 million in the first quarter of fiscal 1999, compared to $602,000 in the first quarter of fiscal 1998. The increase in net interest expense was primarily due to the increase in debt to fund the acquisition of Sneaker Stadium in July 1998, to fund the cash requirements for opening 20 new superstores, remodeling and reopening 33 former Sneaker Stadium superstores and opening 66 new specialty stores since April 30, 1998 and due to the cash requirements of funding higher than planned inventory levels in the first quarter of fiscal 1999.

     Provision for Income Taxes. The Company's effective combined federal and state income tax rate remained constant at 38.5% for the first quarters of fiscal 1999 and 1998.

     Earnings Before Cumulative Effect of Change in Accounting Principle. As a result of the above factors, earnings before the cumulative effect of the change in accounting principle decreased 20.1% to $4.6 million in the first quarter of fiscal 1999 from $5.8 million in the first quarter of fiscal 1998.

     Cumulative Effect of Change in Accounting Principle. The cumulative effect of the change in accounting principle that resulted from adopting the SOP was a net charge to earnings of $1.8 million, net of applicable income taxes of $1.2 million.

     Net Income. As a result of the above factors, net income decreased 51.9% to $2.8 million in the first quarter of fiscal 1999 from $5.8 million in the first quarter of fiscal 1998.

Fiscal 1998 Compared to Fiscal 1997

     Impact of Sneaker Stadium Superstore Sales. The Company acquired 39 Sneaker Stadium superstores on July 2, 1998. During fiscal 1998, 24 of these acquired superstores ran clearance sales primarily in the July through September 1998 period and were closed. These superstores then underwent renovation and construction with 21 reopening as Just For Feet superstores in late November 1998. The remaining Sneaker Stadium superstores began clearance sales in early November 1998 and 12 were closed during January 1999 for remodeling and construction. The Company plans for 13 of these superstores to reopen as Just For Feet superstores in the first quarter of fiscal 1999. As a result of the unusually high volume of sales with lower gross profit from the clearance sales, consolidated gross profit and store operating expenses, as a percentage of net sales, have been reduced below typical operating levels.

     Net Sales. Net sales increased $296.2 million, or 61.9%, to $774.9 million for fiscal 1998 compared to net sales of $478.6 million for fiscal 1997. This increase was primarily attributable to 26 new superstores, 21 converted superstores (formerly Sneaker Stadium superstores) and 51 new specialty stores opened during the year, an increase in comparable store sales of 3.2% and additional sales during the year of $93.4 million from the Sneaker Stadium superstores acquired in July 1998. The calculation of comparable store sales included 62 superstores and 85 specialty stores at January 30, 1999.

     Gross Profit. Gross profit for fiscal 1998 increased to $322.5 million or 62.2% from $198.8 million in fiscal 1997 as a result of increased sales. As a percentage of net sales, gross profit increased to 41.6% for fiscal 1998 from 41.5% for fiscal 1997 primarily as a result of increased vendor discounts and less promotional activity than in the prior year, offset by the dilutive impact of the clearance sales at the acquired Sneaker Stadium superstores.

     Store Operating Expenses. Store operating expenses increased $92.8 million or 66.5% to $232.5 million in fiscal 1998 from $139.7 million in fiscal 1997. The increase was primarily attributable to the operating expenses of the 26 new superstores and 51 new specialty stores opened during fiscal 1998, as well as the operating expenses of the 39 Sneaker Stadium superstores acquired in July 1998. As a percentage of net sales, store operating expenses increased to 30.0% for fiscal 1998 from 29.2% for fiscal 1997 primarily as a result of higher payroll and occupancy expenses, as a percentage of net sales, for the specialty stores and the acquired Sneaker Stadium superstores; increased superstore regional management payroll and related expenses and the increase in superstore payroll (partially as a result of the impact of the minimum wage increase in September 1997), all of which were partially offset by lower net advertising costs as a percentage of net sales for the Just For Feet superstores.

     Store Opening Costs. Store opening costs are charged to operations in the month the applicable store opens. These costs increased $7.0 million to $13.7 million for fiscal 1998 from $6.7 million for fiscal 1997. This increase is primarily attributable to costs associated with re-opening 21 of the acquired Sneaker Stadium superstores, as well as the costs to open 26 superstores and 51 specialty stores in fiscal 1998 as compared to the costs to open 23 superstores and six specialty stores in fiscal 1997. As a percentage of net sales, such costs increased to 1.8% for fiscal 1998 from 1.4% in fiscal 1997.

      Amortization of Intangibles. Amortization of intangibles, which includes amortization of goodwill and franchise rights, increased to $2.1 million for fiscal 1998 from $1.2 million for fiscal 1997. This increase is primarily attributable to the amortization of goodwill resulting from the acquisitions of the specialty stores in fiscal 1997 and Sneaker Stadium in fiscal 1998.

     General and Administrative Expenses. General and administrative expenses increased $6.3 million or 34.9%, to $24.3 million for fiscal 1998 from $18.0 million for fiscal 1997. This increase was primarily attributable to the increase in corporate staff to support the Company's planned growth and the general and administrative expenses attributed to the Sneaker Stadium acquisition. As a percentage of net sales, general and administrative expenses decreased to 3.1% for fiscal 1998 from 3.8% for fiscal 1997. This decrease was due primarily to the increase in sales and the reduction in the percentage of such expenses at the specialty store division as that division continues to rationalize its overhead structure, as well as management's continued focus on controlling such costs.

     Operating Income. Operating income increased 49.4% to $51.2 million for fiscal 1998 from $34.3 million for fiscal 1997. Operating income, as a percentage of net sales, decreased to 6.6% for fiscal 1998 from 7.1% for fiscal

1997 primarily due to the increases in store operating expenses and store opening costs which were partially offset by a decrease in general and administrative expenses as a percentage of net sales, as outlined above.

     Interest Expense/Income, Net. Net interest expense was $7.9 million for fiscal 1998 compared to $76,000 for fiscal 1997. The increase in net interest expense was primarily due to the increase in debt to fund the acquisition of Sneaker Stadium and to fund the capital expenditures and working capital requirements for opening 26 new superstores, 51 new specialty stores and the renovation and working capital requirements of the acquired Sneaker Stadium superstores during fiscal 1998.

     Provision for Income Taxes. The Company's combined effective federal and state income tax rate increased to 38.5% for fiscal 1998 as compared to 37.5% for fiscal 1997 primarily from the impact of non-taxable interest income in fiscal 1997 and the inclusion of non-deductible goodwill resulting from the acquisitions of Athletic Attic, Imperial Sports and Sneaker Stadium.

     Net Income. As a result of the above factors, net income increased 24.5% to $26.6 million for fiscal 1998 from $21.4 million for fiscal 1997.

 Fiscal 1997 Compared to Fiscal 1996

     Net Sales. Net sales increased $222.2 million or 86.7% for fiscal 1997 to $478.6 million compared to net sales of $256.4 million for fiscal 1996. This increase was primarily attributable to additional sales of $68.9 million from the 23 new superstores opened during the year, an increase in comparable store sales of 4.5%, and additional sales of $60.5 million from the specialty stores acquired during fiscal 1997. The calculation of comparable store sales for the year included 42 superstores. The specialty store division of the Company consists of Athletic Attic and Imperial Sports which were acquired on March 17, 1997 and May 14, 1997, respectively.

     Gross Profit. Gross profit increased to $198.8 million or 82.6% for fiscal 1997 from $108.9 million in fiscal 1996 as a result of increased sales. As a percentage of net sales, gross profit decreased to 41.5% for fiscal 1997 from 42.5% for fiscal 1996, primarily as a result of programs utilized to increase sales and to reduce inventory in the second half of fiscal 1997.

     Store Operating Expenses. Store operating expenses increased $70.3 million or 101.4% to $139.7 million in fiscal 1997 from $69.3 million in fiscal 1996. This increase was primarily attributable to the operating expenses of the 23 superstores opened during fiscal 1997 and the operating expenses of the acquired specialty stores. As a percentage of net sales, store operating expenses increased to 29.2% in fiscal 1997 from 27.0% in fiscal 1996 primarily as a result of increased superstore regional management payroll and related expenses and increases in superstore level payroll as a result of the impact of minimum wage increases in October 1996 and September 1997.

     Store Opening Costs. Store opening costs are charged to operations in the month the applicable store opens. Twenty-three superstores were opened during each of fiscal 1997 and 1996. Store opening costs decreased $4.5 million or 40.1% to $6.7 million in fiscal 1997 from $11.2 million in fiscal 1996, reflecting a reduction in per store opening costs as a result of increased focus on controlling costs in this area.

     General and Administrative Expense. General and administrative expenses of $18.0 million increased $10.1 million, or 129.0% in fiscal 1997 from $7.9 million in fiscal 1996. As a percentage of net sales, general and administrative expenses increased to 3.8% in fiscal 1997 as compared to 3.1% for fiscal 1996, primarily attributable to increased corporate staff and facilities to support the Company's current and future growth and the acquisitions of the specialty stores which have higher general and administrative expenses as a percentage of net sales than the Company had experienced prior to the acquisitions.

     Amortization of Intangibles. Amortization of intangibles, which includes amortization of goodwill and franchise rights, increased to $1.2 million for fiscal 1997 from $0.2 million for fiscal 1996. This increase was primarily attributable to the amortization of goodwill resulting from the acquisitions of Athletic Attic and Imperial Sports.

     Operating Income. Operating income increased 64.7% to $34.3 million in fiscal 1997 from $20.8 million in fiscal 1996 as a result of growth in the superstore division and the results of operations in the acquired specialty store division. As a percentage of net sales, operating income decreased from 8.1% in fiscal 1996 to 7.1% in fiscal 1997, due primarily to the percentage decline in gross profit margin and increases, as a percentage of net sales, in store operating expenses, general and administrative expenses and amortization of intangibles, offset by the decline in store opening costs as a percentage of net sales, as discussed above.

     Net Interest Income (Expense). Net interest expense was approximately $76,000 in fiscal 1997, compared to net interest income of $3.9 million in fiscal 1996. The decrease was primarily due to the decrease in cash as a result of financing the acquisitions of the specialty stores, cash outlays for opening 23 new superstores during fiscal 1997 and the remodeling and information systems improvements at the specialty store division.

     Net Income. As a result of the above factors, net income increased 53.8% to $21.4 million in fiscal 1997 from $13.9 million in fiscal 1996.

Seasonality and Quarterly Fluctuations

     The Company does not experience significant seasonal fluctuations in its business. However, the highest sales periods for the Company's stores are the spring, back-to-school and Christmas selling seasons. The Company also generally experiences lower gross margins during January, February, September and October due to retail markdowns taken to clear seasonal merchandise. Quarterly results may fluctuate materially depending on the timing of new store openings and related store opening expenses, net sales contributed by new stores and increases or decreases in comparable store sales.

     The following table sets forth certain unaudited results of operations for the Company's last nine fiscal quarters. The unaudited information includes all normal recurring adjustments which management considers necessary for a fair presentation of the information shown. All amounts shown are in thousands, except per share and store data.


                                             Fiscal 1997                              Fiscal 1998                 Fiscal 1999
                             -------------------------------------------    -------------------------------    ------------------
                             First       Second      Third       Fourth     First       Second      Third      Fourth     First
                             Quarter     Quarter     Quarter     Quarter    Quarter     Quarter     Quarter    Quarter    Quarter
                             -------     -------     -------     -------    -------     -------     -------    -------    -------
Net sales..................  $92,803    $112,369    $131,033    $142,433    $151,921   $175,329    $226,008   $221,605   $220,985
Gross profit...............   39,002      47,254      53,567      58,999      63,618     75,516      91,147     92,252     92,452
Earnings before income
 taxes.....................    8,253       7,877       8,813       9,277       9,457     12,969      16,326      4,577      7,554
Net earnings...............    5,201       4,805       5,376       6,021       5,816      7,976      10,040      2,817      2,799
EBITDA.....................    9,253       9,978      11,485      12,363      13,024     18,150      23,242     13,711     19,037
Company superstores at
 period end...............        54          61          66          73          84         90(1)       94(1)     120(2)     137(3)
Company specialty stores
 at period end............        30          85          87          92         101        109         122        141        167

---------------------------
(1) Does not include any of the 39 Sneaker Stadium superstores acquired by the Company on July 2, 1998.
(2) Does not include three Sneaker Stadium superstores in the process of holding going-out-of-business sales and 14 Sneaker Stadium superstores under renovation during the period.
(3) Does not include two Sneaker Stadium superstores undergoing going-out-of-business sales during the period prior to closing permanently.

Liquidity and Capital Resources

     Just For Feet's primary sources of working capital have been cash flows from operations, borrowings under its revolving credit facility and other credit facilities and proceeds from public and private offerings of securities. The Company had working capital of $316.8 million, $155.5 million and $167.8 million at January 30, 1999, January 31, 1998 and January 31, 1997, respectively, and $369.4 million at May 1, 1999. The principal use of cash has been to fund acquisitions and store operations, to remodel the acquired Sneaker Stadium stores and to purchase inventory, equipment and fixtures. During fiscal 1998, the Company spent approximately $79.3 million for property and equipment, including approximately $53.9 million to open new stores, approximately $17.6 million for improvements to existing stores, and approximately $7.8 million for corporate additions and improvements. During the first quarter of fiscal 1999, the Company spent approximately $21.6 million for property and equipment, including approximately $14.1 million to open new stores, approximately $6.3 million for improvements to existing stores, and approximately $1.2 million for corporate additions and improvements. The Company's short-term operational cash requirements are not highly seasonal. The Company had approximately $17.6 million in cash and cash equivalents as of May 1, 1999.

     On July 2, 1998, the Company consummated the private placement of 926,355 shares of common stock and warrants to purchase an additional 923,591 shares of common stock to an affiliate of Thomas H. Lee Company, one of the former owners of Sneaker Stadium. The warrants are exercisable at any time at a price of $21.59 per share. The Company received $20.0 million from such private placement.

     On December 10, 1998, the Company obtained a $200.0 million senior revolving credit facility from a syndicate of banks. The revolving credit facility terminates on December 10, 2001, bears interest at a floating rate above either prime or LIBOR, is secured by the stock of the Company's domestic subsidiaries and 66-2/3% of the Company's Puerto Rican subsidiary and guaranteed by all of the domestic subsidiaries and is subject to certain restrictive covenants. Interest rates under the facility are subject to increase depending on changes in certain ratios under the financial covenants. The proposed amendment to the credit agreement provides for further increases to the interest rate under the facility based upon changes in these ratios.

     On April 15, 1999, the Company completed a $200.0 million private placement of senior subordinated notes. Proceeds from such private placement were used to repay an $80.0 million term loan and approximately $113.0 million under the revolving credit facility.

     At June 1, 1999, there was $153.7 million outstanding under the Company's revolving credit facility. The $93.0 million increase in the amount outstanding under this facility since May 1, 1999 was principally used to fund the opening of new superstores, new specialty stores and the remodeling and reopening of Sneaker Stadium superstores, as well as to fund higher than planned inventory levels, during the period.

     The Company finances certain store fixtures, point-of-sale ("POS") equipment and management information systems through various financing arrangements which may involve capital leases and/or senior term loans.

     Just For Feet's future capital requirements are primarily for the opening of new superstores and specialty stores. The Company estimates that the total cash required to open a new 15,000 to 20,000 square foot prototype superstore, including store fixtures and equipment, leasehold improvements, net working capital and store opening costs, typically ranges from $1.5 to $2.5 million, depending on the amount of vendor and landlord assistance. The Company estimates that the total cash required to open a 4,000 to 6,000 square foot specialty store ranges from $300,000 to $400,000.

     The Company anticipates opening a total of approximately 25 new superstores, 14 remodeled former Sneaker Stadium stores and approximately 45 new specialty stores in fiscal 1999, and approximately 25 new superstores in fiscal 2000.

     The Company plans to spend approximately $60.0 to 65.0 million on capital expenditures in 1999, including up to $5.0 million in connection with the construction of a second office building on the campus of its existing Birmingham, Alabama headquarters, approximately $49.0 to 54.0 million in connection with the opening of new superstores (including two flagship superstores) and specialty stores and approximately $6.0 million in connection with other capital improvements to its business. Total capital expenditures for the construction of its second office building are estimated to be $8.0 million over the fiscal 1999 and fiscal 2000. The Company estimates the cost of opening the two flagship stores planned for 1999, including capital expenditures with respect to such stores, will aggregate approximately $6.0 million. The Company is not currently planning any material expenditures other than those mentioned above.

      The Company anticipates that at the end of the second quarter of fiscal 1999, the Company will not be in compliance with certain covenants under our revolving credit facility. The Company is seeking an amendment to the facility to revise such covenants so that we will remain in compliance. The Company is also seeking additional support from our major vendors. The Company had $46.3 million available for additional borrowings under the facility at June 1, 1999. Future borrowings under this facility are subject to the satisfaction of certain conditions at the time of borrowing. The Company believes that internally generated funds, cash on hand, vendor support and bank borrowings under our credit facility will be adequate to fund its anticipated needs through at least the end of fiscal 1999. Although management is confident that we will obtain this vendor support and this amendment, there can be no assurance that we will. If the Company is unable to obtain an amendment to the facility, we would be in default, which would permit our lenders under that facility to accelerate the maturity of our debt under that facility and would cause defaults under our other indebtedness, including the notes. In addition, if we are unable to obtain an amendment to our credit facility or vendor support, we will require additional funds from other financing sources to fund our operations. In such event, there can be no assurance that we will be able to obtain such financing as and when required or on acceptable terms.

New Accounting Standards Not Yet Adopted

     In June 1998, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued. This Statement requires that all derivatives be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of SFAS No. 133. This Statement will be effective for the Company in fiscal 2000. Management has not determined the likely effect of SFAS No. 133 on the Company's financial statements.

Impact of Inflation

     The Company does not believe that inflation has had a material, adverse effect on net sales or results of operations. The Company has generally been able to pass on increased costs through increases in selling prices.

Year 2000 Readiness

     As part of the Company's Compliance Validation Project, the Company has assessed its hardware and software systems for Year 2000 compliance. The Company also established policies and procedures to coordinate changes to computer systems and applications necessary to achieve a Year 2000 date conversion with no effect on customers or disruption to business operations. These actions are necessary to ensure that the systems and applications will recognize and process the Year 2000 and beyond. The critical business systems used by the Company break down into five categories for the discussion of system compliance, findings, certifications, and remediation of software. The categories include the following:

  . Merchandise control applications, related hardware, and operating systems. . Administration applications, related hardware, and operating systems.
  .  Network hardware and software.
  .  System utilities and databases, related hardware, and operating systems.
  . Desktop office automation applications, related hardware, and operating systems.

All known Year 2000 upgrade, replacement or remediation efforts for key systems are complete with the following three exceptions:

  . User files generated through desktop office automation applications (estimated completion date August 1999).
  . Specialty store division's cash register applications on IBM's Retail Applications for DOS (estimated completed date August 1999).
  .  Ceridian payroll system interface (estimated completion date September
     1999)

     The Company relies on two applications to manage inventory and monitor sales activity. The two applications are Island Pacific's I/3/ Merchandising Applications for Retail ("I/3/") and IBM's Retail Applications for DOS ("RADOS").

     Another application, Premenos, provides electronic data interchange ("EDI") interface capabilities between the Company and vendors for I/3/ processing. I/3/ is an inventory and distribution management system that the Company uses to analyze sales and inventory, and to purchase, price and distribute product. The Company also uses an integrated financial package from I/3/. The Company does not use any other application for inventory item control or for recording financial information. The I/3/ version 1.3, is the latest supported software release of these applications and is certified Year 2000 compliant by the vendor. I3 runs on the Company's IBM AS400 model 535 computer. The AS400 runs IBM OS400 operating system software, which IBM certifies is Year 2000 compliant. In addition, as part of the AS400 upgrades, which took place in 1997 as part of a normal maintenance routine, the Company ensured Year 2000 compliance of that hardware. The Company also completed a conversion of all point of sale ("POS") equipment in its superstores to address enhanced operational needs which also ensured Year 2000 compliance of those terminals. The completion date of the upgrade to the Year 2000 RADOS release for the specialty stores is estimated to be August 1999. All superstore POS registers now operate on the latest version of RADOS, which IBM certifies as being Year 2000 compliant. RADOS runs on IBM 4694 model 144 POS terminals. These terminals are upgraded to the latest version of hardware BIOS. The oldest terminal in the Company inventory is approximately two years old.

     Premenos is the Company's EDI translation software. The application sends electronic purchase orders to the Company's vendors and receives invoices from them electronically. The application version the Company currently has installed is certified to be Year 2000 compliant. This upgraded version has been tested and certified and is operating and exchanging information with I3 on a daily basis without significant incident.

     The human resource application employed by the Company was internally developed approximately two years ago. The system was developed using Delphi development tools and is integrated with an Oracle database that contains employee data. The application and the supporting database are currently processing century dates. The Company does plan a major revision or replacement of the system in the next two years.

     The Family Plan application, the Company's "13th pair is free" customer purchase tracking system, tracks customer's shoe purchases and after 12 pairs are purchased, provides customers with a free pair of shoes (the 13th pair is free) at a value equal to the average purchase price of the 12 purchased pairs of shoes. The system was developed approximately three years ago using the Delphi development tool kit and is Year 2000 compliant. The application has two components; a corporate application for tracking and reporting and a store component for inquiry and redemption. The corporate application runs on a Solaris 3000 operating system, utilizing Solaris 2.6 and Oracle 7.3. The store component runs on a Compaq, Windows 95B personal computer. All system hardware and software for both components are Year 2000 compliant.

     The Company's payroll system consists of the following three major components:

  .  Time clock application.
  .  The Company's employee information system.
  .  Ceridian payroll system interface.

     The time clock application used by the Company was internally developed. The application was developed along with the human resource and employee information system using the Delphi development tool set and integrated with an Oracle database containing the employee information including time and attendance information.

     The corporate payroll applications run on a Sun 3000 computer, utilizing Solaris 2.6 and accessing employee data in an Oracle, version 7.3, database.

     The remaining component of the payroll system consists of an interface written by the Company with the Ceridian system that calculates net pay and produces paychecks for Company employees. The interface was written using the Delphi development toolkit. Validation of Ceridian Year 2000 compliance is part of the Company's Compliance Validation Project and is scheduled to be completed in September 1999.

     Novell Intranetware version 4.10 is the system software that provides directory services and server management functions for all of the corporate and store local area networks. Version 4.10 is Year 2000 compliant and is functioning on a daily basis without significant incidents. The Company also uses many utilities and management tools developed by Novell for network management. All versions of Novell utilities used by the Company are Year 2000 compliant.

     The Company's other applications which are not dependent on computers or software such as security, fire, phone, audio and visual entertainment systems, heating and air conditioning and other such systems have been evaluated and are considered to be Year 2000 compliant. Vendor surveys and requests for certifications of Year 2000 compliance have been received from all major vendors considered critical to the Company's business continuity. The Company is in the process of evaluating the responses from the vendors to determine if a contingency plan is necessary. The estimated completion date for the evaluation and implementation of a contingency plan, if one is deemed necessary, is September 1999.

     The Company has not incurred any significant historical costs related to the Year 2000 issue as our systems have been upgraded as part of normal maintenance routines and also due to the Company's rapid growth. Management currently estimates that the total remaining costs of achieving Year 2000 compliance and of assessing major vendor compliance will not exceed $500,000. The most likely worst case scenario would be the interruption of inventory flow due to vendors' experiencing Year 2000 problems. Any failure of the Company's computer system or those of certain third parties to achieve Year 2000 compliance on a timely basis could have a material adverse effect on the Company's business, financial condition and results of operations.

                                   BUSINESS

General

     Just For Feet is the nation's leading operator of "category killer" large format superstores specializing in brand-name athletic and outdoor footwear and apparel. Just For Feet, which began with a single mall-based store in 1977, opened its first superstore in 1988 and since that time has focused on developing and refining its superstore concept. As of June 1, 1999, there were 152 Just For Feet superstores operating in 28 states and Puerto Rico, including 12 superstores operated by Just For Feet's only superstore franchisee. In July 1998, the Company significantly accelerated its superstore expansion strategy in the Northeast and Mid-Atlantic states by acquiring Sneaker Stadium, an operator of 39 athletic footwear and apparel superstores. As of June 1, 1999, we had completed the conversion of 34 of the acquired superstores to the Just For Feet superstore format and closed four former Sneaker Stadium superstores.

     In 1997, we entered the smaller format specialty store market of the athletic and outdoor footwear and apparel industry with the acquisitions of Athletic Attic and Imperial Sports, each a privately owned athletic and outdoor footwear and apparel retailer. As of June 1, 1999, there were 173 Company-owned and 41 franchised specialty stores in 24 states and Puerto Rico. As a result of recent operational difficulties in our specialty store division, we have reduced the number of specialty stores we expect to open in fiscal 1999 from 60 to 45 (of which 37 have been opened to date). We currently do not intend to open any new specialty stores in fiscal 2000 unless the current conditions in the athletic footwear industry and the results of our specialty store division improve. See "Prospectus Summary -- The Company," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" and "Business -- Athletic Attic and Imperial Sports Specialty Stores."

Just For Feet Superstores

     Superstore Competitive Strengths. We believe the success of our superstore format is due to the following core strengths:

     Dominant Selection of Brand-Name Athletic and Outdoor Footwear. Just For Feet seeks to offer a larger selection of brand-name athletic and outdoor footwear in terms of styles, sizes and price points than any of its competitors. The prototype 15,000 to 20,000 square foot Just For Feet superstore has approximately three to four times the selling space of leading mall-based specialty athletic footwear retailers. This large store format enables each Just For Feet superstore to offer a dominant selection of name-brand athletic and outdoor footwear. Just For Feet superstores carry approximately 2,500 to 4,500 styles of athletic and outdoor footwear as compared to an estimated 200 to 700 styles typically offered by conventional mall-based athletic footwear retailers, department stores and sporting goods superstores. Just For Feet carries most of the leading athletic and outdoor footwear brands including Nike, Reebok, New Balance, Adidas, Fila, K-Swiss, Asics, Converse, Timberland and Rockport. Just For Feet seeks to offer virtually all styles in the brands it carries. The Company's superstores sell shoes for almost every sport and recreational activity, including:

        .  running           .  golf
        .  basketball        .  football
        .  cross-training    .  baseball
        .  tennis            .  soccer
        .  aerobics          .  walking
        .  hiking            .  wrestling

Just For Feet superstores carry shoes in sizes ranging from infants' size one to men's size 22. In addition to offering most sizes in most styles, Just For Feet superstores carry a complete selection of widths in those styles which are offered in multiple widths.

     The store layout permits customers to locate shoes by brand (e.g., Nike, Reebok, New Balance) or category (e.g., running, basketball, tennis). One shoe of each regularly stocked style is located in the appropriate branded concept shop and the other is presented on a full three-wall display arranged by category which surrounds the fitting area at the back of the store. These displays, which emphasize current, in-season products, are complemented by the "Combat Zone," where Just For Feet regularly highlights special values on closeouts and other special-purchase merchandise and liquidates old or slow moving inventory.

     Superior Customer Service and Technical Sales Assistance. We believe that providing a high level of customer service is vital to our competitive advantage. Our goal is to offer a level of customer service and technical expertise superior to that of our competition. Just For Feet is committed to making shopping for athletic and outdoor footwear an enjoyable experience through the employment of knowledgeable, well-trained and energetic sales associates. Because of the large selection of footwear carried, and to further differentiate our superstores from other retailers, we devote substantial time and resources to training and testing our employees in footwear technology, the performance attributes of Just For Feet's merchandise and common foot problems. In addition, new superstore managers and other superstore management personnel undergo an intensive two to three-week training program at "Just For Feet University" to enhance their understanding of all aspects of Just For Feet's business. Over 800 employees attended Just For Feet University during fiscal 1998. Each superstore employee receives ongoing training through frequent clinics sponsored by vendors and consultation with Just For Feet's technical specialists. Just For Feet also utilizes satellite technology for broadcasting between corporate headquarters and individual superstores. Management believes that satellite technology is an effective and cost-efficient way to facilitate communication and continuing education throughout Just For Feet superstores.

     Just For Feet strives to staff its superstores with a high ratio of sales associates to customers. Because Just For Feet superstores sell almost every athletic shoe offered by leading brands, sales associates are able to act as problem solvers for customers and to recommend the ideal shoe with less risk of losing a sale. Just For Feet seeks to retain its nucleus of well-trained sales personnel through bonus payments, a broad based stock option program and opportunities for advancement.

     Entertaining Shopping Experience. The Company strives to create an exciting and high-energy shopping experience in its superstores through the use of:

        .  bright colors,
        .  upbeat music,
        . an enclosed "half-court" basketball court for use by customers, . a multi-screen video bank, and . appearances by sports celebrities.

The prototype Just For Feet superstore typically features 15 to 20 separate branded "concept shops," each displaying the brand's product line. These concept shops are typically built and periodically updated by the vendors to tie into their national advertising campaigns. Each Just For Feet superstore benefits from the upscale appearance of the branded fixturing.

     Extensive Advertising and Promotion. We use extensive television and print advertising to generate customer store visits. We typically run television advertisements on the local affiliate of each of ABC, CBS, NBC and Fox, as well as other cable and broadcast networks, up to six days per week in many of our superstore markets. Print advertisements and promotional circulars often are published weekly in local newspapers. As we add new superstores in existing markets, we have benefitted, and we believe we will continue to benefit, from print and television synergies and cost efficiencies. We strive to make each new superstore opening a major retail event by widely advertising through newspaper and television. We use unique promotional events which add to the fun and excitement of shopping in Just For Feet superstores, including appearances by sports celebrities such as former NFL quarterbacks Bart Starr (who is also a director of the Company) and Jim Kelly.

     Superstore Operating Strategy. A key component of our operating strategy is to continue to emphasize and build on our significant competitive strengths and by focusing on the following:

     In-Store Warehousing. Rather than operating a centralized distribution center for our superstores, we typically devote approximately 45% of the square footage of each superstore to warehouse space. Each superstore receives shipments directly from vendors and stocks merchandise in an area behind (or above) the selling floor not visible to customers. Our decentralized distribution system enables us to:

        . receive merchandise at each superstore on a timely basis, . avoid the time and expense of handling merchandise twice, . maintain deep inventory positions in core styles, and . stock our superstores more fully in advance of peak selling periods.

     Utilizing Sophisticated Management Information Systems. We believe that we have sophisticated information systems that assist us in optimizing our superstore operations. Control of our merchandising activities is currently maintained by a fully-integrated point-of-sale inventory and management information system which permits management to monitor inventory and store operations on a daily or more frequent basis. Barcoding of merchandise and use of scanners at receiving and point-of-sale allows the inventories of all stores to be automatically adjusted and sales automatically logged as customers check out. Purchasing, tracking and receiving systems assist in the efficient and timely distribution of merchandise to each superstore. Systems are in place to permit review, on a daily or more frequent basis, of sales information by store, category, vendor or employee in order to focus on store needs and employee productivity. In-store information systems are linked directly to the corporate office.

     Competitive Pricing. We believe that providing a wide selection of competitively priced, brand-name footwear provides superior value to our customers. While we are not a discount retailer, we guarantee that we will match any competitor's advertised price and offer a family frequent buyer program under which our superstores give participating customers the thirteenth pair of shoes free (up to the average purchase price of the previous twelve pairs). In addition, Just For Feet offers a limited selection of closeout merchandise and slow-moving inventory at prices generally ranging from 33% to 70% below manufacturers' suggested retail prices displayed in an area at the front of each superstore called the "Combat Zone." Management believes the ability to offer a wide selection of closeout or discontinued merchandise compared to that offered in speciality stores provides it with a competitive advantage over such stores in attracting the high value/low price conscious customer due to the space constraints on the ability of speciality stores to stock both new and discontinued merchandise.

     Superstore Growth Strategy. We are also focused on increasing net sales and earnings of our superstores through the following growth strategies:

     Superstore Expansion. We intend to strengthen our position as the leading operator of athletic and outdoor footwear superstores by opening approximately 25 new superstores in each of fiscal 1999 and 2000. We opened 26 superstores in fiscal 1998 (excluding 21 converted Sneaker Stadium superstores) and have opened eight superstores in fiscal 1999 through June 1, 1999 (excluding twelve converted former Sneaker Stadium superstores). In addition to our prototype superstores, we currently operate high visibility, high profile "flagship" superstores which provide added entertainment features at Caesar's Palace in Las Vegas and on Long Island in New York, and plan to open new flagship superstores in fiscal 1999 in Times Square in New York and Union Square in San Francisco. Flagship superstores, which are not necessarily larger than the prototypical Just For Feet superstore, provide added entertainment features designed to generate and maintain customer excitement and are located in high profile locations. We will continue to open superstores in new and existing markets, including those markets with the potential for multiple sites, which allows us to take advantage of advertising and operating efficiencies. We have either executed or negotiated leases with respect to all superstores scheduled to open during fiscal 1999 and are actively reviewing numerous additional sites for fiscal 2000.

     Through our July 1998 acquisition of Sneaker Stadium, we significantly accelerated our superstore expansion into the Northeast and Mid-Atlantic states, areas not previously significantly served by Just For Feet, although targeted for expansion by management. The Company closed four of the acquired Sneaker Stadium superstores and converted 34 of the acquired superstores to the Just For Feet name, format and systems and reopened those stores as Just For Feet superstores. We believe that the profitability of the acquired stores will be enhanced upon conversion and operation by Just For Feet management. Management expects to improve profitability by leveraging Just For Feet's vendor relationships to provide broader and deeper inventories and better pricing than previously available and by implementing Just For Feet's advanced management information systems, staff training and store management structure.

     The Company's superstore expansion strategy is to open superstores in new and existing markets, including those markets with the potential for multiple sites, which enables the Company to take advantage of advertising and operating efficiencies. In addition, Just For Feet will continue to open superstores in smaller markets which can only accommodate one superstore.

     We generally seek to open one Just For Feet superstore in a chosen market for every 300,000 to 400,000 residents. As a result, multiple superstores opened in larger markets, such as Atlanta, Dallas, Denver, Houston, Kansas City and Phoenix, derive significant benefit from advertising and operating efficiencies. More recently, we have also focused on operating single superstores in mid-sized metropolitan markets such as Montgomery, Alabama and Jackson, Mississippi. In addition, we continue to evaluate select opportunities to expand internationally.

     Because our vendors drop ship merchandise directly to the superstores, Just For Feet's expansion plans are dependent more on the attractiveness of individual superstore sites than the logistical constraints that would be imposed by a central distribution center. Just For Feet plans to open primarily freestanding superstores in high traffic, high visibility locations typically on outparcels of or adjacent to shopping malls. Our superstore expansion strategy is to concentrate our efforts on opening Company-operated superstores.

     We lease all but three of our existing superstores and intend to lease all new superstores. We estimate that our total cash requirements to open each new prototype superstore, including store fixtures and equipment, leasehold improvements, net working capital and store opening costs, typically range from $1.5 to $2.5 million, depending on the extent of vendor and landlord assistance and the size and projected volume of the store. The total cash outlay required to open a flagship superstore typically ranges from $2.5 to $4.0 million.

     Development and Expansion of Electronic Commerce Capabilities. In 1998, we launched our online shopping website (www.feet.com). The website is designed to permit customers to view and receive technical information on merchandise and to place orders over the Internet. In February 1999, we began the process of significantly expanding our website to provide enhanced customer service functions, increased product selection and a flexible order fulfillment capability. We believe e-commerce capability provides us with incremental sales opportunities, helps prevent the potential loss of sales at existing stores to competitors possessing e-commerce capabilities and provides us with the opportunity to take market share from our competitors not possessing such capabilities. Such sales may, to some extent, displace sales from our existing stores. The expanded website is designed to permit customers to browse color images of selected merchandise online by brand, style or function and to make purchases. As part of our commitment to customer service, we permit in-store returns or exchanges on electronic purchases and are continually evaluating alternative delivery options to expedite order fulfillment. The website is designed to interface with our information systems. We intend to utilize our television and print advertisements to increase awareness of our website as part of our regular advertising and, individually or in conjunction with our vendors, may offer exclusive promotions through our site.

Superstore Operations

     Just For Feet employs a three-tiered management system for superstore operations, presently consisting of regional directors, divisional directors and a store director for each store. Each superstore is managed by a store director, two store managers, an office manager, an operations manager and up to seven assistant managers, depending on the sales volume of the store. Store directors report to a district director, who in turn reports to a regional director.

     The sales staff of individual superstores ranges from approximately 60 to 180 employees depending on the size of the store and the time of year. The Company's policy is to staff its superstores sufficiently to ensure that all customers receive prompt personalized attention. Store directors and managers are paid a salary, while all other superstore employees are paid on an hourly basis. Just For Feet provides an incentive compensation plan for virtually all employees. Store director and manager incentive plans are based primarily upon a combination of store sales, payroll level relative to sales and inventory variance compared to budget. Sales associates are eligible for semiannual bonus payments based on their individual sales performances. In addition, the Company's incentive plans include grants of stock options to senior management and store directors, store managers and assistant store managers and certain store operations personnel.

     Just For Feet experiences inventory shrinkage rates which it believes are below the retail industry average. Management attributes its low shrinkage rate to stocking footwear off the selling floor, the presence of an operations manager and security personnel at each superstore, the use of surveillance systems and the reduced handling of merchandise associated with Just For Feet's in-store warehousing system.

     Just For Feet superstores operate seven days per week. To enhance customer convenience, normal hours for superstores located on outparcels of shopping malls are typically thirty minutes prior to the mall's opening until thirty minutes after the mall's closing. Superstores are open on all holidays except Christmas, Thanksgiving and Easter.

Athletic Attic and Imperial Sports Specialty Stores

     As part of our long-term growth strategy, we entered the smaller format specialty store market of the athletic and outdoor footwear and apparel industry with the 1997 acquisitions of Athletic Attic and Imperial Sports. Athletic Attic, based in Gainesville, Florida, and Imperial Sports, based in Flint, Michigan, were privately owned athletic and outdoor footwear and apparel retailers operating an aggregate of 87 stores. The Athletic Attic and Imperial Sports operations were combined to form our specialty store division. Since the acquisitions, we have opened 94 new specialty stores, primarily under the Athletic Attic name. There are currently 173 Company-owned and 41 franchised specialty stores in 24 states and Puerto Rico.

     In the fourth quarter of fiscal 1998, sales at the specialty stores suffered along with other smaller format athletic footwear retailers. In the first quarter of fiscal 1999, specialty stores operations were adversely impacted by lower gross margins and higher than anticipated store operating expenses as a percentage of net sales, primarily as a result of lower than expected sales volumes in recently opened specialty stores and higher than expected interest expense associated with funding higher than planned inventory levels during the period. At May 1, 1999, the specialty store division had excess inventory of over $50 million. The buildup in inventory is attributable mainly to footwear orders placed at the division level in excess of the division's current needs, as well as to the lower than expected sales volumes in the specialty stores. We have announced our intention to significantly reduce our inventory levels. As we attempt to lower our inventory levels, Company-wide gross margins will continue to decrease significantly, particularly in the second quarter of fiscal 1999. As a result of our implementation of this plan to reduce inventory levels and higher than planned interest costs, we anticipate reporting a net loss in the second quarter of fiscal 1999 and that net earnings in fiscal 1999 will be lower than in fiscal 1998. If we are unable to achieve significant inventory reductions in the second quarter as planned, and higher than planned inventory levels continue, we will experience significantly lower gross margins, significantly higher store operating expenses and net interest expense, decreased liquidity and significantly lower net earnings in fiscal 1999 than in fiscal 1998.

     We opened 51 specialty stores in fiscal 1998 and have opened 33 such stores this fiscal year through June 1, 1999. We expect to open approximately 12 additional specialty stores during the remainder of fiscal 1999. We presently do not intend to open any new specialty stores in fiscal 2000 unless the current conditions in the athletic footwear industry and the results of our specialty store division improve. See "Risk Factors -- Recent Difficulties at our Specialty Stores" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."

Specialty Store Business Strategy

     We believe the success of our specialty store format will depend on our implementing the following operating and growth strategies:

     Operating Strategy. Our strategy for operating the specialty stores has the following key components:

     Capitalize on Existing Operational Strengths. In operating our specialty stores, we intend to emphasize the three elements that have been successful in our superstores: selection, service and advertising. Our goal is to operate specialty stores that have a greater selection of footwear than that of our competitors' comparably sized specialty stores, and to serve customers with a highly trained sales staff. In addition, consistent with our focus on training and store operations and our objective of staffing all our stores with knowledgeable and friendly sales associates, we are developing a training program based on the concept and curriculum of Just For Feet University. Finally, we intend to attract customers to our specialty stores through aggressive local advertising campaigns which will emphasize, among other things, the broad selection and customer service at these stores.

     Implement Targeted Operational Improvements. We are conducting a thorough review of the operations of our specialty stores in order to improve sales and profitability. Specifically, we are focusing on the following operational improvements that we believe will provide a solid foundation for successful operation of the specialty stores:

        . conducting a thorough review of the causes of the current high inventory levels and implementing safeguards to help prevent a reoccurrence; and

        . altering the inventory mix of some stores in an effort to generate higher sales and better gross margins.

     Strategy for Development and Expansion of Specialty Store Operations. We are focused on increasing the net sales and earnings of our specialty store division through the following growth strategies:

     Target a Broad Range of Markets and Locations. While we are currently experiencing operational difficulties in our specialty store division and have curtailed our expansion plans, we believe that the development of smaller specialty stores, in conjunction with continued development of our core superstores, has provided us with incremental growth opportunities. The specialty stores have allowed us to expand into a much broader range of markets and real estate locations. The specialty store format allows us to enter smaller markets where customer demographics may not support the superstore format. We also use the specialty stores to achieve greater market penetration in markets which are large enough to support superstores as part of our strategy to maximize market share. Because of their higher initial investment and fixed costs, Just For Feet superstores require a much higher level of sales in order to produce an attractive return on investment and consequently require a larger population base. Whereas approximately 300,000 to 400,000 people in a trade area are required to generate the high level of sales expected for Just For Feet superstores, we believe that smaller specialty stores can be successful with as few as 25,000 people in a trade area.

     As part of this strategy, we opened 51 new specialty stores in fiscal 1998 and 33 new specialty stores through June 1, 1999 (reduced from our original goal of 60 as a result of the recent operational difficulties in the specialty stores). We plan to open a total of 45 new specialty stores in fiscal 1999. We intend to open all new specialty stores under the name Athletic Attic, except in those Michigan markets where we believe the Imperial Sports name has substantial brand identity. We do not plan to open any specialty stores in fiscal 2000 unless the current conditions in the athletic footwear industry and the results of our specialty store division improve.

     Develop a Differentiating Specialty Store Strategy. We have developed a strategy for developing athletic specialty stores which we believe is unique among our primary competitors. If there is significant improvement in the athletic footwear industry and significant improvement in the operations of our existing specialty stores, we intend to resume our specialty store expansion and implement our strategy for development of these stores. Under our strategy, we intend to establish a leadership position in targeted markets by expanding beyond enclosed shopping malls. In addition to expanding our presence in the same universe of enclosed shopping malls targeted by our primary competitors, we also will focus on urban and suburban retail strip centers, which reach potential consumers near where they live and work and provide the added benefit of lower occupancy costs. If we recommence our expansion strategy, we intend to enter new specialty store markets by opening higher profile specialty stores in enclosed shopping malls, then surrounding them with new stores located in retail strip centers. By concentrating a number of stores in targeted markets, we will be able to leverage advertising costs. Advertising will be designed to attract customers to our specialty stores as destination shoppers. We believe this strategy will be facilitated by locating our non-mall based specialty stores in urban and suburban strip centers and power centers adjacent to "big box" retailers, although some of our new specialty stores also will be located in traditional high-traffic mall locations which are not as dependent on advertising to generate customer traffic.

Management Information Systems

     We believe that we have sophisticated information systems that assist us in optimizing our superstore operations. Control of our merchandising activities is currently maintained by a fully integrated point-of-sale, inventory and management information system which permits management to monitor inventory and store operations on a daily or more frequent basis. Bar-coding of merchandise and the use of scanners at receiving and point-of-sale allows the inventories of all stores to be automatically adjusted and sales automatically logged as customers check out. Purchasing, tracking and receiving systems assist in the efficient and timely distribution of merchandise to each superstore. Systems are in place to permit review, on a daily or more frequent basis, of sales information by store, category, vendor or employee in order to focus on store needs and employee productivity. In-store information systems are linked in our superstores directly to the corporate office.

     In order to improve operational productivity, facilitate timely decision making and support our future growth, we have implemented enhanced systems capabilities utilizing a fully integrated software system on an IBM AS/400 platform, together with store level systems and equipment. Our enhanced systems provide management with the capability to track gross margin and inventory levels by superstore on a daily basis. In addition, a Human Resource/Time Management/Payroll system allows daily analysis of labor costs by location. Management believes that the enhanced systems will be able to support our planned growth for the foreseeable future.

     For a discussion of Year 2000 compliance, see "Risk Factors--Even if we are year 2000 compliant, we could be adversely affected by third party noncompliance" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness."

Competition

     The retail athletic and outdoor footwear industry, which in 1997 had total sales in the United States of approximately $13 billion, is highly competitive. We compete primarily with sporting goods superstores, athletic footwear specialty stores, department stores, discount stores, traditional shoe stores, traditional sporting goods stores and mass merchandisers and other athletic footwear retailers, several of which have developed their own superstore concepts. We believe, however, that we operate the only significant superstore chain in the athletic and outdoor footwear industry. We believe that competition in the retail athletic footwear industry is based primarily on the number of styles of brand-name athletic and outdoor shoes offered, pricing and customer service. We believe that our superstore concept and, to a lesser extent our specialty store concept, will allow us to carry and display a larger number of the more popular styles of athletic and outdoor footwear than our competitors. Additionally, we believe that our pricing strategy and frequent buyer program encourage repeat shopping and customer loyalty. We may face periods of intense competition in the future which could have an adverse effect on our financial results.

Employees

     At May 1, 1999, we had approximately 15,000 employees, including those employed on a part-time or seasonal basis. The number of employees fluctuates during the year primarily due to seasonality. None of our employees is represented by a labor union.

     We attribute a large portion of our success in generating sales and maintaining various areas of cost control to our inclusion of virtually all sales employees in store-level incentive compensation plans. Many employees, from senior executives to store level management also participate in our incentive stock option plans. We also contribute to the cost of medical insurance coverage for those employees who are eligible to participate in our sponsored plans. All employees also receive discounts on our merchandise. We consider our relationship with our employees to be good.

Trademarks

     The Company owns the following federally registered service marks (in design form): "Just For Feet," "Just For Feet, World's Largest Athletic Shoe Store," "Just For Feet, Where The 13th Pair is FREE!" and "Athletic Attic." The Company believes its marks are valuable and, accordingly, intends to maintain its marks and the related registrations. The Company is not aware of any pending claims of infringement or other challenges to the

Company's right to use its marks in the United States. This prospectus also mentions several registered trademarks owned by other companies including Nike(R), Reebok(R), New Balance(R), Adidas(R), Fila(R), K-Swiss(R), Asics(R), Converse(R), Timberland(R) and Rockport(R).

Litigation

     On June 27, 1997, a lawsuit was filed by Ronald K. Drucker, individually and on behalf of all others similarly situated, in the United States District Court for the Northern District of Alabama against the Company, Harold Ruttenberg, Don-Allen Ruttenberg, Scott C. Wynne, Adam Gilburne, Pamela B. Ruttenberg, Robert C. Wabler, William Blair & Company and Montgomery Securities. The defendants are the Company; its Chairman and Chief Executive Officer; three other executive officers of the Company; the Company's former Chief Financial Officer and a former director; another former officer of the Company; and two of the four managing underwriters in the Company's June 1996 public offering of common stock. The individual defendants were selling shareholders in such offering. The plaintiff purports to represent a class consisting of all persons who purchased common stock in or traceable to the June 1996 public offering. The suit alleges that the Company's registration statement and the prospectus used in such offering contained materially misleading financial statements. The plaintiffs are seeking an unspecified amount of damages. On January 7, 1999, the court entered an order appointing Mr. Drucker as lead plaintiff and approving the selection of lead counsel. The Company and its named officers and directors deny liability on the claims and are vigorously defending the suit, which is only in the preliminary stages.

     On April 20, 1999, MBA Marketing Corporation, the sole superstore franchisee of Just For Feet, Inc., filed a complaint in the United States District Court for the Southern District of Ohio, Eastern Division, seeking declaratory judgment, an accounting and monetary damages against Just For Feet, Inc. and Casual Wear II, Inc. (the "Company"). The complaint alleges that the Company has breached its obligations under certain franchise agreements between it and the Plaintiff and seeks actual damages in excess of $82.5 million, punitive damages in excess of $25 million and the right to terminate the franchise agreements. The Company denies all allegations contained in the complaint and will vigorously defend these allegations.

     The Company and/or its subsidiaries, also are involved in various legal proceedings that have arisen in the normal course of their business. While it is not possible to predict the outcome of such proceedings with certainty, the Company does not believe that the ultimate resolution of those proceedings or any of the litigation discussed above is likely to have a material adverse effect on its financial condition or its consolidated results of operations.

Properties

     At June 1, 1999, we operated 140 Just For Feet superstores (not including 12 superstores operated by Just For Feet's only superstore franchisee). With the exception of a Birmingham, Alabama store (which is subject to a ground lease), one store in Orlando, Florida and one store in Knoxville, Tennessee, all of the Company's superstore facilities are leased. We intend to lease all new superstores. We also operated 173 specialty stores, each of which is leased. Specialty stores are located primarily in enclosed shopping malls and, to a lesser extent, in retail strip centers.

     Certain leases for existing stores provide for fixed minimum rentals and provide for contingent rental payments based upon various specified percentages of sales above minimum levels. Certain leases also contain escalation clauses for increases in minimum rentals, operating costs and taxes. Certain other leases provide for future rent increases based upon increases in the Consumer Price Index. Superstore leases carry varying terms expiring between 2003 and 2016, excluding applicable renewal periods. Specialty store leases are typically for shorter initial terms and begin expiring in fiscal 1999, excluding renewal periods.

     Our corporate headquarters are located in a 42,000 square foot building completed in May 1997, on approximately 25 acres of land owned by us in Birmingham, Alabama. The headquarters facilities also include a 36,000 square foot warehouse. We currently are planning the construction of a second office building on our corporate campus, expected to cost approximately $8.0 million over the next two years.

                                  MANAGEMENT

The executive officers and directors of the Company are as follows:

  Name                  Age                       Position
  ----                  ---                       --------
Harold Ruttenberg.....   56  Chairman of the Board and Chief Executive Officer
Helen M. Rockey.......   43  President and Chief Operating Officer; Director
Eric L. Tyra..........   49  Executive Vice President--Finance and Chief
                             Financial Officer
Robert E. Oyster......   53  President--Superstore Division
Warren Ruttenberg.....   30  President--Specialty Store Division
Nicholas C. Kartalis..   49  Executive Vice President--Superstore Sales
Don-Allen Ruttenberg..   32  Executive Vice President
Scott C. Wynne........   32  Executive Vice President--Operations and Secretary
Bart Starr, Sr........   65  Director
Michael P. Lazarus....   43  Director
Randall L. Haines.....   56  Director
David F. Bellet.......   52  Director
Edward S. Croft, III..   56  Director
Warren C. Smith, Jr...   42  Director
John A. Berg..........   37  Director

     Mr. Harold Ruttenberg is the founder of the Company and has served as its Chairman and Chief Executive Officer since its inception in 1977. Mr. Ruttenberg also served as President from the Company's inception to March 1999. Harold Ruttenberg is the father of Warren and Don-Allen Ruttenberg.

     Ms. Rockey was appointed President and Chief Operating Officer in March 1999 and has served as a director of the Company since June 1999. Prior to joining the Company, Ms. Rockey served as President and Chief Executive Officer of Brooks Sports, Inc., a worldwide athletic footwear, apparel and accessories company, since 1994. For 11 years prior to joining Brooks, Ms. Rockey worked in a variety of positions with Nike, Inc.

     Mr. Tyra has served as Executive Vice President--Finance and Chief Financial Officer since May 1997. From January 1994 to May 1997, Mr. Tyra was Vice President--Finance, Treasurer and Chief Financial Officer of Club Car, Inc., a manufacturer of golf cars and utility vehicles. From 1991 to 1993, Mr. Tyra was a Senior Vice President with First Financial Management Corporation, serving in various financial management positions. Previously, Mr. Tyra was a partner with Deloitte & Touche LLP.

     Mr. Oyster has served as President--Superstore Division since June 1999. From 1998 until he joined the Company, Mr. Oyster was president of OptiVenture, Inc., an engineering company and manufacturer of optical disks. From 1996 to 1998, Mr. Oyster served as a consultant to various venture capital firms assisting in retail acquisition, turnaround and merger projects. From 1979 to 1996, Mr. Oyster served in the positions of Chairman, Chief Executive officer, Chief Operating Officer and Chief Financial Officer of Sun Television and Appliances, Inc. headquartered in Columbus, Ohio.

     Mr. Warren Ruttenberg has served as President--Specialty Store Division since May 1999; Executive Vice President--Superstore Operations from March 1999 to May 1999; Vice President of Sales from November 1995 to March 1999; and District Sales Manager from March 1994 to November 1995. Warren Ruttenberg is the son of Harold Ruttenberg and the brother of Don-Allen Ruttenberg.

     Mr. Kartalis was appointed Executive Vice President--Superstore Sales of the Company in January 1999. Mr. Kartalis held various sales and management positions with Nike, Inc. from 1987 to 1992. Since 1992, Mr. Kartalis has held executive position in sales, merchandising and marketing with Danskin, Inc. (1992-1994), Dick's Clothing and Sporting Goods, Inc. (1994), Apex One, Inc.
(1995) and Avia Group International (1995). From 1996 until he joined the Company, Mr. Kartalis was a consultant in the retail industry.

     Mr. Don-Allen Ruttenberg, who joined the Company in 1987, serves as Executive Vice President. He served as Executive Vice President--New Store Development from February 1997 to February 1999, and as Vice President-- Merchandising from January 1994 to February 1997. Since 1987, Mr. Ruttenberg also has been actively involved in various merchandising aspects of the Company, focusing on footwear technology. Don-Allen Ruttenberg is the son of Harold Ruttenberg and brother of Warren Ruttenberg.

     Mr. Wynne has been employed by the Company since 1985 and has served as Operations Manager since 1990 with specific responsibilities in inventory control, distribution, management information systems and traffic. He was elected Vice President--Store Operations in January 1994, Corporate Secretary in August 1995 and Executive Vice President--Operations in February 1997.

     Mr. Starr has served as a director of the Company since August 1993. He has served as the Chairman of the Board of Healthcare Realty Management, a real estate development company, since 1990 and from 1984 to 1990 was a partner in RAL Management Group, also a real estate development company. From 1956 to 1972, Mr. Starr was a professional football player for the Green Bay Packers of the National Football League. He presently serves as a spokesperson for the Company.

     Mr. Lazarus has served as a director of the Company since August 1993. Mr. Lazarus has served as a Managing Partner of Weston Presidio Capital Management, L.P., a venture capital firm, since 1991. From 1986 to 1991, he served as Managing Director and Director of the Private Placement Department of Montgomery Securities. Mr. Lazarus also serves as a director of Guitar Center, Inc.

     Mr. Haines has served as a director of the Company since May 1994. Mr. Haines has served as President of Compass Bank--Birmingham since February 1996. From January 1993 to January 1996, Mr. Haines served as President of Compass Bank of Huntsville, Alabama. From 1986 to January 1993, Mr. Haines served as Commercial Banking Manager of Compass Bank of Birmingham, Alabama.

     Mr. Bellet has served as a director of the Company since May 1996. Mr. Bellet has been Chairman of Crown Advisors Ltd., a private investment counseling firm, since founding the firm in 1981. He is also a general partner in the limited partnerships managed by Crown in the venture capital industry. From 1969 to 1981, Mr. Bellet was a Vice President of Citibank in the Investment Management Group.

     Mr. Croft has served as a director of the Company since July 1996. Mr. Croft has been a principal in the private investment banking firm of Croft & Bender LLC since August 1996. From April 1996 to August 1996, Mr. Croft was President of Croft & Co., a financial advisory firm. From May 1971 through April 1996, Mr. Croft was an investment banker with The Robinson-Humphrey Company, Inc. Mr. Croft also serves on the Board of Directors of Artesyn Technologies, Inc.

     Mr. Smith has served as a director of the Company since July 1998. Mr. Smith is a Managing Director of Thomas H. Lee Company ("THL") and has been employed by THL since 1990. Mr. Smith also serves as a director of Eye Care Centers of America, Inc., Finlay Enterprises, Inc. and Rayovac Corporation. In addition, Mr. Smith serves as a Vice President of Thomas H. Lee Advisors I and T.H. Lee Mezzanine II, affiliates of M.L. Lee Acquisition Fund, L.P. and M.L. Lee Acquisition Fund II (Retirement Account), L.P., respectively, which are THL affiliates. Mr. Smith was appointed to the Board of Directors pursuant to an agreement with a THL affiliate in connection with its investment in the Company.

     Mr. Berg has served as a director of the Company since June 1999. Since December 1998, Mr. Berg has been managing partner at Dorset Capital Management. From 1988 to 1998, Mr. Berg was an investment banker with NationsBanc Montgomery Securities, LLC, most recently holding the title of Senior Managing Director.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Based solely on information made available to the Company, the following table sets forth certain information as of May 1, 1999 with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company whose cash compensation exceeded $100,000 for fiscal 1998, and (iv) all directors and executive officers of the Company as a group.



                                                                                Shares of
                                                                               Common Stock             Percent of
Beneficial Owner                                                            Beneficially Owned(1)    Outstanding Shares
----------------                                                            ---------------------    ------------------
Harold Ruttenberg(2)...................................................            5,439,730               17.4%
Pamela B. Ruttenberg(3)................................................            1,841,002                5.9
The TCW Group, Inc.(4).................................................            2,789,586                8.9
Sneaker Guarantee LLC(5)(19)...........................................            1,849,946                5.9
Banc One Corporation(6)................................................            1,685,944                5.4
Karl B. Friedman, as Trustee for the Pamela B. Ruttenberg Irrevocable
     Children's Trust(7)..............................................               521,910                1.7
Harold and Pamela Ruttenberg Foundation................................              375,845                1.2
Adam J. Gilburne(8)....................................................              255,576                 *
Ruttenberg Family Foundation(9)........................................              137,686                 *
Eric L. Tyra(10).......................................................               92,000                 *
Alex M. Bond(11).......................................................               20,000                 *
Don-Allen Ruttenberg(12)...............................................              129,818                 *
Scott C. Wynne(13).....................................................              128,604                 *
Warren Ruttenberg(14)..................................................               14,375                 *
Randall L. Haines(15)..................................................               65,337                 *
Michael P. Lazarus(16).................................................              658,549                2.1
Edward S. Croft, III(17)...............................................               56,171                 *
Bart Starr, Sr.(18)....................................................               58,310                 *
David F. Bellet(19)....................................................               53,100                 *
Warren C. Smith, Jr.(20)...............................................            1,849,946                5.9
John A. Berg...........................................................                --                   --
Helen M. Rockey(21)....................................................                --                   --
All executive officers and directors as a group (14 persons)(22).......            8,801,516               27.6%

---------------------------
*Less than 1%.

(1) Unless otherwise indicated, each person has sole voting and investment power as to all such shares. Shares of Common Stock underlying options to purchase Common Stock which are exercisable within 60 days of April 12, 1999 are deemed to be outstanding for the purpose of computing the outstanding Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.
(2) Harold Ruttenberg and Pamela B. Ruttenberg are husband and wife. Includes 3,085,197 shares owned directly by Harold Ruttenberg, 1,841,002 shares held by him as Trustee under a Voting Trust Agreement for the benefit of Pamela B. Ruttenberg which terminates in 2003, 375,845 shares held by the Harold and Pamela Ruttenberg Foundation and 137,686 shares held by the Ruttenberg Family Foundation. Mr. Ruttenberg serves on the Board of Directors of each of such foundations and in such capacity shares voting and investment power with respect to shares owned by such foundations. Mr. Ruttenberg's address is 7400 Cahaba Valley Road, Birmingham, Alabama 35242.
(3)    Represents shares held by Harold Ruttenberg as Voting Trustee for Pamela
       B. Ruttenberg, with respect to which Mr. Ruttenberg has voting power. Mrs. Ruttenberg retains the power to dispose of such shares. Mrs. Ruttenberg's address is 7400 Cahaba Valley Road, Birmingham, Alabama 35242.
(4) Based on a Schedule 13G dated February 12, 1999 filed by the TCW Group, Inc. ("TCW"). The Schedule 13G reports that Robert Day may be deemed to control TCW and, as a result, may be deemed to beneficially own the shares of common stock owned by TCW. The Schedule 13G also reports that the shares are held by subsidiaries or other affiliates of TCW or Robert Day. The Company makes no representation as to the accuracy or completeness of the information reported. The business address of TCW is 865 South Figueroa Street, Los Angeles, California 90017 and the business address of Robert Day is 200 Park Avenue, Suite 2000, New York, New York 10166.

(5) Includes presently exercisable warrants to purchase 923,591 shares of Common Stock.
(6) Based on a Schedule 13G/A dated February 1, 1999 filed by Banc One Corporation (oBanc Oneo) as a parent bank holding company for several subsidiary commercial banks. The Schedule 13G/A states that of the 1,685,944 shares beneficially owned, Banc One has sole voting power with respect to 1,675,604 shares, sole dispositive power with respect to 1,660,292 shares and shared dispositive power with respect to 18,002 shares. The Company makes no representation as to the accuracy or completeness of the information reported. Banc OneAEs business address is One First National Plaza, Chicago, Illinois 60670.
(7) Trust is for the benefit of the three adult children of Harold and Pamela Ruttenberg, two of whom, Warren Ruttenberg and Don-Allen Ruttenberg, are executive officers of the Company. The shares held in the trust are allocated pro rata among the three children. Mr.aFriedman disclaims beneficial ownership of the shares in the trust.
(8) Includes 128,385 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 236,250 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future. On April 27, 1999, Mr. Gilburne submitted his resignation from all positions with the Company, effective May 31, 1999.
(9) Shares held by the Ruttenberg Family Foundation for the benefit of the Birmingham Jewish Federation. The Ruttenbergs disclaim beneficial ownership of the shares held by such Foundation.
(10) Represents shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 158,000 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
(11) Represents shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Mr. Bond resigned from the Company on February 28, 1999.
(12) Includes 40,479 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 115,000 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
(13) Includes 80,958 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 115,000 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
(14) Represents shares subject to outstanding options to purchase common stock which are exercisable within 60 days. Excludes 24,375 shares subject to outstanding options to purchase common stock which will become exercisable at various dates in the future.
(15) Includes 65,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 2,500 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
(16) Includes 65,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 2,500 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future. Also includes 593,549 shares held by Weston Presidio Capital II, L.P. Mr. Lazarus is a general partner of a limited partner of the partnership that owns the shares and may be deemed to share beneficial ownership of such shares.
(17) Includes 55,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 27,500 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
(18) Includes 44,750 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 66,500 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
(19) Includes 42,500 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days and an aggregate of 600 shares owned by Mr. Bellet's two daughters, with respect to which shares Mr. Bellet disclaims beneficial ownership. Excludes 2,500 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
(20) Mr. Smith was appointed to the Board of Directors upon the acquisition on July 2, 1998 by Sneaker Guarantee LLC of the securities referred to in this note. The number of shares shown as beneficially owned by Mr. Smith includes 926,355 shares of Common Stock and 923,591 shares underlying warrants to purchase Common Stock owned by Sneaker Guarantee LLC. Mr. Smith serves as a vice president of the general partner of a limited partnership which is the manager of Sneaker Guarantee LLC and as such may be deemed to beneficially own such securities.
(21) Excludes 600,000 shares subject to outstanding options to purchase common stock which will become exercisable at various dates in the future.
(22) Includes outstanding options to purchase an aggregate of 628,447 shares of Common Stock held by executive officers and directors which are exercisable within 60 days. Excludes 1,650,125 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.

                              THE EXCHANGE OFFER

Purpose and Effect--

     We sold the old notes on April 15, 1999 to NationsBanc Montgomery Securities LLC, Merrill Lynch & Co., BT Alex. Brown and The Robinson-Humphrey Company, LLC, which we refer to as the initial purchasers of the old notes. The initial purchasers subsequently placed the old notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. When we sold the old notes to the initial purchasers, we entered into a registration rights agreement that required us:

     . to file a registration statement with the SEC with respect to an exchange offer; and

     . use our best efforts to cause the exchange offer registration statement to be declared effective not later than September 12, 1999.

     This prospectus is a part of the exchange offer registration statement that we were required to file. As soon as the exchange offer registration statement has been declared effective, we will offer the exchange notes in exchange for the old notes. We will keep the exchange offer open for at least 20 business days after the date on which notice of the exchange offer is mailed to the holders of the old notes. For each old note validly tendered to us and not withdrawn, the holder of the old note will receive an exchange note having a principal amount equal to the principal amount of the surrendered old note. Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes or, if no interest has been paid on the notes, from April 15, 1999, the date of issuance of the old notes.

     Under existing SEC interpretations set forth in no-action letters, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that:

     . you are acquiring the exchange notes in the ordinary course of business;

     . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

     . you are not an affiliate of ours.

If our belief is inaccurate and you transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

     Each participating broker-dealer that is issued exchange notes for its own account in exchange for old notes which were acquired as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an ounderwritero within the meaning of the Securities Act. A participating broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes. We will make this prospectus and any amendment or supplement to this prospectus available for a period of 180 days after the date of this prospectus to any such participating broker-dealer for use in connection with any such resales. We believe that no registered holder of the old notes is an affiliate of ours as defined in Rule 405 of the Securities Act.

     By tendering your old notes, you will be representing, among other things, that:

     . you are acquiring the exchange notes in the ordinary course of business;

     . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer;

     . you are not an affiliate of ours; and

     . if you are a participating broker-dealer, you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

Any broker-dealer that is not a participating broker-dealer may not rely on existing SEC interpretations set forth in no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in order to resell the old notes or the exchange notes. These requirements include being named as a selling security holder in a registration statement related to any such resales.

Terms of the Exchange Offer

     Subject to the conditions in this prospectus and in the letter of transmittal, we will accept old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer. However, tenders of old notes must be in a minimum principal amount of $1,000 or an integral multiple of $1,000.

     The form and terms of the exchange notes will be identical in all material respects to the form and terms of the old notes, except that:

     . the exchange notes will bear a different CUSIP number from the old notes;

     . the issuance of the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not bear legends restricting transfer; and

     . the holders of the exchange notes generally will not be entitled to rights under the registration rights agreement, including liquidated damages.

     As of the date of this prospectus, $200,000,000 aggregate principal amount of old notes were outstanding. This prospectus and the letter of transmittal are being mailed to persons who were holders of old notes on the close of business on the date of this prospectus. Holders of old notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

     We will be deemed to have accepted validly tendered old notes when we have given written notice thereof to The Bank of New York, as exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

     If any tendered old notes are not accepted for exchange for any reason, the certificates for the unaccepted old notes will be returned, without expense, to the tendering holders, as soon as possible after the expiration date.

     Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes for exchange notes. We will pay all charges and expenses, other than transfer taxes, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "expiration date" means 5:00 p.m., New York City time, on ___________, 1999, unless we extend the exchange offer, in which case the term oexpiration dateo means the latest date and time to which the exchange offer is extended.

     In order to extend the exchange offer, we will notify the exchange agent by written notice and will make a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion:

     . to delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "--Conditions" have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; or

     . to amend the terms of the exchange offer in any manner, whether before or after any tender of the old notes.

Any delay in acceptance, extension, termination or amendment will be followed as soon as possible by oral or written notice to the registered holders.

Accrued Interest on the Exchange Notes

     Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes, or, if no interest was paid on the old notes, from April 15, 1999, the date of issuance of the old notes. Holders whose old notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the old notes.

Procedures for Tendering Old Notes

     Only a holder of old notes may tender old notes in the exchange offer. Each holder wishing to accept the exchange offer must:

     . complete, sign and date the accompanying letter of transmittal, or a facsimile thereof, in accordance with the instructions in this prospectus and the letter of transmittal;

      . have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer; and

      . mail or otherwise deliver the letter of transmittal or facsimile thereof or agent's message, together with the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

Delivery of the old notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of book-entry transfer must be received by the exchange agent prior to the expiration date.

     The term "agent's message" means a message transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the old notes that such participant has received and agrees:

     . to participate in the automated tender option program of the exchange agent and the book-entry transfer facility (expected to be The Depository Trust Company ("DTC");

     . to be bound by the terms of the letter of transmittal; and

     . that we may enforce such agreement against such participant.

     By executing the letter of transmittal, each holder will make the representations set forth under the heading "--Purpose and Effect" to us. Your tender and our acceptance will constitute an agreement that you will participate in the exchange offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of the old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and sole risk. As an alternative to delivery by mail, you may wish to consider overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You may request your broker, dealer, commercial bank, trust company or nominee to effect the exchange of old notes for you.

     If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an "eligible institution." An eligible institution is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a savings institution, commercial bank or trust company having an office or correspondent in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, and which is, in each case, a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program). However, signatures on a letter of transmittal or notice of withdrawal are not required to be guaranteed with respect to old notes that are tendered:

     . by a registered holder who has not completed the box entitled oSpecial
       Issuance Instructionso or the box entitled oSpecial Delivery Instructionso on the letter of transmittal; or

     . for the account of an eligible institution.

     If a letter of transmittal is signed by a person other than the registered holder, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder with the signature thereon guaranteed by an eligible institution.

     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     We understand that the exchange agent will make a request soon after the date of this prospectus to establish an account through the facilities of DTC for receipt of the tender of old notes through book-entry delivery. For the purpose of facilitating the exchange offer, any financial institution that is a DTC participant may participate in the exchange offer through book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account for the old notes. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with the automated tender option program, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be delivered to the exchange agent on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes will be determined by us. We reserve the absolute right to reject old notes not properly tendered or any old notes that our counsel deems would be unlawful for us to accept. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of old notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, soon after the expiration date.

     No letter of transmittal, old notes, notice of guaranteed delivery or other documents should be sent to us or DTC. Delivery of these documents to us or DTC will not constitute valid delivery.

Guaranteed Delivery Procedures

     Holders of old notes who wish to tender their old notes but who cannot, prior to 5:00 p.m., New York City time, on the expiration date (1) deliver their old notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent or (2) deliver a confirmation of the book-entry tender of their old notes into the exchange agent's account at DTC and otherwise complete the procedures for book-entry transfer, may effect a tender of old notes if:

     . the tender is made through an eligible institution;

     . prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery setting forth the name and address of the holder, the certificate number(s) and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three business days after the expiration date, the letter of transmittal, together with the certificate(s) representing the old notes, or a confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     . the properly completed and duly executed letter of transmittal, as well as the certificate(s) representing all tendered old notes in proper form for transfer, or a confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

     Promptly after satisfaction or waiver of all of the conditions to the exchange offer, we will accept all old notes properly tendered and will issue the exchange notes. For a description of conditions to the exchange offer, see "--Conditions" below. We will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given written notice to the exchange agent. For each old note accepted for exchange, the holder of such old note will receive an exchange note having a principal amount equal to that of the surrendered old note.

     In all cases, issuance of exchange notes will be made only after timely receipt by the exchange agent of certificates for old notes (or a timely confirmation that old notes have been transferred into the exchange agent's account at DTC), a properly completed and duly executed letter of transmittal and all other required documents. If any tendered old notes are not accepted for any reason, or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder soon after the expiration or termination of the exchange offer.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, you may withdraw a tender of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of old notes, the exchange agent must receive a telegram, telex, letter or facsimile transmission notice of withdrawal prior to 5:00 p.m., New York City time, on the expiration date. A notice of withdrawal must:

     . specify the name of the person having deposited the old notes to be withdrawn (the "Depositor");

     . identify the old notes to be withdrawn, including the certificate number(s) and principal amount of the old notes, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the applicable book-entry procedures, the name and number of the account at DTC to be credited;

     . be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the old notes into the name of the person withdrawing the tender; and

     . specify the name in which the old notes are to be registered, if different from that of the Depositor.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices. Any old notes so withdrawn will be deemed not to have been validly tendered and no exchange notes will be issued unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned, without expense, to the holder soon after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "--Procedures for Tendering Old Notes" at any time prior to the expiration date.

Conditions

     Notwithstanding any other term of the exchange offer, we are not required to accept for exchange any old notes, and may terminate or amend the exchange offer, if:

     . any action or proceeding is instituted or threatened in any court or by any governmental or quasi-governmental agency which might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us;

     . the exchange offer violates applicable law or any applicable SEC interpretations; or

     . any governmental or quasi-governmental approval has not been obtained, which approval we deem necessary for the consummation of the exchange offer.

     If we determine in our sole, reasonable discretion that any of the foregoing conditions are not satisfied, we may:

     . refuse to accept any old notes and return all tendered old notes to the tendering holders;

     . extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such old notes in accordance with "--Withdrawal of Tenders"; or

     . waive the unsatisfied conditions and accept all properly tendered old notes which have not been withdrawn.

In addition, we reserve the right, notwithstanding the satisfaction or failure of any or all of the conditions, to terminate or amend the exchange offer in any manner.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered or accepted for exchange.

Exchange Agent

     The Bank of New York, which also acts as trustee under the indenture, has been appointed as exchange agent for the exchange offer. Each holder wishing to accept the exchange offer must deliver (1) a letter of transmittal, the holder's tendered old notes and all other required documents or (2) a notice of guaranteed delivery and all other documents described under "--Guaranteed Delivery Procedures," to the exchange agent as follows:

     By Mail or Hand Delivery:      The Bank of New York
                                    101 Barclay Street -7E
                                    New York, New York 10286
                  Attention:        Reorganization Section

     Facsimile Transmission:        (212) 815-4699
     Confirm by Telephone:          (212) 815-[      ]

     Delivery to an address other than as set forth above will not constitute valid delivery.

     If you have any questions or need additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery, please write or telephone the exchange agent.

Fees and Expenses

     The principal solicitation of tenders for the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telecopy, telephone or in person by our officers, employees or agents and our affiliates. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others to solicit acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will pay all other expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

     The exchange notes will be recorded at the same carrying value as the old notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The expenses of the exchange offer will be amortized over the term of the exchange notes.

Consequences of Failure to Exchange

     The old notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, old notes may not be reoffered, resold, pledged or otherwise transferred except in accordance with applicable state securities laws and:

     . to a person whom the transferor reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     . in an offshore transaction meeting the requirements of Rule 903 or Rule
       904 of Regulation S;

     . to an institution that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act;

     . pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder; or

     . pursuant to an effective registration statement under the Securities Act.

     Following consummation of the exchange offer, holders of the old notes who were eligible to participate in the exchange offer but who did not tender their old notes generally will not have any further registration rights under the registration rights agreement, and the old notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for such old notes could be adversely affected. See "Risk Factor--Transfer Restrictions on Old Notes--Old notes outstanding after the exchange offer generally will not have registration rights and we expect the market for the old notes to be illiquid."

                   DESCRIPTION OF REVOLVING CREDIT FACILITY

     The following is a summary of our $200.0 million revolving credit facility and is qualified in its entirety by reference to the agreement evidencing such revolving credit facility (as amended, the "Credit Agreement"), a copy of which is available from the Company.

     On December 10, 1998, the Company entered into a revolving credit facility of $200.0 million. The revolving credit facility is secured by all of the stock of the Company's domestic subsidiaries and 66 2/3% of the stock of the Company's Puerto Rican subsidiary and is guaranteed by all of the domestic subsidiaries of the Company. The revolving credit facility matures on December 10, 2001, at which time all amounts outstanding under any type of borrowing become due. Revolving borrowings bear interest, at the Company's option, at either (i) LIBOR, plus a margin of up to 1.75%, based on the Company's Consolidated Fixed Charge Coverage Ratio (as such term is defined in the Credit Agreement) or (ii) the greater of the NationsBank prime rate or the Federal Funds Rate plus 0.5%, plus a margin of up to 0.25% based on the Company's Consolidated Fixed Charge Coverage Ratio. Applicable interest rates will be increased by 2.0% per annum during the continuance of any specified event of default under the Credit Agreement. A commitment fee ranging from 0.25% to 0.375%, based on the Company's Consolidated Fixed Charge Coverage Ratio, is payable on the unused portion of the revolving commitment. Letter of credit fees are payable for each letter of credit issued, in an amount equal to the product of the face amount of each letter of credit and a percentage ranging from 1.0% to 1.75%, based on the Company's Consolidated Fixed Charge Coverage Ratio. As of June 1, 1999, the Company had outstanding under the revolving credit facility $153.7 million in revolving borrowings.

     The obligations of the lenders under the revolving credit facility to advance funds are subject to the satisfaction of certain conditions customary in agreements of this type. In addition, the Company and its subsidiaries are subject to certain customary affirmative and negative covenants contained in the Credit Agreement, including, without limitation, covenants that restrict, subject to specified exceptions, (i) incurring additional indebtedness and other obligations; (ii) a merger or consolidation with any other person, or a liquidation, dissolution or winding-up of the Company; (iii) engaging in transactions with affiliates; (iv) investing funds of the Company; (v) granting of liens to secure any other indebtedness; (vi) making certain restricted payments, including, but not limited to, declaring dividends or making other distributions; and (vii) engaging in sale-leaseback transactions and (viii) the amount of capital expenditures in any fiscal year.

     The Credit Agreement requires the Company to maintain certain financial ratios, including: (i) Consolidated Leverage Ratio; (ii) Consolidated Fixed Charge Coverage Ratio; (iii) Consolidated Tangible Net Worth; and (iv) Consolidated Funded Debt to Capitalization Ratio (each as defined in the Credit Agreement).

     The Credit Agreement provides for customary events of default. Occurrence of such events of default could result in acceleration of the Company's obligations under the revolving credit facility and foreclosure on the collateral securing such obligations with material adverse results to the holders of the exchange notes.

     In connection with the offering of the old notes, we amended the Credit Agreement to, among other things, (i) permit the offering and (ii) amend certain of the financial covenants.

     We anticipate that at the end of the second quarter of fiscal 1999, we will not be in compliance with certain of the financial ratio covenants under the Credit Agreement. We are seeking an amendment to the facility to revise these covenants so that we remain in compliance. The proposed amendment to the credit facility provides for an increased interest rate based on changes in the financial ratios.

                         DESCRIPTION OF EXCHANGE NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Just for Feet, Inc. and not to any of its subsidiaries.

     The Company will issue the exchange notes under the indenture among itself, the Guarantors and The Bank of New York, as trustee (the "Trustee"),pursuant to an effective registration statement under of the Securities Act. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The old notes, the exchange notes and any Additional Notes subsequently issued under the indenture are created as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Accordingly, all reference to the terms of the exchange notes are described in this section as simply the onoteso which reference also includes any unexchanged old notes unless otherwise specified.

     The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

Brief Description of the Notes and the Guarantees

The Notes

     The notes:

     . are general unsecured obligations of the Company;

     . are subordinated in right of payment to all existing and future Senior
       Debt of the Company;

     . are pari passu in right of payment with any future senior subordinated
       Indebtedness of the Company; and

     . are unconditionally guaranteed by the Guarantors.

The Guarantees

     The notes are guaranteed by all of the Domestic Subsidiaries of the Company. As of the date of this prospectus, all of our subsidiaries, other than Just for Feet of Puerto Rico, Inc., are Domestic Subsidiaries. However, in the future, under certain circumstances, we may have subsidiaries in addition to Just for Feet of Puerto Rico, Inc. which are not Domestic Subsidiaries.

     Each Guarantee of the notes:

     . is a general unsecured obligation of the Guarantor;

     . is subordinated in right of payment to all existing and future Senior
       Debt of the Guarantor; and

     . is pari passu in right of payment with any future senior subordinated
       Indebtedness of the Guarantor.

     As of the date of this prospectus, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

     The indenture provides for the issuance by the Company of notes with a maximum aggregate principal amount of $300.0 million, of which $200.0 million of exchange notes will be issued in this offering. The Company may issue additional notes (the "Additional Notes") from time to time after this offering. Any offering of Additional Notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock." The Company will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on May 1, 2009.

     Interest on the notes will accrue at the rate of 11% per annum and will be payable semiannually in arrears on May 1 and November 1, commencing on November 1, 1999. The Company will make each interest payment to the Holders of record on the immediately preceding April 15 and October 15.

     Interest on the notes will accrue from April 15, 1999, the date of original issuance of the old notes or, if interest has already been paid on the old notes, from the date it was most recently paid. Interest will be computed on the basis of a 360 day year comprised of twelve 30 day months.

Methods of Receiving Payments on the Notes

     All payments on notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York by check mailed to the Holders at their addresses set forth in the register of Holders, or by wire transfer if a Holder has given wire transfer instructions to the Company.

Paying Agent and Registrar for the Notes

     The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

     A Holder may transfer or exchange notes in accordance with the indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered Holder of a note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

     The Guarantors will jointly and severally guarantee the Company's obligations under the notes. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Conveyance Matters--Federal and state statutes allow courts, under specific circumstances, to void guarantees and require Noteholders to return payments received from guarantors."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2) either:

       (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its

     Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

       (b) such sale or other disposition complies with the "Asset Sale" provisions of the indenture, including the application of the Net Proceeds therefrom.

The Subsidiary Guarantee of a Guarantor will be released:

     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the "Asset Sale" provisions of the indenture, including the application of the Net Proceeds therefrom;

     (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with the "Asset Sale" provisions of the indenture, including the application of the Net Proceeds therefrom;

     (3) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

     (4) under the circumstances described under the covenant described below under "--Certain Covenants--Additional Guarantees and Limitation on Issuance of Guarantees of Indebtedness."

See "--Repurchase at the Option of Holders--Asset Sales."

Subordination

     The payment of principal, interest and premium and Liquidated Damages, if any, on the notes will be subordinated to the prior payment in full of all Senior Debt of the Company, including Senior Debt of the Company incurred after the date of the indenture.

     The holders of Senior Debt of the Company will be entitled to receive payment in full in Cash Equivalents of all Obligations due in respect of Senior Debt of the Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt of the Company) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Company:

     (1) in a liquidation or dissolution of the Company;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

     (3) in an assignment by the Company for the benefit of its creditors; or

     (4) in any marshaling of the Company's assets and liabilities.

     The Company also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

     (1) a payment default on Designated Senior Debt of the Company occurs and is continuing beyond any applicable grace period; or

     (2) any other default occurs and is continuing on any series of Designated Senior Debt of the Company that permits holders of that series of Designated Senior Debt of the Company to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt of the Company.

Payments on the notes may and shall be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived; and

     (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of the Company has been accelerated.

No new Payment Blockage Notice may be delivered unless and until:

     (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

     (2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     If the Trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when:

     (1) the payment is prohibited by these subordination provisions; and

     (2) the Trustee or the Holder has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the Company. Upon the written request of the holders of Senior Debt of the Company, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of the Company or their proper representative.

     The Company must promptly notify holders of its Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of notes may recover less ratably than creditors of the Company who are holders of Senior Debt of the Company.

     Payments under the Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, including Senior Debt of such Guarantor incurred after the date of the indenture, on the same basis as provided above with respect to the subordination of payments on the notes by the Company to the prior payment in full of Senior Debt of the Company. See "Risk Factors--Subordination.--The Notes and Guarantees are subordinated to Senior Debt; thus your right to receive payment on the notes is junior to most of our existing debt and possibly all of our future borrowings. Further, the guarantees of the notes are junior to all of our guarantors' existing indebtedness and possibly all of their future borrowings."

     "Designated Senior Debt" means:

       (1) any Indebtedness outstanding under the Credit Agreement; and

       (2) any other Senior Debt permitted under the indenture the aggregate principal amount of which that is committed and available to be drawn on is $20.0 million or more and that has been designated by the Company as "Designated Senior Debt." For purposes of determining whether a particular issue of Senior Debt may qualify as "Designated Senior Debt," the principal amount of one or more issues of Senior Debt owing to a common lender (or its Affiliates) may be aggregated.

     "Permitted Junior Securities" means:

       (1) Equity Interests in the Company or any Guarantor; or

       (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

     "Senior Debt" means:

       (1) all Indebtedness of the Company or any Guarantor at any time outstanding under Credit Facilities and all Hedging Obligations and Currency Agreements with respect thereto;

       (2) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

       (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

       (1) any liability for federal, state, local or other taxes owed or owing by the Company;

       (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

       (3) any Indebtedness or amounts owed for goods, materials or services purchased in the ordinary course of business;

       (4) the portion of any Indebtedness that is incurred in violation of the indenture; or

       (5) the old notes or the exchange notes.

Optional Redemption

     At any time prior to May 1, 2002, the Company may on any one or more occasions redeem up to 35% of the sum of (i) the initial aggregate principal amount of notes and (ii) the initial aggregate principal amount of any Additional Notes at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

       (1) at least 65% of the sum of (x) the initial aggregate principal amount of notes and (y) the initial aggregate principal amount of any Additional Notes remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

       (2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

     In addition, at any time prior to May 1, 2004, the notes will be redeemable at the option of the Company, in whole but not in part, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest, if any, to the applicable date of redemption, plus (iii) the Make-Whole Premium.

     Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Company's option prior to May 1, 2004.

     On or after May 1, 2004, the Company may redeem all or a part of the notes from time to time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelvemonth period beginning on May 1 of the years indicated below:


Year                                                                  Percentage
----                                                                  ----------
2004.................................................................  105.500%
2005.................................................................  103.667%
2006.................................................................  101.833%
2007 and thereafter..................................................  100.000%

Mandatory Redemption

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

     If a Change of Control occurs, the Company is obligated to offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of a Holder's notes and Additional Notes, if any, pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes and Additional Notes, if any, repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes and Additional Notes, if any, on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes and Additional Notes, if any, as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

       (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

       (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes and Additional Notes, if any, or portions thereof so tendered; and

       (3) deliver or cause to be delivered to the Trustee the notes and Additional Notes, if any, so accepted together with an Officers' Certificate stating the aggregate principal amount of notes and Additional Notes, if any, or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of notes and Additional Notes, if any, so tendered the Change of Control Payment for such notes and Additional Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes and Additional Notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes and Additional Notes, if any, required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Credit Agreement currently prohibits the Company from purchasing any notes or Additional Notes, and also provides that certain change of control events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes and Additional Notes, the Company could seek the consent of its senior lenders to the purchase of notes and Additional Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes and Additional Notes. In such case, the Company's failure to purchase tendered notes and Additional Notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes and Additional Notes.

     The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes and Additional Notes, if any, to require that the Company repurchase or redeem the notes and Additional Notes, if any, in the event of a takeover, recapitalization or similar transaction.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes and Additional Notes, if any, validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes and Additional Notes, if any, to require the Company to repurchase such notes and Additional Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

       (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

       (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

       (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be Cash
     Equivalents:

         (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and from which the Company or such Restricted Subsidiary is unconditionally released; and

         (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within thirty (30) days of receipt thereof converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

       (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness that (a) was incurred under paragraph (1) of the second paragraph under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock" or (b) was incurred under any other provision of the indenture and the Company at the time of such repayment would not otherwise be able to incur an additional $1.00 of indebtedness under the Fixed Charge Coverage Ratio pursuant to the first paragraph under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," to correspondingly reduce commitments with respect to such revolving credit Indebtedness;

       (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

       (3) to make a capital expenditure in or that is used or useful in a Permitted Business; or

       (4) to acquire other Long-term assets in or that are used or useful in a Permitted Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of notes and Additional Notes, if any, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of notes and Additional Notes, if any, and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and Additional Notes, if any, and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and Additional Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

     The Credit Agreement currently prohibits the Company from purchasing any notes and Additional Notes, and also provides that certain asset sale events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing notes and Additional Notes, the Company could seek the consent of its senior lenders to the purchase of notes and Additional Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes and Additional Notes. In such case, the Company's failure to purchase tendered notes and Additional Notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes and Additional Notes.

Selection and Notice

     If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

       (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

       (2) if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Exchange notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

       (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

       (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, any direct or indirect parent of the Company or any other Subsidiary of the Company that is not or as a result of such transaction does not become a Wholly Owned Restricted Subsidiary of the Company;

       (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest thereon or principal at any scheduled principal or sinking fund payment date or at the Stated Maturity thereof; or

       (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

       (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

       (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

       (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than the sum, without duplication, of:

         (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 31, 1999 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

         (b) 100% of the aggregate net cash proceeds received by the Company since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus


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

         (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for Cash Equivalents or otherwise liquidated or repaid for Cash Equivalents, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

         (d) the aggregate net cash proceeds received after the date of the indenture by the Company from the conversion or exchange, if any, of debt securities or Disqualified Capital Stock of the Company into or for Capital Stock (other than Disqualified Capital Stock) of the Company.

     Notwithstanding the foregoing and, in the case of clauses (2), (3), (6),
(7), (8), (9) and (10), so long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

       (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

       (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or a Guarantor in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

       (3) the defeasance, redemption, repurchase or other acquisition or payment of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from, or in exchange for, Permitted Refinancing Indebtedness;

       (4) repurchases of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof or withholding tax due in connection therewith;

       (5) payments not to exceed $100,000 in the aggregate since the Issue Date to permit the Company to make payments to holders of its Equity Interests in lieu of issuing fractional shares of its Equity Interests;

       (6) payments in respect of any repurchase, redemption, acquisition, cancellation or other retirement for value of any Equity Interests or stock appreciation or similar securities of the Company or any Restricted Subsidiary of the Company held by then current or former officers, directors or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon death, disability, retirement, termination of employment or departure from the Board of Directors, not to exceed $500,000 in the aggregate in any fiscal year, increased by the amount of net cash proceeds from okey mano life insurance policies which are used to make such redemptions or repurchases;

       (7) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of such Restricted Subsidiary's common Equity Interests on a pro rata basis;

       (8) the repurchase of any Subordinated Indebtedness of the Company or any Guarantor at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control (as defined below) pursuant to a provision similar to the "Repurchase at the Option of Holders--Change of Control" covenant; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant and has repurchased all notes validly tendered for payment in connection with such Change of Control Offer;

       (9) the repurchase of any Subordinated Indebtedness of the Company or any Guarantor, at a purchase price not greater than 100% of the principal amount of such Indebtedness in the event of an Asset Sale pursuant to a provision similar to the oRepurchase at the Option of HoldersuAsset Saleso covenant; provided that, prior to such repurchase, the Company has made an Offer to purchase the notes as provided in such covenant and has repurchased all notes validly tendered for payment in connection with such Offer; and

       (10) Restricted Payments in a total amount not to exceed $5.0 million.


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

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. At least once per fiscal year, the Company shall deliver to the Trustee an Officers' Certificate stating that Restricted Payments made during such year were permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed together with a copy of any fairness opinion or appraisal required by the indenture.

     If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes a Restricted Investment in an Unrestricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

Incurrence of Indebtedness and Issuance of Disqualified Stock

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and the Company will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and a Guarantor may incur Indebtedness or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     Notwithstanding the foregoing, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

       (1) the incurrence by the Company and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) not to exceed $200.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Guarantor to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

       (2) the incurrence by the Company and any Guarantor of the Existing Indebtedness;

       (3) the incurrence by the Company of Indebtedness represented by the old notes and the exchange notes;

       (4) the incurrence from time to time and at any time by Guarantors of Indebtedness represented by the Subsidiary Guarantees;

       (5) the incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used or useful in the business of the Company or such Guarantor, in an aggregate principal amount outstanding (including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5)), not to exceed 5% of aggregate total revenue of the Company and its Restricted Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (measured at the date of incurrence);

       (6) the incurrence by the Company or any of the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than inter-company Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4) or (6) of this paragraph;

       (7) the incurrence by the Company or any of its Restricted Subsidiaries of inter-company Indebtedness between or among the Company and any of its Restricted Subsidiaries or between or among any Restricted Subsidiaries; provided, however, that:

         (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

         (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

       (8) the incurrence by the Company or any of its Restricted
     Subsidiaries of:

         (a) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this indenture to be outstanding; and

         (b) Currency Agreements entered into in the ordinary course of business in respect of assets or obligations denominated in a foreign currency;

       (9) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

       (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness of the Company or any Restricted Subsidiary in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

       (11) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that any such Indebtedness is extinguished within five business days of its incurrence;

       (12) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

       (13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification or adjustment of purchase price obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness at no time exceeds the gross proceeds actually received by the Company and its Restricted Subsidiaries in respect of such disposition;

       (14) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

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

       (15) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness at any time outstanding incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15) not to exceed $15.0 million.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities and letters of credit or bankers acceptances outstanding on the date on which notes are first issued and authenticated under the indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Limitation on Other Senior Subordinated Debt

     The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or amounts owed for goods, materials or services purchased in the ordinary course of business (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

       (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

       (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

       (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

       (1) Existing Indebtedness as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the indenture;

       (2) the Credit Agreement or any other agreements as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements, as in effect on the date of the indenture;

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

       (3)  the indenture, the notes and the Subsidiary Guarantees;

       (4)  applicable law, rules, regulations or orders;

       (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

       (6) in the case of clause (3) of the first paragraph of this "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, provisions (A) that restrict in a customary manner consistent with past practices the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

       (7) purchase money obligations for assets or property acquired in the ordinary course of business that impose restrictions on the assets or property so acquired of the nature described in clause (3) of the preceding paragraph;

       (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

       (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

       (10) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets or property subject to such Lien; and

       (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements permitted by the indenture.

     Nothing contained in this "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries pursuant to Liens otherwise permitted in the "Liens" covenant that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

Merger, Consolidation or Sale of Assets

     The Company will not, and the Company will not permit any of its Restricted Subsidiaries which, singly or together with other Restricted Subsidiaries or the Company, represent all or substantially all of the assets of the Company and its Restricted Subsidiaries on a consolidated basis to, directly or indirectly, in a single transaction or series of related transactions: (1) consolidate or merge with or into another Person (whether or not the Company or such Restricted Subsidiary is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person; unless:

       (1) either: (a) the Company or such Restricted Subsidiary, as the case may be, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

       (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Restricted Subsidiary (if such Restricted Subsidiary is a Guarantor), as the case may be, under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the Trustee;

       (3) immediately after such transaction no Default or Event of Default exists; and

       (4) if such transaction involves the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock."

     This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

       (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

       (2) the Company delivers to the Trustee:

         (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

         (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     No outside director or non-management director shall be deemed not to be a "disinterested director" by reason of his receipt of reasonable and customary directors' fees or the participation in reasonable and customary directors' stock grant, stock option or stock warrant plans, or such other form of director remuneration as is reasonable and customary.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

       (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

       (2) transactions between or among the Company and/or its Restricted Subsidiaries or between or among Restricted Subsidiaries;

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       (3) reasonable fees and compensation (including bonuses) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors;

       (4) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement in effect on the Issue Date;

       (5) loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $5.0 million at any one time outstanding;

       (6) the granting or performance of registration rights under a written registration rights agreement approved by the Board of Directors;

       (7) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company; and

       (8) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments."

Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary (including any newly acquired or formed subsidiary) if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Investment made as of the time of such designation and that designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Limitation on Issuances and Sales of Equity Interests in Wholly Owned
Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or to a Wholly Owned Restricted Subsidiary of the Company), unless

       (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

       (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

     In addition, the Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

     Notwithstanding the foregoing, this covenant shall not prohibit any issuance or sale of the Capital Stock of any Restricted Subsidiary if immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale.

Additional Guarantees and Limitations on Issuances of Guarantees of Indebtedness

     If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and, within 20 Business Days of the date on which it was acquired or created, execute and deliver a supplemental indenture providing for the Guarantee of the payment of the notes by such Domestic Subsidiary on the same basis as the Guarantors on the date of the indenture and deliver an Opinion of Counsel to the Trustee.

     The Company will not permit any Restricted Subsidiary, which is not a Guarantor, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Guarantee of the notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the notes are subordinated to such Senior Debt. Any Subsidiary's Guarantee of the notes provided for in this paragraph will provide by its terms that it will be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of the Company described in the preceding sentence of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness other than as a result of payment under such Guarantee). The form of the Guarantee will be attached as an exhibit to the indenture.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole; provided, however, that the Company and any Restricted Subsidiary also may engage in a business other than a Permitted Business so long as such non-Permitted Business is acquired in connection with the acquisition of a Permitted Business and such non-Permitted Business is held for disposition and disposed of within 365 days of its acquisition.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

     Whether or not required by the Commission, so long as any notes are outstanding (unless defeased in a Legal Defeasance), the Company will furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations (including any extensions permitted thereunder):

       (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

       (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and
(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request if not obtainable from the Commission. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act if not obtainable from the Commission.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent that any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries would (but for its or their being designated as an Unrestricted Subsidiary or Subsidiaries) constitute a Significant Subsidiary or Subsidiaries, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Events of Default and Remedies

     Each of the following is an Event of Default:

       (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

       (2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

       (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales" or "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

       (4) a default in the observance or performance of any other covenant or agreement contained in the indenture which continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes;

       (5) default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

         (a) is caused by a failure to make any payment when due at final maturity of any such Indebtedness (a "Payment Default"); or

         (b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more, provided that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days after the occurrence of such Payment Default or acceleration, such Event of Default under the indenture and any consequential acceleration of the notes shall be automatically rescinded, so long as (x) such rescission does not conflict with any judgment or decree and (y) there is no other Indebtedness outstanding under which there has been a default which has not been cured or waived or an acceleration which has not been rescinded or the Indebtedness not repaid;

       (6) failure by the Company or any of its Significant Subsidiaries to pay final judgments not covered by insurance aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

       (7) except as permitted by the indenture, any Guarantee of any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any authorized Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of release in accordance with the indenture); and

       (8) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or a Guarantor.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. Upon the happening of any other Event of Default specified in the indenture, the Trustee or the Holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to the Company and (if from the Holders) the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and upon receipt of such notice the same shall become due and payable upon the first to occur of an acceleration under any issue of then outstanding Designated Senior Debt or five Business Days after receipt by the Company and each Representative of holders of Designated Senior Debt then outstanding of such notice of acceleration, unless all Events of Default specified in their respective notices of acceleration shall have been cured within said five Business Day period.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes, and may rescind and cancel any declaration of acceleration and its consequences other than an acceleration for nonpayment of interest or Liquidated Damages on, or the principal, of the notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

     The Company may, at its option and at any time, choose to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). This means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

       (1) the rights of holders of the notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the notes when such payments are due,

       (2) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments,

       (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith, and

       (4) the Legal Defeasance provisions of the indenture.

     In addition, the Company may, at its option and at any time, choose to have the obligations of the Company released with respect to certain covenants that are described in the indenture ("Covenant Defeasance"). Thereafter, any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance,

       (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, noncallable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

       (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that:

         (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

         (b) since the date of the indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such Legal Defeasance not occurred;

       (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred;

       (4) no Default or Event of Default shall have occurred and be continuing either:

         (a)  on the date of such deposit, or

         (b) insofar as Events of Default from bankruptcy or insolvency are concerned, at any time in the period ending on the 91st day after the date of deposit other than a Default or Event of Default with respect to the indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the notes concurrently with such incurrence;

       (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the indenture, except with respect to the incurrence of Indebtedness as described in clause (4) above, or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

       (6) the Company shall have delivered to the Trustee an officer's certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

       (7) the Company shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or Covenant Defeasance have been complied with;

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

       (8) the Company shall have delivered to the Trustee an opinion of counsel to the effect that:

         (a) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the notes, and

         (b) assuming no intervening bankruptcy of the Company between the date of the deposit and the 91st day following the deposit and that no Holder of the notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

       (9) certain other customary conditions precedent are satisfied.

Amendment, Supplement and Waiver

     Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

       (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

       (2) reduce the principal of or change the fixed maturity of any note or alter the provisions, or waive any payment, with respect to the redemption of the notes;

       (3) reduce the rate of or change the time for payment of interest on any note;

       (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

       (5) make any note payable in money other than that stated in the notes;

       (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

       (7) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture;

       (8) modify the obligations of the Company to make offers to purchase notes and Additional Notes, if any, (i) upon a Change of Control after the occurrence of a Change of Control or (ii) from the proceeds of one or more Asset Sales after the aggregate amount of Excess Proceeds from such Asset Sales exceeds $10.0 million; or

       (9) make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of notes then outstanding.

     Notwithstanding the preceding, without the consent of any Holder of notes, the Company, the Guarantors and the Trustee may amend or supplement the indenture or the notes:

       (1) to cure any ambiguity, defect or inconsistency;

       (2) to provide for uncertificated notes in addition to or in place of certificated notes;

       (3) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets;

       (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

       (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Satisfaction and Discharge

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

       (1) either:

         (a) all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or held in trust by the Company and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

         (b) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

       (2) no Default or Event of Default (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of which will be used to discharge the notes concurrently with such incurrence) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

       (3) the Company or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

       (4) the Company has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

     If the Trustee becomes a creditor of the Company or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Just for Feet, Inc., 7400 Cahaba Valley Road, Birmingham, Alabama 35242, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

     Except as set forth below, exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     The exchange notes initially will be represented by one or more exchange notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

     Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

Depository Procedures

     The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the

Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it:

          (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Notes; and

          (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Euroclear and Cedel will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

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     Transfers of exchange notes represented by interests in the Global Notes between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to old notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counter-party in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

     A Global Note is exchangeable for definitive exchange notes in registered certificated form ("Certificated Notes") if:

          (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

Same Day Settlement and Payment

     The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be

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eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds
Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

Registration Rights; Liquidated Damages

     The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as Holders of notes. See "--Additional Information."

     The Company, the Guarantors and the Initial Purchasers entered into the registration rights agreement on April 15, 1999 prior to the closing of the offering of the old notes. Pursuant to the registration rights agreement, the Company and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the Exchange Offer Registration Statement of which this prospectus is a part, the Company and the Guarantors will offer to the Holders of old notes pursuant to the exchange offer who are able to make certain representations the opportunity to exchange their old notes for exchange notes.

     The Company has agreed, subject to the terms and conditions in the registration rights agreement, to make available for a period of up to 180 days after the consummation of the exchange offer a prospectus meeting the requirements of the Securities Act to any broker dealer that acquired exchange notes for its own account as a result of market-making or other trading activities for use in connection with any resale of such exchange notes.

     If:

          (1) the Company and the Guarantors are not permitted to consummate the Exchange Offer because the exchange offer is not permitted by applicable law or Commission policy; or

          (2) any Holder of notes notifies the Company prior to the 20th day following consummation of the exchange offer that:

               (a) it is prohibited by law or Commission policy from participating in the exchange offer; or

               (b) that it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

               (c) that it is a broker-dealer and owns notes acquired directly from the Company or an affiliate of the Company,

the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

     The Company and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

     The registration rights agreement provides:

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

          (1) the Company and the Guarantors would file an Exchange Offer Registration Statement of which this prospectus is a part with the Commission on or prior to the sixtieth day after the issuance of the old notes;

          (2) the Company and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to September 12, 1999;

          (3) unless the exchange offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will

               (a) commence the exchange offer; and

               (b) use their best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, exchange notes in exchange for all old notes properly tendered prior thereto in the exchange offer; and

          (4) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises.

If:

          (1) the Company and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

          (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

          (3) the Company and the Guarantors fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

          (4) the Shelf Registration Statement is declared effective but thereafter, pending the announcement of a material corporate transaction, the Company issues a notice that the Shelf Registration Statement is unusable, or such notice is required under applicable securities laws to be issued by the Company, and, during the period specified in the registration rights agreement, the aggregate number of days in any consecutive twelvemonth period for which all such notices are issued or required to be issued exceeds 45 days; or

          (5) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with exchanges or sales of notes during the periods specified in the registration rights agreement (in the case of sales of notes, after the consummation of the exchange offer, by broker-dealers who acquired such notes as a result of market-making activities, for an aggregate number of days in excess of 45 days) (each such event referred to in clauses (1) through (5) above, a "Registration Default"), then the Company and the Guarantors will pay Liquidated Damages to each Holder of old notes, with respect to the first 90 day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of old notes held by such Holder.

     The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of old notes with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of old notes.

     All accrued Liquidated Damages will be paid by the Company and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

     Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

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

     Holders of old notes will be required to make certain representations to the Company (as described in the registration rights agreement) in order to participate in this exchange offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring notes, a Holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Certain Definitions

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value (or, if an issuance of Equity Interests, generating net proceeds) of less than $2.0 million in any twelve month period;

          (2) a transfer of assets between or among the Company and its Wholly Owned Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary;

          (4) the sale, discount, factoring or lease, as the case may be, of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

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

          (5) the exchange of any assets held by the Company or a Guarantor for assets held by any person or entity; provided that (i) the assets received by the Company or a Guarantor in any such exchange in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute, be a part of, or be used in, a Permitted Business,
     (ii) the Board of Directors of the Company has determined that the terms of any exchange are fair and reasonable, and (iii) any such exchange shall be deemed to be an Asset Sale to the extent that the Company or Guarantor receives cash or Cash Equivalents in such exchange;

          (6) the licensing of intellectual property in the ordinary course of business;

          (7) disposals or replacements of obsolete equipment in the ordinary course of business;

          (8) the sale or other disposition of cash or Cash Equivalents;

          (9) any sale, conveyance, disposition or other transfer of the Equity Interests of an Unrestricted Subsidiary or Restricted Investment; and

          (10) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants-- Restricted Payments."

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

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

          (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with institutional lenders having capital and surplus in excess of $500.0 million and chartered or organized in the United States.

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or a Related Party of the Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and his Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and no Person, other than the Principal and his Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of such Voting Stock, measured by voting power rather than number of shares.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by any such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings,

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

     and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other noncash expenses (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other noncash expenses were deducted in computing such Consolidated Net Income; minus

          (5) noncash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other noncash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Contingent Payment Agreement" means the Contingent Payment Agreement dated as of July 2, 1998 made by the Company, for the benefit of Banque Nationale de Paris, for itself and as agent for itself and for Merrill Lynch Senior Floating Rate Fund, Inc., Merrill Lynch Prime Rate Portfolio and Merrill Lynch Debt Strategies Portfolio and, subject to the limitations provided therein, for the benefit of the persons or entities listed on Schedule I thereto.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the date of the indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreement" means that certain Credit Agreement, dated as of December 10, 1998 and amended as of January 29, 1999, February 23, 1999, and March 24, 1999 by and among the Company, as Borrower, the Guarantors named therein, NationsBank, N.A., as Administrative Agent, Compass Bank, as Documentation Agent, First Union National Bank, Marine Midland Bank, SouthTrust Bank, N.A. and SunTrust Bank, Atlanta, as Co-Agents, and the lenders named therein, including any related notes, guarantees, collateral documents, instruments

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

and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means a sale of Equity Interests (other than Disqualified Stock) of the Company.

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid, including for this purpose amounts due in respect of the Company's earnout obligations under the Contingent Payment Agreement.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests

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     payable solely in Equity Interests of the Company (other than Disqualified
     Stock) or to the Company or a Restricted Subsidiary of the Company, times
     (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounts officer of the Company.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of the indenture.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

          (1) Sneaker Stadium, Inc., Just For Feet of Texas, Inc., Just For Feet of Nevada, Inc., Just For Feet Specialty Stores, Inc., SNKR Holding Corp. and Athletic Attic Marketing, Inc; and

          (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

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          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)  banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Make-Whole Premium" means, with respect to a note on any date of redemption, the excess of (A) the present value at such date of redemption of all remaining required interest payments (exclusive of interest accrued and unpaid to the date of redemption) and principal payments due on such note and all premium payments relating thereto assuming a redemption date of May 1, 2004, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of such note.

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

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility of the Company or a Restricted Subsidiary, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) (except to the extent that either the Company or such Restricted Subsidiary could make a Restricted Investment in the aggregate principal amount of such loan pursuant to the covenant described under "--Certain Covenants-- Restricted Payments") constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means any retail business engaged primarily in the footwear business, the related apparel business, the sports business, the athletic equipment business or any combination thereof and any related, ancillary or complementary business.

     "Permitted Investments" means:

          (1) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

               (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company; or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company;

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

          (4) any Investment made as a result of the receipt of noncash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (6) Hedging Obligations;

          (7) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (8) stock, obligations or securities received in satisfaction of judgments or good faith settlement of litigation, disputes or other debts;

          (9) investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and similar deposits;

          (10) loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $5.0 million at any one time outstanding;

          (11) accounts receivable owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; and

          (12) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with outstanding Investments made pursuant to this clause (12) since the date of the indenture, not to exceed $10.0 million.

     "Permitted Liens" means:

          (1) Liens on the assets of the Company and any Guarantor securing Senior Debt that was permitted by the terms of the indenture to be incurred;

          (2) Liens in favor of the Company or any Restricted Subsidiary;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

          (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock" covering only the assets acquired with such Indebtedness;

          (6) Liens on Indebtedness or other agreements in effect on the Issue Date;

          (7) Liens securing Indebtedness incurred by a non-Domestic Subsidiary of the Company as permitted under clause (15) of the second paragraph of the covenant described under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock;"

          (8) Liens for taxes, assessments or government charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (9) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (10) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (11) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing indebtedness in respect of commercial letters of credit; and

          (12) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries (including Acquired Indebtedness) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than inter-company Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

          (2) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is equal to or subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness (A) has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (B) is equal to or subordinated in right of payment to the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (3) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Principal" means Harold Ruttenberg.

     "Related Party" means:

          (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means any direct or indirect Restricted Subsidiary of the Company that would, at the date of determination, qualify as a "significant subsidiary" within the meaning of such term under Rule 102(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the notes to May 1, 2004; provided, however, that if the then remaining term to May 1, 2004 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the notes to May 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt, provided that if any such Indebtedness ceases to be Non-Recourse Debt (other than by virtue of the immediately following proviso), such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted under the Indenture; provided, further, that the Company or a Restricted Subsidiary of the Company may Guarantee, endorse, agree to provide funds for the payment or maintenance of, or otherwise become directly or indirectly liable with respect to, Indebtedness of an Unrestricted Subsidiary, but only to the extent that the Company or such Restricted Subsidiary could make a Restricted Investment in such Unrestricted Subsidiary pursuant to the covenant described under "--Certain Covenants--Restricted Payments," and any such Guarantee, endorsement or agreement shall be deemed an incurrence of Indebtedness by the Company for the purposes of the covenant described under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock;"

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company shall be in default of such covenant.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

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                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes material U.S. federal income tax considerations associated with the exchange of the old notes for the exchange notes pursuant to the exchange offer and the ownership and disposition of the notes. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this prospectus, all of which may be repealed, revoked or modified with possible retroactive effect. This summary is limited to investors who will hold the notes as capital assets within the meaning of Section 1221 of the Code and does not deal with holders that may be subject to special tax rules including, but not limited to:

     .  insurance companies;

     .  tax-exempt organizations;

     .  financial institutions;

     .  dealers in securities or currencies;

     .  traders in securities electing to mark to market;

     .  holders whose functional currency is not the U.S. dollar;

     . holders who will hold the notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated investment comprised of the notes and one or more other investments or;

     . except to the extent discussed below, Non-U.S. Holders (as defined below).

The summary is applicable only to persons who tender their old notes in exchange for newly issued exchange notes and does not address other purchasers. This summary is for general information only and does not address all aspects of federal income taxation that may be relevant to holders of the notes in light of their particular circumstances. It does not address any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     You should consult your own tax advisor as to the particular tax consequences to you of the exchange of old notes for exchange notes and the ownership and disposition of the notes, including the applicability of any federal estate or gift tax laws, any state, local, or foreign tax laws, any changes in applicable tax laws, and any pending or proposed legislation or regulations. We have not asked for or received an opinion of counsel with regard to the following discussion of federal income tax consequences.

     As used herein, the term "U.S. Holder" means a holder of notes that is:

     . a citizen or resident of the United States for U.S. federal income tax purposes;

     . a corporation or entity taxed as a corporation created or organized under the laws of the United States, any state in the U.S. or the District of Columbia;

     . an estate, the income of which is subject to United States federal income tax without regard to its source; or

     . a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

A "Non-U.S. Holder" is any beneficial holder that is not a U.S. Holder.

Effect of Exchange Offer

     There will be no U.S. federal income tax consequences to anyone exchanging an old note for an exchange note pursuant to the exchange offer. You will have the same adjusted basis and holding period in the exchange note as you had in the old note immediately before the exchange.

U.S. Taxation of U.S. Holders

     Stated interest on notes. Stated interest on a note generally will be included in the gross income of a U.S. Holder as ordinary income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

     Disposition of the notes. Upon the sale, exchange, redemption, retirement or other disposition of a note (collectively, a "Disposition"), a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the Disposition, except to the extent such amount is attributable to accrued but unpaid interest which will be taxable as such, and such holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note will, in general, be the U.S. Holder's cost for that note. This gain or loss will be capital gain or loss. Net capital gain (i.e., generally capital gain in excess of capital loss) recognized by an individual U.S. Holder upon the disposition of a note that has been held for more than one year generally will be subject to tax at a maximum rate of 20%. Gain from the Disposition of a note that has been held for one year or less will be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

     Market discount. U.S. Holders, other than original purchasers of the old notes, should be aware that the sale of the exchange notes may be affected by the market discount provisions of the Code. The market discount rules generally provide that if a U.S. Holder of a note

     . purchased the note, after the original offering, at a "market discount" (i.e., at an amount less than the adjusted issue price of the note as determined on the date of such purchase) exceeding a statutorily defined de minimis amount, and

     . thereafter recognizes gain upon a disposition, including a partial redemption, of the exchange note received in exchange for an old note,

the lesser of such gain or the portion of the market discount that accrued while the old note and exchange note were held by such U.S. Holder will be treated as ordinary interest income at the time of disposition. The rules also provide that a U.S. Holder who acquires a note at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the note until the U.S. Holder disposes of such note in a taxable transaction. If a holder of such a note elects to include market discount in income currently, neither of the foregoing rules would apply.

Non-U.S. Holders

      Interest on the notes. Under present U.S. federal income tax law, subject to the discussion of backup withholding and information reporting below, payments of principal and interest on the notes to any Non-U.S. Holder will not be subject to U.S. federal income or withholding tax provided that:

     . the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of Just For Feet, Inc.;

     . the Non-U.S. Holder is not a controlled foreign corporation that is related to Just For Feet, Inc., directly or indirectly, through stock ownership;

     . such interest payments are not effectively connected with a United States trade or business; and

     . the beneficial owner of the note provides, either directly or through a financial institution that holds the note on behalf of the non-U.S. Holder and that holds customers' securities in the ordinary course of its trade or business, us or our agent an IRS Form W-8 or a substantially similar substitute form, signed under penalties of perjury, that it is not a United States person and provides its name and address.

     Disposition of the notes. A Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the Disposition of a note, unless

     . the gain is effectively connected with a trade or business carried on by such holder within the United States or, if a treaty applies, attributable to the United States permanent establishment maintained by the holder, or

     . the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

Backup Withholding and Information Reporting

     Backup withholding of U.S. federal income tax at a rate of 31% may apply to payments made in respect of the notes to a holder who is not an "exempt recipient" and who fails to provide identifying information, such as the holder's taxpayer identification number, in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A Non-U.S. Holder who provides an IRS Form W-8 generally will not be subject to backup withholding.

     Upon the sale of a note to, or through, a broker, the broker must withhold 31% of the entire purchase price unless either (1) the broker determines that the seller is a corporation or other exempt recipient or (2) the seller provides, in the required manner, identifying information and, in the case of a Non-U.S. Holder, certifies that such seller is a Non-U.S. Holder, and that other conditions are met. Such a sale must also be reported by the broker to the IRS, unless either (1) the broker determines that the seller is an exempt recipient or (2) the seller certifies that it is a Non-U.S. Holder.

     The amount of any backup withholding imposed on a payment to a holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

     Final United States Treasury Department regulations modify the backup and withholding and information reporting requirements in certain respects for payments made after December 31, 1999. It is possible that the Company and other withholding agents may request a new withholding exemption form from holders in order to qualify for continued exemption from withholding under the Treasury Regulations when they become effective. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

     The Foregoing Discussion of Certain Federal Income Tax Consequences is For General Information Only and each Prospective Holder Should Consult His Own Tax Adviser With Respect to the Tax Consequences to Him of the Acquisition, Ownership and Disposition of a Note (Including the Applicability And Effect of State, Local, Foreign And Other Tax Laws).

                             PLAN OF DISTRIBUTION

     Except as provided herein, this prospectus may not be used for an offer to resell, a resale or other transfer of exchange notes. Under existing SEC interpretations set forth in no-action letters, we believe that the exchange notes may be offered for resale, resold and otherwise transferred, other than by our affiliates within the meaning of Rule 405 under the Securities Act, without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of business and the holders have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes. Any holder who is one of our affiliates or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     . will not be able to rely on the existing SEC interpretations set forth in no-action letters;

     .  will not be able to tender its old notes; and

     . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer transaction unless such sale or transfer is made pursuant to an exemption from such requirements.

     A participating broker-dealer holding old notes may participate in the exchange offer provided that it acquired the old notes for its own account as a result of market-making or other trading activities. In connection with any resales of exchange notes, any participating broker-dealer who receives exchange notes in the exchange offer may be an "underwriter," within the meaning of the Securities Act, and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. The SEC has taken the position that participating broker- dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the old notes, with this prospectus, as amended or supplemented from time to time. Under the registration rights agreement, we are required to allow participating broker-dealers to use this prospectus, as amended or supplemented from time to time, in connection with the resale of exchange notes for a period of 180 days. Each participating broker-dealer wishing to accept the exchange offer must represent that it will deliver a prospectus meeting the requirements of the Securities Act if it resells any exchange notes.

     Any broker-dealer that is not a participating broker-dealer may not rely on existing SEC interpretations set forth in no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in order to resell the old notes or the exchange notes. These requirements include being named as a selling security holder in a registration statement related to any such resales.

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive a like principal amount of old notes. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the old notes, except for the elimination of transfer restrictions, registration rights and liquidated damages provisions relating to the old notes.

     Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, or at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from the broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any person that participates in the distribution of exchange notes may be deemed an "underwriter" (within the meaning of the Securities Act). Any profit on the resale and any commissions or concessions received by any such broker-dealers may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that any acknowledgment by a participating broker-dealer that it will deliver a prospectus in connection with any resale of exchange notes, and the delivery of a prospectus, will not be deemed an admission by a participating broker-dealer that it is an underwriter.

     For a period of 180 days after the expiration date, we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests these documents in the participating broker-dealer's letter of transmittal. By acceptance of the exchange offer, each broker-dealer that receives exchange notes for old notes agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not materially misleading, which notice we have agreed to deliver to each broker-dealer, the broker-dealer will suspend the use of this prospectus until we have amended or supplemented this prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to the broker-dealer.

     We have agreed, pursuant to the registration rights agreement, to pay all expenses incident to our performance of the exchange offer and the registration rights agreement, other than agency fees and commissions, underwriting discounts and commissions and the fees and disbursements of counsel and other advisors and experts retained by the holders. In addition, we have agreed to indemnify the holders of the exchange notes against liabilities under the Securities Act.

     The exchange notes are a new issuance of securities for which there is currently no trading market. The exchange notes will not be listed on any national securities exchange or Nasdaq. We have been advised by the initial purchasers that they intend to make a market in the exchange notes; however, the initial purchasers are not obligated to do so, and market making activities may be discontinued at any time without notice. Accordingly, we cannot assure you that an active trading market for the exchange notes will develop or as to the liquidity of a market. In addition, if the exchange notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors.

                                 LEGAL MATTERS

     The validity of the exchange notes will be passed upon for us by Smith, Gambrell & Russell, LLP, Atlanta, Georgia. Matters of New York law will be passed upon for us by Shearman & Sterling, New York, New York.

                                    EXPERTS

     The consolidated financial statements of the Company as of January 30, 1999 and January 31, 1998 and for the fiscal years ended January 30, 1999, January 31, 1998 and January 31, 1997, included and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is included and incorporated by reference herein and has been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Sneaker Stadium, Inc. as of February 1, 1998 and February 2, 1997 and for the fiscal years ended February 1, 1998, February 2, 1997 and January 28, 1996 included as Appendix A hereto have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto (which report dated May 21, 1998 contained an explanatory paragraph concerning Sneaker Stadium's ability to continue as a going concern) and are included herein upon the authority of said firm as experts in giving said reports.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that Just For Feet has previously filed with the SEC. These documents contain important information about Just For Feet and its financial condition.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or superseded the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We hereby incorporate by reference to this prospectus the following reports filed with the SEC:

     . Our Current Report on Form 8-K as amended by Amendment No. 1 on Form 8-K/A dated July 2, 1998;

     .  Our Annual Report on Form 10-K for the year ended January 30, 1999; and

     .  Our Quarterly Report on Form 10-Q for the quarter ended May 1, 1999.

     In addition, all documents filed by Just For Feet pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this exchange offer will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

     Documents incorporated by reference are available from Just For Feet without charge. Prospective investors may obtain documents incorporated by reference into this prospectus by requesting them from us by telephone at (205) 408-3000 or in writing at our corporate offices at Just For Feet, Inc., 7400 Cahaba Valley Road, Birmingham, Alabama 35242, Attention: Corporate Secretary. In order to ensure timely delivery of the documents, any request should be made at least five days prior to ________________, 1999, the expiration date of the exchange offer.


                      WHERE YOU CAN FIND MORE INFORMATION

     In connection with the exchange offer, we have filed with the SEC a registration statement under the Securities Act relating to the exchange notes to be issued in the exchange offer. As permitted by SEC rules, this prospectus omits certain information included in the registration statement. For further information about us and the exchange notes, you should refer to the registration statement and its exhibits.

     Just For Feet files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, statements and other information we file at the SEC's public reference room in Washington, D.C., located at 450 Fifth Street, N.W., Washington, D.C. 20549.
The SEC also maintains regional offices where you can read and copy the reports. These are located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606 and at Seven World Trade Center, Suite 1300, New York, New York 10048. You can request copies of these documents, upon payment of photocopying fees, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings are also available to the public on the SEC's Internet site at www.sec.gov. These documents are also available for viewing and copying at the offices of The Nasdaq Stock Market.

                         INDEX TO FINANCIAL STATEMENTS
[CAPTION]

Just For Feet, Inc. and Subsidiaries

  Audited Financial Statements

Independent Auditors' Report..............................................   F-2

Consolidated Balance Sheets at January 30, 1999 and January 31, 1998......   F-3

Consolidated Statements of Earnings for the years ended January 30, 1999,
 January 31, 1998 and January 31, 1997....................................   F-4

Consolidated Statements of Shareholders' Equity for the years ended
 January 30, 1999, January 31, 1998 and January 31, 1997..................   F-5

Consolidated Statements of Cash Flows for the years ended January 30,
 1999, January 31, 1998, and January 31, 1997.............................   F-6

Notes to Consolidated Financial Statements................................   F-7

  Unaudited Financial Statements

Condensed Consolidated Balance Sheets at May 1, 1999 and January 30,
 1999.....................................................................  F-27

Condensed Consolidated Statements of Earnings for the Three months ended
 May 1, 1999 and April 30, 1998...........................................  F-28

Condensed Consolidated Statements of Cash Flows for the Three months ended
 May 1, 1999 and April 30, 1998...........................................  F-29

Notes to Unaudited Condensed Consolidated Financial Statements............  F-30

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF JUST FOR FEET, INC.:

We have audited the accompanying consolidated balance sheets of Just For Feet, Inc. and subsidiaries as of January 30, 1999 and January 31, 1998, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended January 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Just For Feet, Inc. and subsidiaries as of January 30, 1999 and January 31, 1998, and the results of their operations and their cash flows for each of the three years in the period ended January 30, 1999 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for the store opening costs effective February 1, 1996.

Deloitte & Touche LLP

Birmingham, Alabama
April 23, 1999

                      JUST FOR FEET, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                        January 30, January 31,
                                                           1999        1998
                                                        ----------- -----------
                                                         (In thousands except
                                                          per share amounts)

                        ASSETS
                        ------

CURRENT ASSETS:
 Cash and cash equivalents.............................  $ 12,412    $ 82,490
 Accounts receivable...................................    18,875      15,840
 Merchandise inventories...............................   399,901     206,128
 Other.................................................    18,302       6,709
                                                         --------    --------
   Total current assets................................   449,490     311,167
PROPERTY AND EQUIPMENT, NET............................   160,592      94,529
GOODWILL, NET..........................................    71,084      36,106
OTHER ASSETS...........................................     8,230       6,550
                                                         --------    --------
                                                         $689,396    $448,352
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------

CURRENT LIABILITIES:
 Short-term borrowings.................................  $    --     $ 90,667
 Accounts payable......................................   100,322      51,162
 Accrued expenses......................................    24,829       9,292
 Income taxes..........................................                 1,363
 Deferred income taxes.................................       902
 Current maturities of long-term obligations...........     6,639       3,222
                                                         --------    --------
   Total current liabilities...........................   132,692     155,706
LONG-TERM OBLIGATIONS..................................   216,203      16,646
DEFERRED LEASE RENTALS.................................    13,162       7,212
DEFERRED INCOME TAXES..................................     1,633         704
                                                         --------    --------
   Total liabilities...................................   363,690     180,268
                                                         --------    --------

COMMITMENTS AND CONTINGENCIES (NOTES 2, 6, 10 AND 12)

SHAREHOLDERS' EQUITY:
 Preferred stock--par value $.0001 per share; 5,000
  shares authorized; none issued.......................
 Common stock--par value $.0001 per share; 70,000
  shares authorized; 31,197 (1999) and 29,993 (1998)
  shares issued and outstanding                                 3           3
 Paid-in capital.......................................   249,590     218,616
 Retained earnings.....................................    76,113      49,465
                                                         --------    --------
   Total shareholders' equity..........................   325,706     268,084
                                                         --------    --------
                                                         $689,396    $448,352
                                                         ========    ========

                See notes to consolidated financial statements.

                      JUST FOR FEET, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS

[CAPTION]

                                                    Fiscal
                                   -------------------------------------------
                                       1998           1997           1996
                                   -------------  -------------  -------------
                                    (In thousands except per share amounts)
NET SALES......................... $     774,863  $     478,638  $     256,397
COST OF SALES.....................       452,330        279,816        147,526
                                   -------------  -------------  -------------
GROSS PROFIT......................       322,533        198,822        108,871
                                   -------------  -------------  -------------
FRANCHISE FEES, ROYALTIES AND
 OTHER REVENUE....................         1,299          1,101            581
                                   -------------  -------------  -------------
OPERATING EXPENSES:
 Store operating..................       232,505        139,659         69,329
 Store opening costs..............        13,669          6,728         11,240
 Amortization of intangibles......         2,072          1,200            180
 General and administrative.......        24,341         18,040          7,878
                                   -------------  -------------  -------------
  Total operating expenses........       272,587        165,627         88,627
                                   -------------  -------------  -------------
OPERATING INCOME..................        51,245         34,296         20,825
INTEREST EXPENSE..................        (8,059)        (1,446)          (832)
INTEREST INCOME...................           143          1,370          4,750
                                   -------------  -------------  -------------
EARNINGS BEFORE INCOME TAXES AND
 CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE.............        43,329         34,220         24,743
PROVISION FOR INCOME TAXES........        16,681         12,817          8,783
                                   -------------  -------------  -------------
EARNINGS BEFORE CUMULATIVE EFFECT
 OF CHANGE IN ACCOUNTING
 PRINCIPLE........................        26,648         21,403         15,960
CUMULATIVE EFFECT ON PRIOR YEARS
 OF CHANGE IN ACCOUNTING
 PRINCIPLE........................           --             --          (2,041)
                                   -------------  -------------  -------------
  Net earnings.................... $      26,648  $      21,403  $      13,919
                                   =============  =============  =============
BASIC EARNINGS PER SHARE:
 Before cumulative effect of
  change in accounting principle.. $        0.87  $        0.72  $        0.58
 Cumulative effect on prior years
  of change in accounting
  principle.......................           --             --           (0.08)
                                   -------------  -------------  -------------
  Net earnings per share.......... $        0.87  $        0.72  $        0.50
                                   =============  =============  =============
DILUTED EARNINGS PER SHARE:
 Before cumulative effect of
  change in accounting principle.. $        0.84  $        0.70  $        0.55
 Cumulative effect on prior years
  of change in accounting
  principle.......................           --             --           (0.07)
                                   -------------  -------------  -------------
  Net earnings per share.......... $        0.84  $        0.70  $        0.48
                                   =============  =============  =============
WEIGHTED AVERAGE SHARES
 OUTSTANDING:
 Basic............................        30,737         29,615         27,627
                                   =============  =============  =============
 Diluted..........................        31,852         30,410         29,096
                                   =============  =============  =============

                  See notes to consolidated financial statements.

                      JUST FOR FEET, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

[CAPTION]

                                              Common Stock
                                            ---------------- Paid-in  Retained
                                            Shares Par Value Capital  Earnings
                                            ------ --------- -------- --------
                                                      (In thousands)
BALANCE, FEBRUARY 1, 1996.................. 26,298   $  3    $135,124 $14,143
Public offering of common stock, net of
 offering costs............................  1,639    --       52,900     --
Exercise of options........................    557    --        1,822     --
Income tax benefit from exercise of
 options...................................    --     --          620     --
Other capital transactions.................      1    --           25     --
Net earnings...............................    --     --          --   13,919
                                            ------   ----    -------- -------
BALANCE, JANUARY 31, 1997.................. 28,495      3     190,491  28,062
Common stock issued in connection with
 acquisition...............................  1,336    --       27,123     --
Exercise of options........................    161    --          804     --
Income tax benefit from exercise of
 options...................................    --     --          173     --
Other capital transactions.................      1    --           25     --
Net earnings...............................    --     --          --   21,403
                                            ------   ----    -------- -------
BALANCE, JANUARY 31, 1998.................. 29,993      3     218,616  49,465
Common stock issued in connection with
 acquisition...............................    926    --       20,000     --
Warrants issued in connection with
 acquisition...............................    --     --        6,711     --
Exercise of options........................    278    --        3,056     --
Income tax benefit from exercise of
 options...................................    --     --        1,182     --
Other capital transactions.................    --     --           25     --
Net earnings...............................    --     --          --   26,648
                                            ------   ----    -------- -------
BALANCE, JANUARY 30, 1999.................. 31,197   $  3    $249,590 $76,113
                                            ======   ====    ======== =======



                See notes to consolidated financial statements.

                      JUST FOR FEET, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

[CAPTION]

                                                           Fiscal
                                                 -----------------------------
                                                   1998       1997      1996
                                                 ---------  --------  --------
                                                       (In thousands)
OPERATING ACTIVITIES:
 Net earnings................................... $  26,648  $ 21,403  $ 13,919
 Adjustments to reconcile net earnings to net
  cash used by operating activities:
  Cumulative effect of change in accounting
       principle................................                         2,041
  Depreciation and amortization.................    16,129     8,783     3,971
  Deferred income taxes.........................    12,100     2,194      (744)
  Deferred lease rentals........................     2,655     2,111     1,456
 Changes in assets and liabilities providing
  (using) cash, net of effects of acquisitions
  in 1998 and 1997:
  Accounts receivable...........................    (2,795)   (8,918)   (3,143)
  Merchandise inventories.......................  (170,169)  (56,616)  (76,685)
  Other assets..................................    (8,228)   (5,643)      271
  Accounts payable..............................    34,638     7,495    16,628
  Accrued expenses..............................     7,133     2,264     2,709
  Income taxes..................................      (181)      543    (2,506)
                                                 ---------  --------  --------
    Net cash used by operating activities.......   (82,070)  (26,384)  (42,083)
                                                 ---------  --------  --------
INVESTING ACTIVITIES:
 Purchases of property and equipment, net of
  disposals.....................................   (78,984)  (43,446)  (33,206)
 Acquisitions, net of cash acquired.............      (199)  (25,548)
 Purchases of marketable securities.............             (14,726)  (44,778)
 Maturities and sales of marketable securities..              51,653    63,132
                                                 ---------  --------  --------
    Net cash used for investing activities......   (79,183)  (32,067)  (14,852)
                                                 ---------  --------  --------
FINANCING ACTIVITIES:
 Borrowings (repayments) under credit
  facilities, net...............................   (90,667)   (9,333)   45,000
 Borrowings of long-term obligations............   291,076    12,739       479
 Principal payments on long-term obligations....  (132,290)   (2,054)   (1,335)
 Proceeds from issuance of common stock, net....    20,000              52,900
 Proceeds from exercise of options..............     3,056       804     1,822
                                                 ---------  --------  --------
    Net cash provided by financing activities...    91,175     2,156    98,866
                                                 ---------  --------  --------
NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS....................................   (70,078)  (56,295)   41,931
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR....    82,490   138,785    96,854
                                                 ---------  --------  --------
CASH AND CASH EQUIVALENTS, END OF YEAR.......... $  12,412  $ 82,490  $138,785
                                                 =========  ========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
 Cash paid for:
  Interest, net of amounts capitalized.......... $   6,156  $  1,376  $    832
  Income taxes.................................. $   6,300  $  9,851  $  7,878
 Fair value of assets acquired under capital
  leases........................................ $     --   $    507  $  1,633

                See notes to consolidated financial statements.

                      JUST FOR FEET, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

Just For Feet, Inc. is a national U.S. retailer of athletic and outdoor footwear and apparel for men, women and children organized and managed in both a superstore and smaller specialty store concept. Just For Feet operated 120 company-owned and 12 franchised Just For Feet superstores and 13 Sneaker Stadium superstores (Note 2) and 141 company-owned and 42 franchised specialty stores at January 30, 1999.

During the year ended January 30, 1999, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, Disclosures About Segments of an Enterprise and Related Information. Under SFAS No. 131, segments are defined as components of an enterprise about which separate financial information is available that is evaluated by the chief operating decision maker in deciding how to allocate operating resources and in assessing performance. Under SFAS No. 131, the superstore and specialty store concepts represent two operating segments that have been aggregated for financial reporting purposes. Approximately 76%, 76% and 78% of the Company's sales were comprised of athletic and outdoor footwear for fiscal 1998, 1997 and 1996, respectively. The remaining sales were principally apparel. Sales and assets outside the United States are not material.

 Principles of Consolidation

The accompanying financial statements include the consolidated accounts of Just For Feet, Inc. and its wholly owned subsidiaries (collectively, "the Company"). All significant intercompany transactions and balances have been eliminated.

 Fiscal Year

In 1998 the Company adopted the standard fiscal year of the retail industry which is a 52/53 week period ending on the Saturday closest to January 31. As a result, the most recent fiscal year ended on January 30, 1999 ("fiscal 1998"). Prior to the change, the Company's year ended on January 31, 1998 ("fiscal 1997") and January 31, 1997 ("fiscal 1996").

 Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

 Merchandise Inventories

Merchandise inventories consist of athletic and outdoor footwear and apparel and are valued at the lower of cost (first-in, first-out method) or market. Costs associated with certain purchasing and merchandise handling activities are included in inventories.

 Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the lesser of the estimated useful lives of the related assets or the relevant lease term. Estimated useful lives range from two to ten years for furniture, fixtures and equipment, up to 20 years for leasehold improvements, and up to 39 years for buildings. Maintenance and repairs are expensed as incurred. Renewals and betterments, which extend the useful lives of assets, are capitalized.

  At January 31, 1998, the Company's former corporate headquarters in Birmingham, Alabama and an office and retail center in Michigan with an aggregate net book value of approximately $3.3 million were held for sale and classified in long-term other assets in the accompanying consolidated balance sheet. During fiscal 1998, the Company sold the real estate in Michigan and began using the former corporate headquarters in Birmingham; accordingly, the net book value of the former headquarters (approximately $2.2 million at January 30, 1999) is now classified in property and equipment in the accompanying consolidated balance sheet.

 Store Opening Costs

  Effective February 1, 1996, the Company changed its method of accounting for store opening costs, which are costs principally for pre-opening employee salaries and travel which are incremental and directly attributable to the opening of a new store. Under the new method, the Company charges store opening costs to operations in the month the store opens. Previously, store opening costs were capitalized and amortized over the twelve months following the store opening. The cumulative effect of this change in accounting principle resulted in a $2.0 million charge to income, net of income taxes of $1.1 million, for fiscal 1996 ($0.08 per basic and $0.07 per diluted share). At January 30, 1999 and January 31, 1998, capitalized store opening costs of approximately $3.0 million and $1.0 million are included in other current assets in the accompanying consolidated balance sheets.

 Fair Value of Financial Instruments

  SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires certain disclosures for financial instruments for which it is practicable to estimate the fair value. The Company's financial instruments consist of cash and cash equivalents, receivables, payables, accrued expenses and interest bearing debt. The fair value of each of the Company's financial instruments approximates the carrying values reflected in the accompanying consolidated balance sheets at January 30, 1999 and January 31, 1998, primarily because of the short-term nature of these instruments. The Company's debt includes a combination of fixed and variable interest rates, which approximate market rates at January 30, 1999 and 1998; as such, the carrying value of the debt approximates fair value.

 Accounting for Stock-Based Compensation

  The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123, Accounting for Stock-Based Compensation, requires certain pro forma disclosures which are presented in Note 10.

 Goodwill

  Goodwill is being amortized on the straight-line basis over 30 years (Note
2). Accumulated amortization of goodwill was approximately $2.9 million at January 30, 1999 and approximately $1.0 million at January 31, 1998.

 Impairment of Assets

  The Company continually evaluates its investment in long-lived assets used in operations for impairment based on judgements as to the undiscounted cash flows of individual stores in accordance with the SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Assets to Be Disposed Of. Based on these reviews, there were no adjustments to the carrying value of long-lived assets for fiscal 1998, 1997 or 1996.

 Revenue Recognition

  Revenues from retail sales are recognized at the time of sale. The Company maintains an incentive program for frequent buyers of footwear. Estimated future costs associated with providing incentives under this program are included in accrued expenses.

Franchise fee income is recognized when the related franchise store begins operations, which coincides with substantial performance of initial services to the franchisee. Royalty revenues are recognized as earned. Sales of merchandise to franchisees (and related cost of sales) are netted in net sales in the accompanying statements of operations as such amounts, and the resulting gross profit, are immaterial.

 Advertising

The Company expenses the cost of advertising as incurred. Advertising expense, net of co-op credits, charged to operations was $43.9 million, $27.7 million and $17.7 million for fiscal 1998, 1997 and 1996, respectively. Included in other current assets at January 30, 1999 is approximately $738,000 related to a Superbowl advertisement, which will be expensed by the Company in the first quarter of fiscal 1999.

 Income Taxes

The Company accounts for income taxes using the liability method. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect.

 Earnings Per Share

Weighted average common shares outstanding (diluted) includes the dilutive effect of stock options as follows (in thousands):

                                                                  Fiscal
                                                           --------------------
                                                            1998   1997   1996
                                                           ------ ------ ------
Weighted average common shares outstanding (basic)........ 30,737 29,615 27,627
Dilutive effect of stock options..........................  1,115    795  1,469
                                                           ------ ------ ------
Weighted average common shares outstanding (diluted)...... 31,852 30,410 29,096
                                                           ====== ====== ======

For fiscal 1998 there were options to purchase 416,000 shares and warrants to purchase 924,000 shares of common stock and for fiscal 1997 and 1996 there were options to purchase 1.3 million and 31,000 shares, respectively, of common stock excluded from the computation of weighted average shares as such options and warrants would have been anti-dilutive.

 Reliance on Key Vendors

The Company's business is dependent to a significant degree upon its ability to purchase brand-name merchandise at competitive prices. For fiscal 1998, 1997 and 1996, approximately 62%, 64% and 70%, respectively, of the Company's merchandise was purchased from five vendors, including approximately 42%, 48% and 54%, respectively, from Nike and Reebok. The loss of key vendors could have a material adverse effect on the Company's business.

 New Accounting Standards Not Yet Adopted

In April 1998, Statement of Position No. 98-5, Reporting on the Cost of Start-Up Activities (the "SOP") was issued, which requires that costs of start-up activities and organization costs be expensed as incurred. The Company currently expenses start-up costs for new stores in the month that the new store opens. The Company is required to adopt this SOP in the first quarter of fiscal 1999. If the SOP had been adopted for the year ended January 30, 1999, the cumulative effect of the change in accounting principle would have resulted in a net charge to earnings of approximately $600,000 ($0.02 per basic and diluted share), net of applicable income taxes of approximately $375,000. The effect on the year ended January 30, 1999 would have been to increase operating expenses by approximately $2.0 million and decrease net income by approximately $1.3 million ($0.04 per basic and diluted share).

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 is required to be adopted for years beginning after June 15, 1999. The Company has not yet evaluated the effect which SFAS No. 133 may have on its financial statements.

 Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results may differ from those estimates.

 Reclassifications

Certain reclassifications have been made in the fiscal 1997 and 1996 presentations to conform to the fiscal 1998 presentation.

2. ACQUISITIONS

The Company made one acquisition in fiscal 1998 and two acquisitions in fiscal 1997 that have been accounted for as purchases and, accordingly, each purchase price has been allocated to assets acquired and liabilities assumed based upon their estimated fair values at the respective acquisition dates. The excess of the consideration paid over the net tangible and identifiable intangible assets acquired has been recorded as goodwill and is being amortized over 30 years. The accompanying consolidated statements of earnings for fiscal 1998 and fiscal 1997 include the results of operations of the acquired entities from their respective acquisition dates.

In July 1998, the Company acquired all of the outstanding stock of Sneaker Stadium, Inc. ("Sneaker") for nominal cash consideration (principally for direct acquisition costs) and the assumption of $43.0 million of existing bank debt. Such debt was immediately paid off with the proceeds of a term loan by the Company. The Company may make additional payments of up to $33.0 million after April 2002 to certain specified former lenders of Sneaker, if the acquired Sneaker Stadium superstores attain certain financial targets. Such additional payments, if required, will be accounted for as additional consideration for the acquisition.

Concurrent with and as a condition of the Company's acquisition of Sneaker, an affiliate of Thomas H. Lee Company ("THL"), a firm which owned a controlling interest in Sneaker, purchased from the Company an aggregate of 926,355 units, each consisting of one share of the Company's common stock and a warrant to purchase 0.997 of a share of the Company's common stock at a purchase price of $21.59 per share exercisable at any time through July 2, 2003. The aggregate purchase price for the units was $20.0 million. The estimated fair market value of the warrants on July 2, 1998 was $6.7 million, which, for accounting purposes, was considered a part of the consideration paid by the Company for Sneaker. The warrants issued in connection with this acquisition represent non-cash investing and financing activities for the purpose of the consolidated statement of cash flows for fiscal 1998. In addition, THL appointed a member to the Company's Board of Directors in accordance with the terms of the acquisition agreement. Certain fees aggregating approximately $750,000 associated with this acquisition were paid to affiliates of THL as direct costs of the acquisition.

In March 1997, the Company acquired Athletic Attic for approximately $9.7 million in cash, net of cash acquired, the repayment of approximately $1.3 million of Athletic Attic's debt and approximately $5.6 million of the Company's common stock (259,000 shares). In May 1997, the Company acquired Imperial Sports for approximately $5.8 million in cash, net of cash acquired, the repayment of approximately $8.7 million of Imperial Sport's debt and approximately $21.5 million of the Company's common stock (approximately 1.1 million shares). The common stock issued in connection with these acquisitions represents non-cash investing and financing activities for the purpose of the consolidated statement of cash flows for fiscal 1997. Certain fees aggregating $222,000 associated with these acquisitions were paid to an entity in which a director of the Company is a partner.

  The estimated fair values of assets acquired and liabilities assumed in fiscal 1998 for the Sneaker Stadium acquisition and in fiscal 1997 for the combined acquisitions of Athletic Attic and Imperial Sports are summarized as follows (in thousands):

                                                                   Fiscal
                                                              -----------------
                                                                1998     1997
                                                              --------  -------
Cash......................................................... $  2,476  $   907
Merchandise inventories......................................   37,153   16,188
Property and equipment.......................................      700    5,318
Other assets.................................................    2,745    1,336
Goodwill.....................................................   36,403   37,044
Deferred income taxes........................................   15,600    1,759
Accounts payable and accrued liabilities.....................  (36,499)  (6,312)
Interest bearing debt........................................  (43,000)     --
Deferred lease rentals.......................................   (3,294)  (2,064)
Other liabilities............................................   (2,898)    (598)
                                                              --------  -------
                                                              $  9,386  $53,578
                                                              ========  =======
Consideration consisted of:
 Cash........................................................ $  2,675  $26,455
 Stock issued................................................      --    27,123
 Warrants issued.............................................    6,711      --
                                                              --------  -------
                                                              $  9,386  $53,578
                                                              ========  =======

  Included in the above accrued liabilities amount for the Sneaker Stadium acquisition in fiscal 1998 is (i) approximately $2.1 million for severance costs relating to substantially all of its approximately 1,900 employees, of which approximately $2.0 million was paid during fiscal 1998 and charged against the liability account, and (ii) approximately $1.4 million for future rental costs associated with acquired Sneaker Stadium superstores closed or expected to be closed within one year of the acquisition date.

  The following unaudited pro forma consolidated results of operations for fiscal 1998 and 1997 assume the Sneaker Stadium acquisition occurred as of the beginning of fiscal 1997 (in thousands, except per share amounts):

                                                                    Fiscal
                                                               -----------------
                                                                 1998     1997
                                                               -------- --------
Net sales..................................................... $839,986 $611,481
Net earnings..................................................   22,728   10,888
Earnings per share:
 Basic........................................................ $   0.72 $   0.36
 Diluted...................................................... $   0.69 $   0.35

  The pro forma results are not necessarily indicative of the results the Company would have achieved had the Sneaker acquisition occurred at the beginning of fiscal 1997, nor necessarily indicative of the results of future operations. The acquisitions of the Athletic Attic and Imperial Sports would not have a material effect on fiscal 1997 and 1996 pro forma results.

3. PROPERTY AND EQUIPMENT

  Property and equipment is summarized as follows (in thousands):

                                                         January 30, January 31,
                                                            1999        1998
                                                         ----------- -----------
Owned:
 Land...................................................  $  3,807     $ 3,807
 Store facilities and corporate office..................    18,157      15,212
 Furniture, fixtures and equipment......................    61,140      37,847
 Leasehold improvements.................................    91,733      42,765
 Construction-in-progress...............................     9,537       4,753
                                                          --------     -------
                                                           184,374     104,384
 Accumulated depreciation and amortization..............   (26,645)    (12,910)
                                                          --------     -------
                                                           157,729      91,474
                                                          --------     -------
Under capital leases:
 Furniture, fixtures and equipment......................     4,232       4,103
 Accumulated amortization...............................    (1,369)     (1,048)
                                                          --------     -------
                                                             2,863       3,055
                                                          --------     -------
                                                          $160,592     $94,529
                                                          ========     =======

4. SHORT-TERM BORROWINGS

  At January 31, 1998, the Company had $15.7 million outstanding under a $40.0 million unsecured line of credit bank agreement. (The president of one of the bank's subsidiaries is also a director of the Company.) This line was cancelled and all amounts outstanding were repaid in December 1998 with proceeds from a $200.0 million revolving senior credit facility (Note 5). Borrowings under this line of credit bore interest at a floating rate above the LIBOR rate (5.6% plus 1.5% at January 31, 1998). The agreement contained certain covenants, which included the maintenance of minimum net worth and certain financial ratios.

  At January 31, 1998, the Company had $75.0 million of short-term borrowings that were used to purchase U.S. Treasury securities for Alabama share tax planning purposes. These securities, which were pledged as collateral on this debt, were sold in early February 1998 with the sale proceeds being utilized to repay such borrowings.

5. LONG-TERM OBLIGATIONS

 Senior Credit Facility

  In December 1998, the Company obtained a $200.0 million revolving senior credit facility (the "Senior Facility") from a syndicate of banks, including a bank for which a director of the Company is president of one of the bank's subsidiaries. The Senior Facility terminates in December 2001, bears interest at a floating rate above either prime or LIBOR, is guaranteed and secured by the stock of the Company's domestic subsidiaries and is secured by 66 2/3% of the stock of the Company's foreign subsidiary (Note 13), and is subject to certain restrictive covenants which include the maintenance of minimum net worth and certain financial ratios. The Company used borrowings under this facility to repay amounts outstanding under its other revolving bank lines (Note 4). At January 30, 1999, $189.2 million was outstanding under this facility, of which $165.0 million bore interest at rates ranging from 6.49% to 6.79% (LIBOR plus 1.50%) and $24.2 million bore interest at 7.75% (prime). Commitment fees are computed at rates ranging from .25% to .375% per annum on the unused portion of the facility.

 Other Long-Term Debt

  Other long-term debt consists of various notes payable due in monthly installments through 2010, which bear interest at variable and fixed rates ranging primarily from 6.9% to 10.4% at January 30, 1999. Such debt is collateralized principally by land, buildings and equipment with an aggregate carrying value of approximately $35.4 million at January 30, 1999. Scheduled maturities of other long-term debt at January 30, 1999 were as follows (in thousands):

   Fiscal
   ------
   1999................................................................ $ 5,455
   2000................................................................   5,607
   2001................................................................   5,555
   2002................................................................   5,627
   2003................................................................   3,840
   Thereafter..........................................................   5,365
                                                                        -------
    Total.............................................................. $31,449
                                                                        =======

  The Company also leases certain furniture, fixtures and equipment under long-term agreements that are accounted for as capital leases. Scheduled maturities under these capital leases at January 30, 1999 were as follows (in thousands):

   Fiscal
   ------
   1999............................................................... $ 1,430
   2000...............................................................     774
   2001...............................................................     170
   2002...............................................................      61
                                                                       -------
                                                                         2,435
                                                                       -------
   Less amounts representing interest.................................    (242)
                                                                       -------
   Total capital lease obligations....................................   2,193
   Less current portion...............................................  (1,184)
                                                                       -------
   Long-term capital lease obligations................................ $ 1,009
                                                                       =======

6. OPERATING LEASE COMMITMENTS

  The Company leases certain store facilities, land, fixtures and equipment under agreements that are accounted for as operating leases. Lease terms range from approximately three years to twenty years. Certain leases contain renewal options and provide for future rent increases based upon increases in the Consumer Price Index. At January 30, 1999, future annual minimum lease payments under operating leases with remaining terms in excess of one year (including lease payments for 31 store facilities not yet opened at January 30, 1999) are as follows (in thousands):

                                                    Real   Fixtures and
   Fiscal                                          Estate   Equipment    Total
   ------                                         -------- ------------ --------
   1999.......................................... $ 64,062    $2,308    $ 66,370
   2000..........................................   68,189     2,205      70,394
   2001..........................................   68,548     1,233      69,781
   2002..........................................   69,812       161      69,973
   2003..........................................   68,675       108      68,783
   Thereafter....................................  510,065       --      510,065
                                                  --------    ------    --------
    Total........................................ $849,351    $6,015    $855,366
                                                  ========    ======    ========

  Total rent expense under all operating leases was as follows (in thousands):

                                                                Fiscal
                                                        -----------------------
                                                         1998    1997    1996
                                                        ------- ------- -------
   Minimum rentals..................................... $46,710 $23,891 $10,190
   Additional rentals based on sales volume............     319     272     710
                                                        ------- ------- -------
                                                        $47,029 $24,163 $10,900
                                                        ======= ======= =======

  Rent expense for operating leases that contain scheduled rent increases is recognized for financial reporting purposes on the straight-line method. Consequently, amounts that have been expensed for financial reporting purposes, but not yet paid, are reflected as deferred lease rentals in the accompanying consolidated balance sheets. In addition, subsequent to January 30, 1999, the Company entered into lease agreements for four stores which require aggregate rental payment of $24.2 million through 2019. The Company has subleased a portion of a facility to a third party. Future sublease rentals are not material.

7. INCOME TAXES

  The consolidated provision for income taxes is comprised of the following (in thousands):

[CAPTION]

                                                                 Fiscal
                                                         -----------------------
                                                          1998     1997    1996
                                                         -------  ------- ------
Current:
 Federal................................................ $ 2,391  $ 9,763 $7,397
 State..................................................     572      860  1,245
                                                         -------  ------- ------
                                                           2,963   10,623  8,642
                                                         -------  ------- ------
Deferred:
 Federal................................................  12,404    1,991    130
 State..................................................   1,459      203     11
 Foreign................................................    (145)     --     --
                                                         -------  ------- ------
                                                          13,718    2,194    141
                                                         -------  ------- ------
                                                         $16,681  $12,817 $8,783
                                                         =======  ======= ======

  Following is a reconciliation of the applicable U.S. federal income tax, computed at the statutory rate, to the provision reflected in the consolidated statements of earnings, excluding the cumulative effect of the fiscal 1996 accounting change (in thousands):

                                                               Fiscal
                                                       ------------------------
                                                        1998     1997     1996
                                                       -------  -------  ------
Federal income tax at statutory rate.................. $15,165  $11,977  $8,660
State income taxes, net of federal tax effect.........   1,320      691     820
Tax exempt interest income............................             (270)   (856)
Amortization of goodwill..............................     462      398
Other.................................................    (266)      21     159
                                                       -------  -------  ------
                                                       $16,681  $12,817  $8,783
                                                       =======  =======  ======

  Deferred tax assets and liabilities that arise as a result of temporary differences are summarized as follows (in thousands):

                                                         January 30, January 31,
                                                            1999        1998
                                                         ----------- -----------
Deferred tax assets:
 Accrued expenses.......................................   $ 1,356     $   865
 Deferred lease rentals and lease valuations............     3,980       2,509
 State net operating loss carryforward..................     1,345         --
 Other..................................................        58         437
                                                           -------     -------
   Total deferred tax assets............................     6,739       3,811
                                                           -------     -------
Deferred tax liabilities:
 Store opening costs....................................      (633)       (358)
 Other prepaid expenses.................................    (1,317)       (430)
 Franchise rights.......................................      (812)       (880)
 Depreciation and fixed asset valuation.................    (2,331)     (2,375)
 Other..................................................      (465)       (524)
                                                           -------     -------
   Total deferred tax liabilities.......................    (5,558)     (4,567)
                                                           -------     -------
                                                           $ 1,181     $  (756)
                                                           =======     =======

  As a result of the Sneaker Stadium acquisition (see Note 2), the Company has available net operating loss carryforwards for state income tax purposes of approximately $20.0 million at January 30, 1999 which expire at various times over the next 20 years.

8. FRANCHISE AND OTHER ACTIVITIES

  Franchise operations consist of one franchisee that operates 12 franchised superstores in three states and 17 franchisees that operate 42 franchised specialty stores in six states and Puerto Rico. The Company generally receives initial franchise fees for the superstore franchises on a per store basis for providing certain services and other advice related to opening a franchise store. In addition, the Company receives royalties from superstore and specialty store franchisees based on a percentage of sales.

  Revenues from franchisees included in the accompanying consolidated statements of earnings are as follows (in thousands):

                                                                     Fiscal
                                                                 --------------
                                                                 1998 1997 1996
                                                                 ---- ---- ----
   Initial franchisee fees...................................... $--  $ 45 $ 15
   Royalties....................................................  995  841  566
                                                                 ---- ---- ----
                                                                 $995 $886 $581
                                                                 ==== ==== ====
   Merchandise sales to franchisees............................. $896 $796 $399
                                                                 ==== ==== ====

  Included in accounts receivable at January 30, 1999 and January 31, 1998 is $612,000 and $847,000, respectively, due from franchisees and $342,000 and $348,000, respectively, due from officers of the Company.

9. COMMON STOCK

  In June 1996, the Company completed a fourth public offering of 1.6 million shares of its common stock at $34.25 per share. Net proceeds (after offering costs) from the sale of this stock approximated $52.9 million. Certain shares of the Company's common stock are subject to registration rights.

10. STOCK OPTION PLANS

  In August 1993, the Company adopted the Employee Incentive Stock Option Plan. This plan provides for the issuance of incentive stock options to Company employees of up to 4.5 million shares. Options may be granted at prices that are equal to or greater than the fair market value of the shares at the date of the grant. Options become exercisable over periods of generally one to five years and expire ten years from the date of the grant. At January 30, 1999, the Company had approximately 1.0 million options available for future grants under this plan.

  In June 1995, the Company adopted the Non-Employee Director Stock Option Plan. This plan provides for the issuance of stock options to non-employee directors of up to 281,000 shares of the Company's common stock. Options may be granted at prices that are equal to or greater than the fair market value of the shares at the date of grant and become exercisable ratably over the three years commencing on the first anniversary date of the grant. At January 30, 1999, the Company had 29,000 options available for future grants under this plan.

  In June 1997, the Company adopted its 1997 Employee Incentive Plan which provides for the grant of incentive and non-qualified stock options, stock appreciation rights, restricted stock or performance awards covering an aggregate of 2.9 million shares of the Company's common stock to eligible (as defined by the Plan) directors, officers, employees, consultants and advisors of the Company and its subsidiaries. Options may be granted at prices which are equal to or greater than the fair market value (as defined by the Plan) of the shares at the date of grant. Options become exercisable over periods of generally one to five years and expire ten years from the date of the grant. During the year ended January 31, 1998, 100,000 options were granted under this plan to a director of the Company under a personal services contract; compensation expense related to this grant was not significant. At January 30, 1999, the Company had 1.1 million options available for future grants under this plan.

  Information regarding these option plans is as follows (in thousands, except for weighted average exercise price):

                                                               Weighted Average
                                                       Options  Exercise Price
                                                       ------- ----------------
   At February 1, 1996................................  2,502       $ 8.43
    Granted at fair market value......................  1,381        25.78
    Exercised.........................................   (557)        3.38
    Forfeited.........................................   (280)       21.21
                                                        -----
   At January 31, 1997 (519 options exercisable)......  3,046        16.08
    Granted at fair market value......................  3,019        14.72
    Exercised.........................................   (160)        4.99
    Forfeited.........................................   (752)       13.71
    Cancelled.........................................   (930)       25.69
                                                        -----
   At January 31, 1998 (976 options exercisable)......  4,223        13.93
    Granted at fair market value......................  1,015        14.66
    Exercised.........................................   (279)       10.90
    Forfeited.........................................   (902)       15.38
                                                        -----
   At January 30, 1999 (1,431 options exercisable)....  4,057        14.01
                                                        =====

  The following table summarizes information about stock options outstanding and exercisable at January 30, 1999:

                                    Options Outstanding               Options Exercisable
                            ------------------------------------ -----------------------------
    Range                                  Weighted   Weighted
     of                         Number     Average    Average        Number        Weighted
  Exercise                   Outstanding   Exercise  Remaining    Exercisable      Average
    Price                   (in thousands)  Price   Life (Years) (in thousands) Exercise Price
  --------                  -------------- -------- ------------ -------------- --------------
   $ 1.48-$ 5.13...........       211       $ 2.89      4.9            211          $ 2.89
   $ 8.69-$13.84...........     1,540        11.12      7.6            546            9.86
   $14.09-$14.75...........     1,009        14.62      8.6            166           14.64
   $15.06-$19.42...........       990        16.72      8.2            321           16.88
   $20.00-$37.08...........       307        25.39      7.7            187           25.85
                                -----                                -----
                                4,057        14.01      7.9          1,431           13.05
                                =====                                =====

  The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized in the Company's financial statements for the stock option plans. The weighted average fair value of options granted during fiscal 1998, 1997 and 1996 was $4.92, $5.10 and $9.86, respectively. Had compensation cost for the Company's option plans been determined based on the fair market value at the grant date for awards during fiscal 1998, 1997 and 1996 consistent with the provisions of that statement, the Company's net earnings (and basic and diluted earnings per share) prior to the cumulative effect of the change in accounting principle would have been reduced to $23.2 million ($0.75 basic and $0.73 diluted earnings per share), $17.0 million ($0.58 basic and $0.56 diluted earnings per share) and $12.7 million ($0.46 basic and $0.44 diluted earnings per share), respectively. The fair market value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for fiscal 1998, 1997 and 1996:

                                                                   Fiscal
                                                               ----------------
                                                               1998  1997  1996
                                                               ----  ----  ----
  Expected volatility......................................... 42.0% 30.0% 34.0%
  Risk free interest rate.....................................  4.9%  6.2%  6.5%
  Expected lives (years)......................................    3   4.5   4.6
  Dividends paid during the life of the options...............  --    --    --

11. RETIREMENT SAVINGS PLAN

  In June 1998, the Company adopted a defined contribution retirement savings plan, (the Just For Feet Savings Plan--the "Plan") under Section 401(k) of the Internal Revenue Code. The 401(k) plans of Imperial Sports and Sneaker Stadium were also merged into this plan. All Company employees at least 18 years of age who have completed one year of service with 1,000 hours or more are eligible to participate in the Plan. Employees elect contribution percentages of up to 20% of annual compensation, as well as the investment options for their contributions. The Company makes matching contributions on behalf of each participant of up to 25% of the first 6% of each participant's contribution to the Plan. The Plan also allows for a supplemental matching contribution of up to 25% of the first 6% of each participant's contribution to the Plan. Matching contributions to the Plan were $142,000 and $38,000 for fiscal 1998 and 1997, respectively. Employee contributions are 100% vested while Company contributions are vested according to a specified scale based on years of service.

12. LITIGATION

  In July 1997, a lawsuit was filed by a shareholder (individually and on behalf of others) against the Company and certain of its current and former officers, a former director and two of the four managing underwriters in the Company's June 1996 public offering of common stock. The suit alleges that the Company's registration statement and prospectus used in such offering contained certain misleading financial information. The Company and its named officers and directors deny liability on the claims (the dollar amount of which is currently unspecified) and are vigorously defending the suit.

  On April 20, 1999, the sole superstore franchisee of the Company, as Plaintiff, filed a complaint seeking declaratory judgement, an accounting and monetary damages against the Company. The complaint alleges that the Company has breached its obligations under certain franchise agreements between it and the Plaintiff and seeks actual damages in excess of $82.5 million, punitive damages in excess of $25 million and the right to terminate the franchise agreements. The Company denies all allegations contained in the complaint and will vigorously defend these allegations.

  The Company is a defendant in various lawsuits incident to the ordinary course of business. It is not possible to determine with precision the probable outcome or the amount of liability, if any, with respect to these lawsuits; however, in the opinion of the Company, the disposition of these lawsuits will not adversely affect the consolidated financial statements of the Company to a material extent.

13. SUBSEQUENT EVENT

  On April 14, 1999, the Company completed the private placement of $200.0 million, 11.0% senior subordinated notes (the "Notes"). Proceeds from this debt offering were used to repay a $80.0 million term loan (which was initially borrowed in February 1999) and approximately $113.0 million of the Senior Facility. The Notes mature in May 2009 and require interest payments semi-annually. The Notes are redeemable after April 2004 without a make-whole premium. At any time prior to May 2004, the Company may redeem all of the notes at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued interest through the redemption date. Before May 2002, the Company may redeem up to 35% of the notes with the net proceeds of certain sales of equity. The notes are general unsecured obligations, subordinate to all of the Company's senior debt.

  All of the Company's wholly owned U.S. subsidiaries (the Company's non-guarantor foreign subsidiary was formed in fiscal 1998) have guaranteed the Notes. Accordingly, condensed consolidating financial statements are presented below. On February 1, 1998, the Company effected a corporate reorganization whereby certain of its operations were transferred into separate wholly owned subsidiaries. The condensed consolidating financial statements retroactively reflect this reorganization as if it occurred on February 1, 1996, and thus, the financial information related to these operations is included in the guarantor subsidiaries column for all periods presented. The guarantees of the guarantor subsidiaries of the Notes are full, unconditional, and joint and several. Separate financial statements of the guarantor subsidiaries are not presented because management has determined that they would not be material to investors. There are no significant restrictions on the ability of Just For Feet, Inc. (the "Parent") to obtain funds from the guarantor subsidiaries. The Parent and the guarantors have accounted for their respective subsidiaries on the equity basis.

                     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                     January 30, 1999
                               -------------------------------------------------------------
                                         Guarantor   Non-Guarantor
                                Parent  Subsidiaries  Subsidiary   Eliminations Consolidated
                               -------- ------------ ------------- ------------ ------------
                                                  (Amounts in thousands)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents...  $  1,856   $ 10,309      $  247      $     --      $ 12,412
 Accounts receivable--trade..    18,875                    --                       18,875
 Accounts receivable--
  intercompany...............   279,375        --          --        (279,375)         --
 Merchandise inventory.......    97,030    297,247       5,624                     399,901
 Other.......................     7,057     11,030         215                      18,302
                               --------   --------      ------      ---------     --------
  Total current assets.......   404,193    318,586       6,086       (279,375)     449,490
PROPERTY AND EQUIPMENT, NET      45,097    112,693       2,802                     160,592
INVESTMENTS IN SUBSIDIARIES..   191,507        --          --        (191,507)         --
GOODWILL, NET................               71,084                                  71,084
OTHER ASSETS.................     1,287      6,932          11                       8,230
                               --------   --------      ------      ---------     --------
                               $642,084   $509,295      $8,899      $(470,882)    $689,396
                               ========   ========      ======      =========     ========
LIABILITIES AND SHAREHOLDERS'
 EQUITY
CURRENT LIABILITIES:
 Accounts payable............  $ 81,341   $ 18,540      $  441      $     --      $100,322
 Accounts payable--
  intercompany...............       --     270,767       8,608       (279,375)         --
 Accrued expenses............    11,563     13,161         105                      24,829
 Income taxes................       902                    --                          902
 Current maturities of long-
  term obligations...........     6,108        531         --                        6,639
                               --------   --------      ------      ---------     --------
  Total current liabilities..    99,914    302,999       9,154       (279,375)     132,692
LONG-TERM OBLIGATIONS........   215,186      1,017                                 216,203
DEFERRED LEASE RENTALS.......       457     12,705         --                       13,162
DEFERRED INCOME TAXES........       821        812         --                        1,633
                               --------   --------      ------      ---------     --------
  Total liabilities..........   316,378    317,533       9,154       (279,375)     363,690
                               --------   --------      ------      ---------     --------
SHAREHOLDERS' EQUITY:
 Common stock................         3         11         --             (11)           3
 Additional paid-in capital..   249,590    115,376         --        (115,376)     249,590
 Retained earnings...........    76,113     76,375        (255)       (76,120)      76,113
                               --------   --------      ------      ---------     --------
  Total shareholders'
   equity....................   325,706    191,762        (255)      (191,507)     325,706
                               --------   --------      ------      ---------     --------
                               $642,084   $509,295      $8,899      $(470,882)    $689,396
                               ========   ========      ======      =========     ========

                                               January 31, 1998
                                -----------------------------------------------
                                          Guarantor
                                 Parent  Subsidiaries Eliminations Consolidated
                                -------- ------------ ------------ ------------
                                            (Amounts in thousands)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents..... $ 77,228   $  5,262    $     --      $ 82,490
 Accounts receivable--trade....   14,664      1,176          --        15,840
 Accounts receivable--
  intercompany.................   72,848        --       (72,848)         --
 Merchandise inventory.........   63,246    142,882          --       206,128
 Other.........................    5,054      1,655          --         6,709
                                --------   --------    ---------     --------
   Total current assets........  233,040    150,975      (72,848)     311,167
PROPERTY AND EQUIPMENT, NET....   41,680     52,849          --        94,529
INVESTMENTS IN SUBSIDIARIES....  164,508        --      (164,508)         --
GOODWILL, NET..................      --      36,106          --        36,106
OTHER ASSETS...................      253      6,297          --         6,550
                                --------   --------    ---------     --------
                                $439,481   $246,227    $(237,356)    $448,352
                                ========   ========    =========     ========
LIABILITIES AND SHAREHOLDERS'
 EQUITY
CURRENT LIABILITIES:
 Short-term borrowings......... $ 90,667   $    --     $     --      $ 90,667
 Accounts payable..............   51,162        --           --        51,162
 Accounts payable--
  intercompany.................      --      72,848      (72,848)         --
 Accrued expenses..............    7,724      1,568          --         9,292
 Income taxes..................      478        885          --         1,363
 Current maturities of long-
  term obligations.............    3,222        --           --         3,222
                                --------   --------    ---------     --------
   Total current liabilities...  153,253     75,301      (72,848)     155,706
LONG-TERM OBLIGATIONS..........   16,646        --           --        16,646
DEFERRED LEASE RENTALS.........      794      6,418          --         7,212
DEFERRED INCOME TAXES..........      704        --           --           704
                                --------   --------    ---------     --------
   Total liabilities...........  171,397     81,719      (72,848)     180,268
                                --------   --------    ---------     --------
SHAREHOLDERS' EQUITY:
 Common stock..................        3         11          (11)           3
 Additional paid-in capital....  218,616    115,376     (115,376)     218,616
 Retained earnings.............   49,465     49,121      (49,121)      49,465
                                --------   --------    ---------     --------
   Total shareholders' equity..  268,084    164,508     (164,508)     268,084
                                --------   --------    ---------     --------
                                $439,481   $246,227    $(237,356)    $448,352
                                ========   ========    =========     ========

                            CONDENSED CONSOLIDATING
                             STATEMENTS OF EARNINGS

                                                   Fiscal 1998
                          --------------------------------------------------------------
                                     Guarantor   Non-Guarantor
                           Parent   Subsidiaries  Subsidiary   Eliminations Consolidated
                          --------  ------------ ------------- ------------ ------------
                                             (Amounts in thousands)
NET SALES...............  $135,819    $624,251      $14,793      $    --      $774,863
COST OF SALES...........    80,950     361,345       10,035           --       452,330
                          --------    --------      -------      --------     --------
GROSS PROFIT............    54,869     262,906        4,758           --       322,533
                          --------    --------      -------      --------     --------
FRANCHISE FEES,
 ROYALTIES AND OTHER
 REVENUE................    (6,708)      8,007          --            --         1,299
                          --------    --------      -------      --------     --------
OPERATING EXPENSES:
 Store operating........    32,422     195,514        4,569           --       232,505
 Store opening costs....     2,067      10,999          603           --        13,669
 Amortization of
  intangibles...........       181       1,891          --            --         2,072
 General and
  administrative........     6,282      18,059          --            --        24,341
                          --------    --------      -------      --------     --------
  Total operating
   expenses.............    40,952     226,463        5,172           --       272,587
                          --------    --------      -------      --------     --------
OPERATING INCOME
 (LOSS).................     7,209      44,450         (414)          --        51,245
INTEREST INCOME
 (EXPENSE), NET.........    (7,780)       (136)         --            --        (7,916)
                          --------    --------      -------      --------     --------
EARNINGS (LOSS) BEFORE
 INCOME TAXES AND EQUITY
 IN EARNINGS OF
 SUBSIDIARIES...........      (571)     44,314         (414)          --        43,329
PROVISION FOR INCOME
 TAXES..................      (220)     17,060         (159)          --        16,681
                          --------    --------      -------      --------     --------
EARNINGS (LOSS) BEFORE
 EQUITY IN EARNINGS OF
 SUBSIDIARIES ..........      (351)     27,254         (255)          --        26,648
EQUITY IN EARNINGS OF
 SUBSIDIARIES...........    26,999         --           --        (26,999)         --
                          --------    --------      -------      --------     --------
  Net earnings (loss)...  $ 26,648    $ 27,254       $ (255)     $(26,999)    $ 26,648
                          ========    ========      =======      ========     ========

                            CONDENSED CONSOLIDATING
                      STATEMENTS OF EARNINGS--(Continued)

                                                  Fiscal 1997
                                 -----------------------------------------------
                                           Guarantor
                                 Parent   Subsidiaries Eliminations Consolidated
                                 -------  ------------ ------------ ------------
                                             (Amounts in thousands)

NET SALES......................  $86,789    $391,849     $    --      $478,638
COST OF SALES..................   50,732     229,084          --       279,816
                                 -------    --------     --------     --------
GROSS PROFIT...................   36,057     162,765          --       198,822
                                 -------    --------     --------     --------
FRANCHISE FEES, ROYALTIES AND
 OTHER REVENUE.................       36       1,065          --         1,101
                                 -------    --------     --------     --------
OPERATING EXPENSES:
 Store operating...............   31,379     108,280          --       139,659
 Store opening costs...........    2,584       4,144          --         6,728
 Amortization of intangibles...      --        1,200          --         1,200
 General and administrative....    5,835      12,205          --        18,040
                                 -------    --------                  --------
  Total operating expenses.....   39,798     125,829          --       165,627
                                 -------    --------     --------     --------
OPERATING INCOME (LOSS)........   (3,705)     38,001          --        34,296
INTEREST INCOME (EXPENSE),
 NET...........................      (76)        --           --           (76)
                                 -------    --------     --------     --------
EARNINGS (LOSS) BEFORE INCOME
 TAXES AND EQUITY IN EARNINGS
 OF SUBSIDIARIES ..............   (3,781)     38,001          --        34,220
PROVISION FOR INCOME TAXES.....   (1,416)     14,233          --        12,817
                                 -------    --------     --------     --------
EARNINGS (LOSS) BEFORE EQUITY
 IN EARNINGS OF SUBSIDIARIES ..   (2,365)     23,768          --        21,403
EQUITY IN EARNINGS OF
 SUBSIDIARIES..................   23,768         --       (23,768)         --
                                 -------    --------     --------     --------
  Net earnings.................  $21,403    $ 23,768     $(23,768)    $ 21,403
                                 =======    ========     ========     ========

                            CONDENSED CONSOLIDATING
                      STATEMENTS OF EARNINGS--(Continued)

                                                   Fiscal 1996
                                  ----------------------------------------------
                                           Guarantor
                                  Parent  Subsidiaries Eliminations Consolidated
                                  ------- ------------ ------------ ------------
                                              (Amounts in thousands)

NET SALES.......................  $39,952   $216,445     $    --      $256,397
COST OF SALES...................   23,050    124,476          --       147,526
                                  -------   --------     --------     --------
GROSS PROFIT....................   16,902     91,969          --       108,871
                                  -------   --------     --------     --------
FRANCHISE FEES, ROYALTIES AND
 OTHER REVENUE..................      --         581          --           581
                                  -------   --------     --------     --------
OPERATING EXPENSES:
 Store operating................   10,835     58,494          --        69,329
 Store opening costs............    2,668      8,572          --        11,240
 Amortization of intangibles....      --         180          --           180
 General and administrative.....    3,217      4,661          --         7,878
                                  -------   --------     --------     --------
   Total operating expenses.....   16,720     71,907          --        88,627
                                  -------   --------     --------     --------
OPERATING INCOME................      182     20,643          --        20,825
INTEREST INCOME (EXPENSE), NET..    3,918        --           --         3,918
                                  -------   --------     --------     --------
EARNINGS BEFORE INCOME TAXES,
 EQUITY IN EARNINGS OF
 SUBSIDIARIES, AND CUMULATIVE
 EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE......................    4,100     20,643          --        24,743
PROVISION FOR INCOME TAXES......    1,456      7,327          --         8,783
                                  -------   --------     --------     --------
EARNINGS BEFORE EQUITY IN
 EARNINGS OF SUBSIDIARIES AND
 CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE...........    2,644     13,316          --        15,960
EQUITY IN EARNINGS OF
 SUBSIDIARIES...................   11,275        --       (11,275)         --
CUMULATIVE EFFECT ON PRIOR YEARS
 OF CHANGE IN ACCOUNTING
 PRINCIPLE......................      --      (2,041)         --        (2,041)
                                  -------   --------     --------     --------
   Net earnings.................  $13,919   $ 11,275     $(11,275)    $ 13,919
                                  =======   ========     ========     ========

                            CONDENSED CONSOLIDATING
                            STATEMENTS OF CASH FLOWS

                                                   Fiscal 1998
                          ---------------------------------------------------------------
                                      Guarantor   Non-Guarantor
                           Parent    Subsidiaries  Subsidiary   Eliminations Consolidated
                          ---------  ------------ ------------- ------------ ------------
                                              (Amounts in thousands)
OPERATING ACTIVITIES:
 Net earnings (loss)....  $  26,648   $  27,254       $ (255)     $(26,999)   $  26,648
 Adjustments to
  reconcile net earnings
  to net cash (used in)
  provided by operating
  activities:
  Depreciation and
   amortization.........      4,108      11,828          193                     16,129
  Deferred income
   taxes................        117      11,983          --                      12,100
  Deferred lease
   rentals..............       (337)      2,992          --                       2,655
  Undistributed earnings
   of subsidiaries......    (26,999)        --           --         26,999          --
 Changes in assets and
  liabilities providing
  (using) cash, net of
  effects of
  acquisition:
  Accounts receivable...     (4,211)      1,416          --            --        (2,795)
  Merchandise
   inventories..........    (33,784)   (130,761)      (5,624)          --      (170,169)
  Other assets..........     (2,751)     (5,257)        (220)          --        (8,228)
  Accounts payable......     30,179       4,018          441           --        34,638
  Accrued expenses......      3,839       3,189          105           --         7,133
  Income taxes..........        424        (605)         --            --          (181)
  Advances to/from
   subsidiaries ........   (157,176)    148,568        8,608           --           --
                          ---------   ---------      -------      --------    ---------
    Net cash provided by
     (used in) operating
     activities.........   (159,943)     74,625        3,248           --       (82,070)
                          ---------   ---------      -------      --------    ---------
INVESTING ACTIVITIES:
 Purchases of property
  and equipment.........     (6,604)    (69,379)      (3,001)          --       (78,984)
 Acquisition, net of
  cash acquired.........        --         (199)         --                        (199)
                          ---------   ---------      -------      --------    ---------
    Net cash used for
     investing
     activities.........     (6,604)    (69,578)      (3,001)          --       (79,183)
                          ---------   ---------      -------      --------    ---------
FINANCING ACTIVITIES:
 Borrowings (repayments)
  under financing
  agreements, net.......    (90,667)        --           --            --       (90,667)
 Borrowings (repayments)
  of long-term
  obligations, net......    158,786         --           --            --       158,786
 Proceeds from issuance
  of common stock, net..     20,000         --           --            --        20,000
 Proceeds from exercise
  of options............      3,056         --           --            --         3,056
                          ---------   ---------      -------      --------    ---------
    Net cash provided by
     financing
     activities.........     91,175         --           --            --        91,175
                          ---------   ---------      -------      --------    ---------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............    (75,372)      5,047          247                    (70,078)
CASH AND CASH
 EQUIVALENTS, BEGINNING
 OF THE PERIOD..........     77,228       5,262          --            --        82,490
                          ---------   ---------      -------      --------    ---------
CASH AND CASH
 EQUIVALENTS, END OF THE
 PERIOD.................  $   1,856   $  10,309      $   247      $    --     $  12,412
                          =========   =========      =======      ========    =========

                            CONDENSED CONSOLIDATING
                     STATEMENTS OF CASH FLOWS--(Continued)

                                                  Fiscal 1997
                                ------------------------------------------------
                                           Guarantor
                                 Parent   Subsidiaries Eliminations Consolidated
                                --------  ------------ ------------ ------------
                                            (Amounts in thousands)
OPERATING ACTIVITIES:
 Net earnings.................  $ 21,403    $ 23,768     $(23,768)    $ 21,403
 Adjustments to reconcile net
  earnings to net cash (used
  in) provided by operating
  activities:
  Depreciation and
   amortization...............     3,432       5,351          --         8,783
  Deferred income taxes.......       902       1,292          --         2,194
  Deferred lease rentals......       375       1,736          --         2,111
  Undistributed earnings of
   subsidiaries...............   (23,768)        --        23,768          --
 Changes in assets and
  liabilities providing
  (using) cash, net of effects
  of acquisitions:
  Accounts receivable.........    (8,111)       (807)         --        (8,918)
  Merchandise inventories.....   (22,472)    (34,144)         --       (56,616)
  Other assets................    (3,998)     (1,645)         --        (5,643)
  Accounts payable............    12,265      (4,770)         --         7,495
  Accrued expenses............     2,238          26          --         2,264
  Income taxes................       478          65          --           543
  Advances to/from
   subsidiaries...............   (63,137)     63,137          --           --
                                --------    --------     --------     --------
    Net cash provided by (used
     in) operating
     activities...............   (80,393)     54,009          --       (26,384)
                                --------    --------     --------     --------
INVESTING ACTIVITIES:
 Purchases of property and
  equipment...................   (20,247)    (23,199)         --       (43,446)
 Acquisitions, net of cash
  acquired....................       --      (25,548)         --       (25,548)
 Purchases of marketable
  securities..................   (14,726)        --           --       (14,726)
 Maturities and sales of
  marketable securities.......    51,653         --           --        51,653
                                --------    --------     --------     --------
    Net cash provided by (used
     for) investing
     activities...............    16,680     (48,747)         --       (32,067)
                                --------    --------     --------     --------
FINANCING ACTIVITIES:
 Borrowings (repayments) under
  financing agreements, net...    (9,333)        --           --        (9,333)
 Borrowings (repayments) of
  long-term obligations, net..    10,685         --           --        10,685
 Proceeds from exercise of
  options.....................       804         --           --           804
                                --------    --------     --------     --------
    Net cash provided by
     financing activities.....     2,156         --           --         2,156
                                --------    --------     --------     --------
NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS....   (61,557)      5,262          --       (56,295)
CASH AND CASH EQUIVALENTS,
 BEGINNING OF THE PERIOD......   138,785         --           --       138,785
                                --------    --------     --------     --------
CASH AND CASH EQUIVALENTS, END
 OF THE PERIOD................  $ 77,228    $  5,262     $    --      $ 82,490
                                ========    ========     ========     ========

                            CONDENSED CONSOLIDATING
                     STATEMENTS OF CASH FLOWS--(Continued)

                                                  Fiscal 1996
                                ------------------------------------------------
                                           Guarantor
                                 Parent   Subsidiaries Eliminations Consolidated
                                --------  ------------ ------------ ------------
                                            (Amounts in thousands)
OPERATING ACTIVITIES:
 Net earnings.................  $ 13,919    $ 11,275     $(11,275)    $ 13,919
 Adjustments to reconcile net
  earnings to net cash (used
  in) provided by operating
  activities:
  Cumulative effect of change
   in accounting principle....       --        2,041          --         2,041
  Depreciation and
   amortization...............     1,669       2,302          --         3,971
  Deferred income taxes.......       --         (744)         --          (744)
  Deferred lease rentals......       235       1,221          --         1,456
  Undistributed earnings of
   subsidiaries...............   (11,275)        --        11,275          --
 Changes in assets and
  liabilities providing
  (using) cash:
  Accounts receivable.........    (3,143)        --           --        (3,143)
  Merchandise inventories.....   (19,037)    (57,648)         --       (76,685)
  Other assets................       233          38          --           271
  Accounts payable............    16,628         --           --        16,628
  Accrued expenses............     2,709         --           --         2,709
  Income taxes................       --       (2,506)         --        (2,506)
  Advances to/from
   subsidiaries...............   (60,734)     60,734          --           --
                                --------    --------     --------     --------
    Net cash provided by (used
     in) operating
     activities...............   (58,796)     16,713          --       (42,083)
                                --------    --------     --------     --------
INVESTING ACTIVITIES:
 Purchases of property and
  equipment...................   (16,493)    (16,713)         --       (33,206)
 Purchases of marketable
  securities..................   (44,778)        --           --       (44,778)
 Maturities and sales of
  marketable securities.......    63,132         --           --        63,132
                                --------    --------     --------     --------
    Net cash provided by (used
     for) investing
     activities...............     1,861     (16,713)         --       (14,852)
                                --------    --------     --------     --------
FINANCING ACTIVITIES:
 Borrowings (repayments) under
  financing agreements, net...    45,000         --           --        45,000
 Borrowings (repayments) of
  long-term obligations, net..      (856)        --           --          (856)
 Proceeds from issuance of
  common stock, net...........    52,900         --           --        52,900
 Proceeds from exercise of
  options.....................     1,822         --           --         1,822
                                --------    --------     --------     --------
    Net cash provided by
     financing activities.....    98,866         --           --        98,866
                                --------    --------     --------     --------
NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS....    41,931         --           --        41,931
CASH AND CASH EQUIVALENTS,
 BEGINNING OF THE PERIOD......    96,854         --           --        96,854
                                --------    --------     --------     --------
CASH AND CASH EQUIVALENTS, END
 OF THE PERIOD................  $138,785    $    --      $    --      $138,785
                                ========    ========     ========     ========

                      JUST FOR FEET, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                    (In thousands, except per share amounts)

                                                            May 1,  January 30,
                                                             1999      1999
                                                           -------- -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................... $ 17,629  $ 12,412
  Accounts receivable.....................................   18,174    18,875
  Merchandise inventories.................................  458,069   399,901
  Other...................................................   16,195    18,302
                                                           --------  --------
    Total current assets..................................  510,067   449,490
PROPERTY AND EQUIPMENT, NET...............................  176,082   160,592
GOODWILL, NET.............................................   70,477    71,084
OTHER ASSETS..............................................   14,559     8,230
                                                           --------  --------
                                                           $771,185  $689,396
                                                           ========  ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable........................................ $ 94,260  $100,322
  Accrued expenses........................................   39,757    25,731
  Current maturities of long-term obligations.............    6,671     6,639
                                                           --------  --------
    Total current liabilities.............................  140,688   132,692
LONG-TERM OBLIGATIONS.....................................  286,414   216,203
DEFERRED LEASE RENTALS....................................   13,867    13,162
DEFERRED INCOME TAXES.....................................    1,628     1,633
                                                           --------  --------
    Total liabilities.....................................  442,597   363,690
                                                           --------  --------
STOCKHOLDERS' EQUITY
  Preferred stock--par value $.0001; 5,000 shares
   authorized; none issued
  Common stock--par value $.0001; 70,000 shares
   authorized; 31,205 (May 1, 1999) and 31,197 (January
   30, 1999) shares issued and outstanding................        3         3
  Paid-in capital.........................................  249,673   249,590
  Retained earnings.......................................   78,912    76,113
                                                           --------  --------
    Total stockholders' equity............................  328,588   325,706
                                                           --------  --------
                                                           $771,185  $689,396
                                                           ========  ========

    The accompanying notes are an integral part of these unaudited condensed financial statements.

                      JUST FOR FEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED) (In thousands, except per share amounts)

                                                             Three Months
                                                                 Ended
                                                           ------------------
                                                                      April
                                                            May 1,     30,
                                                             1999      1998
                                                           --------  --------
Net sales................................................. $220,985  $151,921
Cost of sales.............................................  128,533    88,303
                                                           --------  --------
Gross profit..............................................   92,452    63,618
                                                           --------  --------
Franchise fees, royalties earned and other revenue........      140       308
                                                           --------  --------
Operating expenses:
  Store operating.........................................   67,879    44,756
  Store opening...........................................    4,300     3,352
  Amortization of intangibles.............................      652       360
  General and administrative..............................    7,063     5,399
                                                           --------  --------
    Total operating expenses..............................   79,894    53,867
                                                           --------  --------
Operating income..........................................   12,698    10,059
Interest expense, net.....................................   (5,144)     (602)
                                                           --------  --------
Earnings before income taxes and cumulative effect of
 change in accounting principle...........................    7,554     9,457
Provision for income taxes................................    2,908     3,641
                                                           --------  --------
Earnings before cumulative effect of change in accounting
 principle................................................    4,646     5,816
Cumulative effect of change in accounting principle.......   (1,847)      --
                                                           --------  --------
Net earnings.............................................. $  2,799  $  5,816
                                                           ========  ========
BASIC EARNINGS PER SHARE:
  Before cumulative effect of change in accounting
   principle.............................................. $   0.15  $   0.19
  Cumulative effect of change in accounting principle.....    (0.06)      --
                                                           --------  --------
  Net earnings per share.................................. $   0.09  $   0.19
                                                           ========  ========
DILUTED EARNINGS PER SHARE:
  Before cumulative effect of change in accounting
   principle.............................................. $   0.15  $   0.19
  Cumulative effect of change in accounting principle.....    (0.06)      --
                                                           --------  --------
  Net earnings per share.................................. $   0.09  $   0.19
                                                           ========  ========
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic...................................................   31,204    30,044
                                                           ========  ========
  Diluted.................................................   31,695    31,172
                                                           ========  ========

    The accompanying notes are an integral part of these unaudited condensed financial statements.

                      JUST FOR FEET, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (In thousands)

                                                           Three Months Ended
                                                           --------------------
                                                            May 1,    April 30,
                                                             1999       1998
                                                           ---------  ---------
OPERATING ACTIVITIES:
  Net earnings............................................ $   2,799  $  5,816
  Adjustments to reconcile net earnings to net cash used
   by operating activities:
    Cumulative effect of change in accounting principle...     1,847
    Depreciation and amortization.........................     6,339     2,965
    Deferred income taxes.................................        (6)      (28)
    Deferred lease rentals................................       706       439
    Loss on disposal of property and equipment............       247
  Changes in assets and liabilities providing (using)
   cash:
    Accounts receivable...................................       701    (1,041)
    Merchandise inventories...............................   (58,168)   (5,844)
    Other assets..........................................    (6,113)     (185)
    Accounts payable......................................    (6,061)   (9,141)
    Accrued expenses......................................    14,025     1,206
    Income taxes..........................................               3,425
                                                           ---------  --------
      Net cash used by operating activities...............   (43,684)   (2,388)
                                                           ---------  --------
INVESTING ACTIVITIES:
  Purchases of property and equipment.....................   (21,061)  (12,277)
                                                           ---------  --------
      Net cash used for investing activities..............   (21,061)  (12,277)
                                                           ---------  --------
FINANCING ACTIVITIES:
  Repayments of short-term borrowings, net................             (63,951)
  Borrowings of long-term obligations.....................   435,100     1,701
  Principal payments on long-term obligations.............  (365,221)     (816)
  Proceeds from exercise of options.......................        83       865
                                                           ---------  --------
      Net cash provided by (used for) financing
       activities.........................................    69,962   (62,201)
                                                           ---------  --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......     5,217   (76,866)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD............    12,412    82,490
                                                           ---------  --------
CASH AND CASH EQUIVALENTS, END OF PERIOD.................. $  17,629  $  5,624
                                                           =========  ========

    The accompanying notes are an integral part of these unaudited condensed financial statements.

                      JUST FOR FEET, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--GENERAL

  The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, Regulation S-X and the instructions to Form 10-
Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These unaudited financial statements include all adjustments, consisting of normal, recurring accruals, which Just For Feet, Inc.
(the "Company") considers necessary for a fair presentation of the financial position and the results of operations for these periods.

  The results of operations for the three months ended May 1, 1999 are not necessarily indicative of the results to be expected for the full year ending January 29, 2000. For further information, refer to the financial statements and notes thereto for the fiscal year ended January 30, 1999 included in the Company's Form 10-K as filed with the Securities and Exchange Commission.

FISCAL YEAR

  In late 1998 the Company adopted the standard fiscal year of the retail industry which is a 52/53 week period ending on the Saturday closest to January
31. As a result, the most recent fiscal year ended on January 30, 1999 ("fiscal 1998") and the current three month period ended on May 1, 1999. However, all quarters during fiscal 1998 ended the last day of April, July and October and have not been restated as a result of the change in fiscal year.

SEGMENT REPORTING

  The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 131 Disclosures about Segments of an Enterprise and Related Information. Under SFAS No. 131, segments are defined as components of an enterprise about which separate financial information is available that is evaluated by the chief operating decision maker in deciding how to allocate operating resources and in assessing performance. Under SFAS No. 131, the superstore and specialty store concepts represent two operating segments that have been aggregated for financial reporting purposes.

  Approximately 76% of the Company's sales were comprised of athletic and outdoor footwear for fiscal 1998 and 1997. The remaining sales were principally apparel. Management believes that this sales mix will not materially change for fiscal 1999. Sales and assets outside the United States are not material.

NOTE 2--ACQUISITION

  On July 2, 1998, the Company acquired all of the outstanding stock of Sneaker Stadium, Inc. ("Sneaker") for nominal cash consideration and the assumption of $43.0 million of existing bank debt. Such debt was immediately paid off with the proceeds of a term loan by the Company. The Company may make additional payments of up to $33.0 million after April 2002 to certain specified former lenders of Sneaker, if the acquired Sneaker Stadium stores attain certain financial targets. Such additional payments, if required, will be accounted for as additional consideration for the acquisition. The acquisition has been accounted for as a purchase and accordingly the purchase price has been allocated to assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date. The excess of the purchase price over the fair market value of net assets acquired is being amortized over 30 years. The estimated fair values of assets acquired and liabilities assumed were considered to be the best estimates as of the acquisition date and may be adjusted as more information is obtained.

  Concurrent with and as a condition of the Company's acquisition of Sneaker, an affiliate of Thomas H. Lee Company ("THL"), a firm which owned a controlling interest in Sneaker, purchased from the Company an aggregate of 926,355 units, each consisting of one share of the Company's common stock and a warrant to purchase 0.997 of a share of the Company's common stock at a purchase price of $21.59 per share. The aggregate purchase price for the units was $20.0 million. The warrants' estimated fair market value on July 2, 1998 was $6.7 million, which, for accounting purposes, was considered a part of the consideration paid by the Company for Sneaker.

NOTE 3--CHANGE IN ACCOUNTING PRINCIPLE

  Effective January 31, 1999, the Company adopted Statement of Position No. 98-5, Reporting on the Cost of Start-Up Activities (the "SOP"), which requires that costs of start-up activities and organization costs be expensed as incurred. The Company previously expensed start-up costs for new stores in the month that the new store opened. The cumulative effect of this change in accounting principle resulted in a net charge to earnings of approximately $1.8 million ($0.06 per basic and diluted share), net of applicable income taxes of approximately $1.2 million. The effect on the three month period ended May 1, 1999 was an increase in store opening costs of approximately $1.3 million, and a decrease in net income of approximately $774,000 ($0.02 per basic and diluted share), net of applicable income taxes of approximately $484,000.

NOTE 4--NEW ACCOUNTING STANDARD

  In June 1998, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued. This Statement requires that all derivatives be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of SFAS No. 133. This Statement will be effective for the Company in fiscal 2000 (although a delay in the effective date until 2001 is presently being contemplated by the Financial Accounting Standards Board). The Company's management has not determined the effect of SFAS No. 133 on its financial statements.

NOTE 5--LITIGATION

  In July 1997, a lawsuit was filed by a shareholder (individually and on behalf of others) against the Company and certain of its current and former officers, a former director and two of the four managing underwriters in the Company's June 1996 public offering of common stock. The suit alleges that the Company's registration statement and prospectus used in such offering contained certain misleading financial information. The Company and its named officers and directors deny liability on the claims (the dollar amount of which is currently unspecified) and are vigorously defending the suit.

  On April 20, 1999, the sole superstore franchisee of the Company, as Plaintiff, filed a complaint seeking declaratory judgement, an accounting and monetary damages against the Company. The complaint alleges that the Company has breached its obligations under certain franchise agreements between it and the Plaintiff and seeks actual damages in excess of $82.5 million, punitive damages in excess of $25.0 million and the right to terminate the franchise agreements. The Company denies all allegations contained in the complaint and will vigorously defend these allegations.

  The Company is a defendant in various lawsuits incident to the ordinary course of business. It is not possible to determine with precision the probable outcome or the amount of liability, if any, with respect to these lawsuits; however, in the opinion of the Company, the disposition of these lawsuits will not adversely affect the consolidated financial statements of the Company to a material extent.

NOTE 6--LONG-TERM OBLIGATIONS

  At May 1, 1999, the Company had $60.7 million outstanding under a $200.0 million revolving senior credit facility (the "Facility") with a syndicate of banks. The Facility terminates on December 10, 2001, bears interest at a floating rate above either prime or LIBOR, (the effective rate was 6.5% at May 1, 1999), is guaranteed and secured by the stock of the Company's domestic subsidiaries and 66 2/3% of the Company's foreign subsidiary and is subject to certain restrictive covenants. At May 1, 1999, the Company was in compliance with these covenants. However, the Company anticipates that at the end of the second quarter of fiscal 1999 it will not be in compliance with certain covenants under this revolving credit facility. The Company is in the process of obtaining an amendment to the facility to revise such covenants so that it will remain in compliance.

  On April 15, 1999, the Company completed the private placement of $200.0 million of 11.0% senior subordinated notes (the "Notes"). Proceeds from this placement were used to repay a $80.0 million term loan (which was initially borrowed in February 1999) and approximately $113.0 million of the Facility. The Notes mature in May 2009 and require interest payments semi-annually. The Notes are redeemable after April 2004 without a make-whole premium. At any time prior to May 2004, the Company may redeem all of the Notes at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued interest through the redemption date. Before May 2002, the Company may redeem up to 35% of the Notes with the net proceeds of certain sales of equity. The Notes are general unsecured obligations, subordinate to all of the Company's senior debt. Certain Note issuance costs have been classified in other non-current assets on the accompanying balance sheet and are being amortized over the life of the Notes.

  All of the Company's wholly owned U.S. subsidiaries (the Company's non-guarantor foreign subsidiary was formed in fiscal 1998) have guaranteed the Notes. Accordingly, unaudited condensed consolidating financial statements are presented below. The guarantees of the guarantor subsidiaries of the Notes are full, unconditional, and joint and several. Separate financial statements of the guarantor subsidiaries are not presented because management has determined that they would not be material to investors. There are no significant restrictions on the ability of Just For Feet, Inc. (the "Parent") to obtain funds from the guarantor subsidiaries. The Parent and the guarantors have accounted for their respective subsidiaries on the equity basis.

              Condensed Consolidating Balance Sheets (Unaudited)
                                (In thousands)

                                          May 1, 1999
                   -----------------------------------------------------------
                                             Non-
                              Guarantor   Guarantor
                    Parent   Subsidiaries Subsidiary Eliminations Consolidated
                   --------  ------------ ---------- ------------ ------------
ASSETS
CURRENT ASSETS:
 Cash and cash
 equivalents.....  $    (19)   $ 17,436     $  212    $     --      $ 17,629
 Accounts
 receivable--
 trade...........    15,463       2,711        --           --        18,174
 Accounts
 receivable--
 intercompany....   305,011         --         --      (305,011)         --
 Merchandise
 Inventory.......   119,382     333,164      5,523          --       458,069
 Other...........    10,079       5,901        215          --        16,195
                   --------    --------     ------    ---------     --------
 Total Current
 Assets..........   449,916     359,212      5,950     (305,011)     510,067
PROPERTY AND
EQUIPMENT, NET...    48,980     124,273      2,829          --       176,082
INVESTMENTS IN
SUBSIDIARIES.....   195,795         --         --      (195,795)         --
GOODWILL, NET....       --       70,477        --           --        70,477
OTHER ASSETS.....    10,996       3,552         11          --        14,559
                   --------    --------     ------    ---------     --------
                   $705,687    $557,514     $8,790    $(500,806)    $771,185
                   ========    ========     ======    =========     ========
LIABILITIES AND
STOCKHOLDERS'
EQUITY
CURRENT
LIABILITIES:
 Accounts
 payable.........    54,369      39,899         (8)         --      $ 94,260
 Accounts
 payable--
 intercompany....       --      296,163      8,848     (305,011)         --
 Accrued
 expenses........    27,930      11,551        276          --        39,757
 Current
 maturities of
 long-term
 obligations.....     6,671         --         --           --         6,671
                   --------    --------     ------    ---------     --------
 Total Current
 Liabilities.....    88,970     347,613      9,116     (305,011)     140,688
LONG-TERM
OBLIGATIONS......   286,384          30        --           --       286,414
DEFERRED LEASE
RENTALS..........       924      12,943        --           --        13,867
DEFERRED INCOME
TAXES............       821         807        --           --         1,628
                   --------    --------     ------    ---------     --------
 Total
 Liabilities.....   377,099     361,393      9,116     (305,011)     442,597
                   --------    --------     ------    ---------     --------
STOCKHOLDERS'
EQUITY:
Common Stock.....         3          11        --           (11)           3
Additional Paid-
In Capital.......   249,673     115,376        --      (115,376)     249,673
Retained
Earnings.........    78,912      80,734       (326)     (80,408)      78,912
                   --------    --------     ------    ---------     --------
 Total
 Stockholders'
 Equity..........   328,588     196,121       (326)    (195,795)     328,588
                   --------    --------     ------    ---------     --------
                   $705,687    $557,514     $8,790    $(500,806)    $771,185
                   ========    ========     ======    =========     ========
                                        January 30, 1999
                   ----------------------------------------------------------
                                            Non-
                             Guarantor   Guarantor
                    Parent  Subsidiaries Subsidiary Eliminations Consolidated
                   -------- ------------ ---------- ------------ ------------
ASSETS
CURRENT ASSETS:
 Cash and cash
 equivalents.....  $  1,856   $ 10,309     $  247    $      --     $ 12,412
 Accounts
 receivable--
 trade...........    18,875        --         --                     18,875
 Accounts
 receivable--
 intercompany....   279,375        --         --       (279,375)        --
 Merchandise
 Inventory.......    97,030    297,247      5,624                   399,901
 Other...........     7,057     11,030        215                    18,302
                   -------- ------------ ---------- ------------ ------------
 Total Current
 Assets..........   404,193    318,586      6,086      (279,375)    449,490
PROPERTY AND
EQUIPMENT, NET...    45,097    112,693      2,802                   160,592
INVESTMENTS IN
SUBSIDIARIES.....   191,507        --         --       (191,507)        --
GOODWILL, NET....               71,084                               71,084
OTHER ASSETS.....     1,287      6,932         11                     8,230
                   -------- ------------ ---------- ------------ ------------
                   $642,084   $509,295     $8,899    $ (470,882)   $689,396
                   ======== ============ ========== ============ ============
LIABILITIES AND
STOCKHOLDERS'
EQUITY
CURRENT
LIABILITIES:
 Accounts
 payable.........  $ 81,341   $ 18,540     $  441                  $100,322
 Accounts
 payable--
 intercompany....       --     270,767      8,608      (279,375)        --
 Accrued
 expenses........    12,465     13,161        105                    25,731
 Current
 maturities of
 long-term
 obligations.....     6,108        531        --                      6,639
                   -------- ------------ ---------- ------------ ------------
 Total Current
 Liabilities.....    99,914    302,999      9,154      (279,375)    132,692
LONG-TERM
OBLIGATIONS......   215,186      1,017                              216,203
DEFERRED LEASE
RENTALS..........       457     12,705        --                     13,162
DEFERRED INCOME
TAXES............       821        812        --                      1,633
                   -------- ------------ ---------- ------------ ------------
 Total
 Liabilities.....   316,378    317,533      9,154      (279,375)    363,690
                   -------- ------------ ---------- ------------ ------------
STOCKHOLDERS'
EQUITY:
Common Stock.....         3         11        --            (11)          3
Additional Paid-
In Capital.......   249,590    115,376        --       (115,376)    249,590
Retained
Earnings.........    76,113     76,375       (255)      (76,120)     76,113
                   -------- ------------ ---------- ------------ ------------
 Total
 Stockholders'
 Equity..........   325,706    191,762       (255)     (191,507)    325,706
                   -------- ------------ ---------- ------------ ------------
                   $642,084   $509,295     $8,899    $ (470,882)   $689,396
                   ======== ============ ========== ============ ============

           Condensed Consolidating Statements of Earnings (Unaudited)
                                 (In thousands)

                                  Three Months Ended May 1, 1999
                     ----------------------------------------------------------
                                              Non-
                               Guarantor   Guarantor
                     Parent   Subsidiaries Subsidiary Eliminations Consolidated
                     -------  ------------ ---------- ------------ ------------
Net sales..........  $38,616    $178,958     $3,411     $   --       $220,985
Cost of sales......   22,666     103,754      2,113         --        128,533
                     -------    --------     ------     -------      --------
Gross profit.......   15,950      75,204      1,298         --         92,452
                     -------    --------     ------     -------      --------
Franchise fees,
royalties and other
revenue............      260          50       (170)        --            140
                     -------    --------     ------     -------      --------
Operating expenses:
 Store operating...   11,152      55,583      1,144         --         67,879
 Store opening
 costs.............       87       4,213        --          --          4,300
 Amortization of
 intangibles.......       45         607        --          --            652
 General and
 administrative....    1,570       5,393        100         --          7,063
                     -------    --------     ------     -------      --------
   Total operating
   expenses........   12,854      65,796      1,244         --         79,894
                     -------    --------     ------     -------      --------
Operating income
(loss).............    3,356       9,458       (116)        --         12,698
Interest expense,
net................   (5,144)        --         --          --         (5,144)
                     -------    --------     ------     -------      --------
Earnings (loss)
before income
taxes, Equity in
earnings of
subsidiaries and
cumulative effect
of change in
accounting
principle..........   (1,788)      9,458       (116)        --          7,554
Provision for
income taxes.......     (688)      3,641        (45)        --          2,908
                     -------    --------     ------     -------      --------
Earnings (loss)
before equity in
earnings of
subsidiaries and
cumulative effect
of change in
accounting
principle..........   (1,100)      5,817        (71)        --          4,646
Equity in earnings
of subsidiaries....    4,288         --         --       (4,288)          --
Cumulative effect
of change in
accounting
principle..........     (389)     (1,458)       --          --         (1,847)
                     -------    --------     ------     -------      --------
   Net earnings
   (loss)..........  $ 2,799    $  4,359     $  (71)    $(4,288)     $  2,799
                     =======    ========     ======     =======      ========
                                 Three Months Ended April 30, 1998
                     ----------------------------------------------------------
                                              Non-
                               Guarantor   Guarantor
                     Parent   Subsidiaries Subsidiary Eliminations Consolidated
                     -------- ------------ ---------- ------------ ------------
Net sales..........  $30,311    $119,175     $2,435     $    --      $151,921
Cost of sales......   18,161      68,660      1,482          --        88,303
                     -------- ------------ ---------- ------------ ------------
Gross profit.......   12,150      50,515        953          --        63,618
                     -------- ------------ ---------- ------------ ------------
Franchise fees,
royalties and other
revenue............      792      (484)         --           --           308
                     -------- ------------ ---------- ------------ ------------
Operating expenses:
 Store operating...    7,255      36,866        635          --        44,756
 Store opening
 costs.............      735       2,014        603          --         3,352
 Amortization of
 intangibles.......       45         315        --           --           360
 General and
 administrative....      879       4,520        --           --         5,399
                     -------- ------------ ---------- ------------ ------------
   Total operating
   expenses........    8,914      43,715      1,238          --        53,867
                     -------- ------------ ---------- ------------ ------------
Operating income
(loss).............    4,028       6,316       (285)         --        10,059
Interest expense,
net................     (602)        --         --           --          (602)
                     -------- ------------ ---------- ------------ ------------
Earnings (loss)
before income
taxes, Equity in
earnings of
subsidiaries and
cumulative effect
of change in
accounting
principle..........    3,426       6,316       (285)         --         9,457
Provision for
income taxes.......    1,325       2,426       (110)         --         3,641
                     -------- ------------ ---------- ------------ ------------
Earnings (loss)
before equity in
earnings of
subsidiaries and
cumulative effect
of change in
accounting
principle..........    2,101       3,890       (175)         --         5,816
Equity in earnings
of subsidiaries....    3,715         --         --        (3,715)         --
Cumulative effect
of change in
accounting
principle..........      --          --         --           --           --
                     -------- ------------ ---------- ------------ ------------
   Net earnings
   (loss)..........  $ 5,816    $  3,890     $ (175)    $ (3,715)    $  5,816
                     ======== ============ ========== ============ ============

          Condensed Consolidating Statements of Cash Flow (Unaudited)
                                (In thousands)

                                     Three Months Ended May 1, 1999
                       -----------------------------------------------------------
                                                 Non-
                                  Guarantor   Guarantor
                        Parent   Subsidiaries Subsidiary Eliminations Consolidated
                       --------  ------------ ---------- ------------ ------------
OPERATING ACTIVITIES:
 Net earnings
 (loss)............    $  2,799    $  4,359     $ (71)     $ (4,288)    $  2,799
 Adjustments to
 reconcile net
 earnings to net
 cash provided by
 (used in)
 operating
 activities:
 Cumulative effect
 of change in
 accounting........         389       1,458       --            --         1,847
 Depreciation and
 amortization......       1,627       4,621        91           --         6,339
 Deferred income
 taxes.............         --           (6)      --            --            (6)
 Deferred lease
 rentals...........         467         239       --            --           706
 Undistributed
 earnings of
 subsidiaries......      (4,288)        --        --          4,288          --
 Loss on disposal
 of property and
 equipment.........          69         178       --            --           247
 Changes in assets
 and liabilities
 providing (using)
 cash:
 Accounts
 receivable........       3,412      (2,711)      --            --           701
 Merchandise
 inventories.......     (22,352)    (35,917)      101           --       (58,168)
 Other assets......     (12,731)      6,618       --            --        (6,113)
 Accounts
 payable...........     (26,972)     21,360      (449)          --        (6,061)
 Accrued
 expenses..........      15,465      (1,611)      171           --        14,025
 Income taxes......         --          --        --            --           --
 Advances to/from
 subsidiaries......     (25,636)     25,396       240           --           --
                       --------    --------     -----      --------     --------
   Net cash
   provided by
   (used in)
   operating
   activities......     (67,751)     23,984        83           --       (43,684)
                       --------    --------     -----      --------     --------
INVESTING ACTIVITIES:
 Purchases of
 property and
 equipment.........      (5,605)    (15,338)     (118)          --       (21,061)
                       --------    --------     -----      --------     --------
  Net cash used
  for investing
  activities ......      (5,605)    (15,338)     (118)          --       (21,061)
                       --------    --------     -----      --------     --------
FINANCING ACTIVITIES:
 Repayments of
 short-term
 obligations,
 net...............         --          --        --            --           --
 Borrowings
 (repayments) of
 long-term
 obligations,
 net...............      71,398      (1,519)      --            --        69,879
 Proceeds from
 exercise of
 options...........          83         --        --            --            83
                       --------    --------     -----      --------     --------
  Net cash
  provided by
  (used in)
  financing
  activities.......      71,481      (1,519)      --            --        69,962
                       --------    --------     -----      --------     --------
NET INCREASE
(DECREASE) IN CASH
AND CASH
EQUIVALENTS........      (1,875)      7,127       (35)          --         5,217
CASH AND CASH
EQUIVALENTS,
BEGINNING OF THE
PERIOD.............       1,856      10,309       247           --        12,412
                       --------    --------     -----      --------     --------
CASH AND CASH
EQUIVALENTS, END OF
THE PERIOD.........    $    (19)   $ 17,436     $ 212      $    --      $ 17,629
                       ========    ========     =====      ========     ========
                                   Three Months Ended April 30, 1998
                       -----------------------------------------------------------
                                                 Non-
                                  Guarantor   Guarantor
                        Parent   Subsidiaries Subsidiary Eliminations Consolidated
                       --------- ------------ ---------- ------------ ------------
OPERATING ACTIVITIES:
 Net earnings
 (loss)............    $  5,816     $3,890     $  (175)    $ (3,715)    $  5,816
 Adjustments to
 reconcile net
 earnings to net
 cash provided by
 (used in)
 operating
 activities:                                                    --
 Cumulative effect
 of change in
 accounting........         --         --          --           --           --
 Depreciation and
 amortization......       1,082      1,818          65          --         2,965
 Deferred income
 taxes.............         150       (178)        --           --           (28)
 Deferred lease
 rentals...........          38        401         --           --           439
 Undistributed
 earnings of
 subsidiaries......      (3,715)       --          --         3,715          --
 Loss on disposal
 of property and
 equipment.........         --         --          --           --           --
 Changes in assets
 and liabilities
 providing (using)
 cash:
 Accounts
 receivable........      (1,102)        61         --           --        (1,041)
 Merchandise
 inventories.......       8,989     (9,450)     (5,383)         --        (5,844)
 Other assets......        (657)       516         (44)         --          (185)
 Accounts
 payable...........     (18,867)     9,726         --           --        (9,141)
 Accrued
 expenses..........      (3,149)     4,355         --           --         1,206
 Income taxes......       2,372      1,053         --           --         3,425
 Advances to/from
 subsidiaries......      (1,174)    (7,349)      8,523          --           --
                       --------- ------------ ---------- ------------ ------------
   Net cash
   provided by
   (used in)
   operating
   activities......     (10,217)     4,843       2,986          --        (2,388)
                       --------- ------------ ---------- ------------ ------------ ---
INVESTING ACTIVITIES:
 Purchases of
 property and
 equipment.........        (858)    (8,765)     (2,654)         --       (12,277)
                       --------- ------------ ---------- ------------ ------------
  Net cash used
  for investing
  activities ......        (858)    (8,765)     (2,654)         --       (12,277)
                       --------- ------------ ---------- ------------ ------------
FINANCING ACTIVITIES:
 Repayments of
 short-term
 obligations,
 net...............     (63,951)       --          --           --       (63,951)
 Borrowings
 (repayments) of
 long-term
 obligations,
 net...............         832         53         --           --           885
 Proceeds from
 exercise of
 options...........         865        --          --           --           865
                       --------- ------------ ---------- ------------ ------------
  Net cash
  provided by
  (used in)
  financing
  activities.......     (62,254)        53         --           --       (62,201)
                       --------- ------------ ---------- ------------ ------------
NET INCREASE
(DECREASE) IN CASH
AND CASH
EQUIVALENTS........     (73,329)    (3,869)        332          --       (76,866)
CASH AND CASH
EQUIVALENTS,
BEGINNING OF THE
PERIOD.............      77,228      5,262         --           --        82,490
                       --------- ------------ ---------- ------------ ------------
CASH AND CASH
EQUIVALENTS, END OF
THE PERIOD.........    $  3,899     $1,393     $   332     $    --      $  5,624
                       ========= ============ ========== ============ ============

                                                                      Appendix A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                   FORM 8-K/A
                                AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 2, 1998

                               ----------------

                              JUST FOR FEET, INC.
             (Exact name of registrant as specified in its charter)

                               ----------------

        Delaware                   000-23570               63-0734234
     (State or other       (Commission File Number)       (IRS Employer
      jurisdiction                                     Identification No.)
    of incorporation)

                            7400 Cahaba Valley Road
                           Birmingham, Alabama 35242
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (205) 408-3000


         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial Statements of Businesses Acquired:

  Filed as a part of this report are the required financial statements for Sneaker Stadium, Inc.

  (b) Pro Forma Financial Information:

  Filed as a part of this report is the required pro forma financial information relative to the acquisition of Sneaker Stadium, Inc.

  (c) Exhibits:

   2.4  Agreement and Plan of Merger dated as of July 2, 1998 among Just For
        Feet, Inc., a Delaware corporation, as Purchaser, JFF Merger Corp., a
        Delaware corporation and wholly-owned subsidiary of Purchaser, and Sneaker Stadium, Inc., a Delaware corporation*
  10.17 Contingent Payment Agreement dated as of July 2, 1998 among Just For
        Feet, Inc., a Delaware corporation, for the benefit of Banque Nationale de Paris, for itself and as agent for itself and for Merrill Lynch
        Senior Floating Rate Fund, Inc., Merrill Lynch Prime Rate Portfolio and
        Merrill Lynch Debt Strategies Portfolio, and subject to the limitations provided therein, for the benefit of the persons or entities listed on
        Schedule I thereto*
  10.18 Common Stock and Warrant Purchase Agreement dated as of July 2, 1998 between Just For Feet, Inc. and Sneaker Guarantee LLC*
  23.1  Consent of Arthur Andersen LLP

--------
* previously filed

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          JUST FOR FEET, INC.

                                          By: /s/ Eric L. Tyra
                                            -----------------------------------
                                          Name: Eric L. Tyra
                                          Title: Executive Vice President &
                                               Chief Financial Officer

Dated: July 27, 1998

                         INDEX TO FINANCIAL STATEMENTS

Sneaker Stadium, Inc. and Subsidiary:
  Consolidated Financial Statements as of February 1, 1998 and February 2,
   1997 and for the years ended February 1, 1998, February 2, 1997 and
   January 28, 1996, together with the Auditors' Report...................  A-5
  Consolidated Unaudited Interim Financial Statements as of May 3, 1998
   and for the thirteen weeks ended May 3, 1998 and May 4, 1997........... A-23
Just For Feet, Inc. and Subsidiaries:
  Unaudited Pro Forma Combined Financial Statements as of April 30, 1998
   and for the three months ended April 30, 1998 and the year ended
   January 31, 1998....................................................... A-27

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sneaker Stadium, Inc.:

  We have audited the accompanying consolidated balance sheets of Sneaker Stadium, Inc. (a Delaware corporation) and subsidiary as of February 1, 1998 and February 2, 1997, and the related consolidated statements of operations, redeemable preferred stock and shareholders' deficit and cash flows for the years ended February 1, 1998, February 2, 1997 and January 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sneaker Stadium, Inc. and subsidiary as of February 1, 1998 and February 2, 1997, and the results of their operations and their cash flows for the years ended February 1, 1998, February 2, 1997 and January 28, 1996 in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant operating losses from inception and incurred a loss of $19,771,000 for the year ended February 1, 1998. Significant losses continue to be incurred subsequent to February 1, 1998. In addition, due to expected events of default, certain debt obligations have been classified as current liabilities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
May 21, 1998

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                     February 1,   February 2,
                                                        1998          1997
                                                    ------------  ------------
                      ASSETS
                      ------
Current assets:
  Cash and cash equivalents........................ $    918,298  $    949,847
  Accounts receivable..............................      878,957       998,589
  Inventories, net.................................   48,980,329    35,965,782
  Prepaid expenses and other.......................    1,456,513     1,349,375
                                                    ------------  ------------
    Total current assets...........................   52,234,097    39,263,593
Property and equipment, net........................   14,522,075    11,815,368
Debt issuance costs, net...........................    1,454,236     1,750,000
Other assets.......................................    1,767,512     1,818,083
                                                    ------------  ------------
                                                    $ 69,977,920  $ 54,647,044
                                                    ============  ============
       LIABILITIES AND SHAREHOLDERS' DEFICIT
       -------------------------------------
Current liabilities:
  Accounts payable................................. $ 11,807,290  $ 11,841,056
  Accrued expenses and other.......................    6,031,666     3,801,600
  Current portion of capitalized lease
   obligations.....................................      674,449       436,076
  Line of credit...................................   34,516,636           --
  Term loan payable................................   21,988,634           --
  New store facility note..........................    5,000,000           --
                                                    ------------  ------------
    Total current liabilities......................   80,018,675    16,078,732
                                                    ------------  ------------
Line of credit.....................................          --     13,657,256
                                                    ------------  ------------
Term loan payable..................................          --     21,376,166
                                                    ------------  ------------
Deferred rent......................................    2,700,970     1,443,837
                                                    ------------  ------------
Capitalized lease obligations......................      574,760       920,814
                                                    ------------  ------------
Subordinated indemnification notes.................    7,500,000     7,500,000
                                                    ------------  ------------
Subordinated convertible promissory notes..........    5,266,667           --
                                                    ------------  ------------
Series A perpetual preferred stock.................   41,699,795    41,531,900
                                                    ------------  ------------
Commitments and contingencies (Note 11)
Shareholders' deficit:
  Common stock, $.01 par value, 55,000,000 shares
   authorized, 17,101,752 and 17,060,752 shares
   issued and outstanding..........................      171,018       170,608
  Additional paid-in capital.......................  (24,723,004)  (24,740,494)
  Accumulated deficit..............................  (43,230,961)  (23,291,775)
                                                    ------------  ------------
    Total shareholders' deficit....................  (67,782,947)  (47,861,661)
                                                    ------------  ------------
                                                    $ 69,977,920  $ 54,647,044
                                                    ============  ============

        The accompanying notes are an integral part of these statements.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                               For the Year Ended
                                      ---------------------------------------
                                      February 1,   February 2,   January 28,
                                          1998          1997         1996
                                      ------------  ------------  -----------
Net sales............................ $132,843,602  $ 68,270,455  $20,410,800
Cost of goods sold...................   87,952,434    42,899,923   13,080,953
                                      ------------  ------------  -----------
  Gross profit.......................   44,891,168    25,370,532    7,329,847
                                      ------------  ------------  -----------
Selling, general and administrative
 expenses............................   58,240,045    32,201,431   12,778,126
Recapitalization costs and other re-
 lated expenses......................          --      3,861,638          --
                                      ------------  ------------  -----------
                                        58,240,045    36,063,069   12,778,126
                                      ------------  ------------  -----------
  Operating loss.....................  (13,348,877)  (10,692,537)  (5,448,279)
Interest expense.....................   (6,439,293)     (608,724)     (63,900)
Interest income......................       16,879       142,721      155,578
                                      ------------  ------------  -----------
Net loss............................. $(19,771,291) $(11,158,540) $(5,356,601)
                                      ============  ============  ===========


        The accompanying notes are an integral part of these statements.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT

                                                                         Shareholders' Deficit
                           Redeemable    Series A    ----------------------------------------------------------------
                          Convertible    Perpetual              Additional                     Stock
                           Preferred     Preferred    Common     Paid-In     Accumulated   Subscriptions
                             Stock         Stock      Stock      Capital       Deficit      Receivable      Total
                          ------------  -----------  --------  ------------  ------------  ------------- ------------
Balance, January 29,
 1995...................  $  8,707,631  $       --   $ 41,500  $    166,000  $ (2,278,864)   $(171,398)  $ (2,242,762)
 Sale of Common Stock...           --           --      2,400         9,600           --        (9,600)         2,400
 Sale of Redeemable
  Convertible Preferred
  Stock, net of
  expenses..............    25,696,663          --        --            --        (56,648)         --         (56,648)
 Accretion of Redeemable
  Convertible Preferred
  Stock redemption
  value.................     1,441,897          --        --            --     (1,441,897)         --      (1,441,897)
 Payment of stock
  subscriptions.........           --           --        --            --            --         5,398          5,398
 Net loss...............           --           --        --            --     (5,356,601)         --      (5,356,601)
                          ------------  -----------  --------  ------------  ------------    ---------   ------------
Balance, January 28,
 1996...................    35,846,191          --     43,900       175,600    (9,134,010)    (175,600)    (9,090,110)
 Sale of Common and
  Series A Perpetual
  Preferred Stock.......           --    11,739,591    23,606     3,814,309           --           --       3,837,915
 Accretion of Redeemable
  Convertible Preferred
  Stock redemption
  value.................     2,999,225          --        --            --     (2,999,225)         --      (2,999,225)
 Dividend paid and
  conversion of
  Redeemable Convertible
  Preferred Stock into
  Common and Series A
  Perpetual Preferred
  Stock.................   (38,845,416)  25,975,292   109,976   (29,006,497)          --           --     (28,896,521)
 Redemption of Common
  Stock with Series A
  Perpetual Preferred
  Stock.................           --     2,285,113   (14,056)   (2,271,057)          --           --      (2,285,113)
 Exercise of stock
  options...............           --           --      5,928       146,649           --           --         152,577
 Payment of stock
  subscriptions.........           --           --        --            --            --       175,600        175,600
 Issuance of Common and
  Series A Perpetual
  Preferred Stock as
  payment for services..           --       296,100     1,254       202,646           --           --         203,900
 Issuance of Common and
  Series A Perpetual
  Preferred Stock
  warrants to bank......           --     1,237,100       --      2,386,734           --           --       2,386,734
 Grant of Common Stock
  options to a
  consultant............           --           --        --        204,700           --           --         204,700
 Repurchase of
  fractional shares.....           --        (1,296)      --          1,296           --           --           1,296
 Payment to extinguish
  warrants..............           --           --        --       (394,874)          --           --        (394,874)
 Net loss...............           --           --        --            --    (11,158,540)         --     (11,158,540)
                          ------------  -----------  --------  ------------  ------------    ---------   ------------
Balance, February 2,
 1997...................           --    41,531,900   170,608   (24,740,494)  (23,291,775)         --     (47,861,661)
 Exercise of stock
  options...............           --           --        410         2,490           --           --           2,900
 Issuance of non-voting
  Common Stock warrants
  to noteholders........           --           --        --         15,000           --           --          15,000
 Accretion of Series A
  Perpetual Preferred
  Stock redemption
  value.................           --       167,895       --            --       (167,895)         --        (167,895)
 Net loss...............           --           --        --            --    (19,771,291)         --     (19,771,291)
                          ------------  -----------  --------  ------------  ------------    ---------   ------------
Balance, February 1,
 1998...................  $        --   $41,699,795  $171,018  $(24,723,004) $(43,230,961)   $     --    $(67,782,947)
                          ============  ===========  ========  ============  ============    =========   ============

        The accompanying notes are an integral part of these statements.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 For the Year Ended
                                       ----------------------------------------
                                       February 1,   February 2,   January 28,
                                           1998          1997          1996
                                       ------------  ------------  ------------
Cash flows from operating activities:
  Net loss...........................  $(19,771,291) $(11,158,540) $ (5,356,601)
  Adjustments to reconcile net loss
   to net cash used in operating
   activities--
    Imputed interest on debt.........       612,468           --            --
    Depreciation and amortization....     3,373,253     1,602,174       646,240
    Amortization of debt issuance
     costs...........................       295,764           --            --
    Noncash interest expense.........       181,667           --            --
    Noncash financing expense........       100,000           --            --
    Loss on disposal of property and
     equipment.......................           --         59,547           --
    Loss on store closings...........     1,924,507           --            --
    Provision for deferred rent......     1,512,749     1,052,923       323,374
    Common and Preferred Stock and
     options issued for services.....           --        704,700           --
    Changes in operating assets and
     liabilities--
     (Increase) decrease in--
      Accounts receivable............       119,632      (351,715)     (608,251)
      Inventories....................   (13,014,547)  (23,642,101)   (9,776,874)
      Prepaid expenses and other.....      (107,138)     (990,457)     (348,419)
      Other assets...................       239,571    (1,313,140)     (280,955)
     Increase (decrease) in--
      Accounts payable...............    (1,040,867)    7,387,562     1,067,691
      Accrued expenses and other.....     1,570,285     2,705,220       839,008
                                       ------------  ------------  ------------
        Net cash used in operating
         activities..................   (24,003,947)  (23,943,827)  (13,494,787)
                                       ------------  ------------  ------------
Cash flows from investing activities:
  Purchases of property and
   equipment.........................    (7,226,246)   (7,712,626)   (1,821,019)
                                       ------------  ------------  ------------
Cash flows from financing activities:
  Increase in bank overdrafts........     1,007,101     1,203,908           --
  Payments on capitalized lease
   obligations.......................      (481,737)     (507,569)     (253,999)
  Payment of debt issuance costs.....           --     (1,750,000)          --
  Proceeds from issuance of term
   loan..............................           --     25,000,000           --
  Proceeds from subordinated
   indemnification notes.............           --      7,500,000           --
  Net proceeds from line of credit...    20,859,380    13,657,256           --
  Proceeds from new store facility
   note..............................     5,000,000           --            --
  Proceeds from subordinated
   convertible promissory notes......     4,811,000           --            --
  Net proceeds from sales of Common
   Stock.............................           --      3,837,915         2,400
  Net proceeds from sales of
   Redeemable Convertible Preferred
   Stock.............................           --     10,249,992    18,390,023
  Net proceeds from sale of Series A
   Perpetual Preferred Stock.........           --     11,739,591           --
  Dividends paid on Redeemable
   Convertible Preferred Stock.......           --    (41,766,645)          --
  Proceeds from subscriptions
   receivable........................           --        175,600         5,398
  Net proceeds from exercise of
   options...........................         2,900       152,577           --
  Net payment to extinguish warrant..           --       (394,874)          --
                                       ------------  ------------  ------------
        Net cash provided by
         financing activities........    31,198,644    29,097,751    18,143,822
                                       ------------  ------------  ------------
Net increase (decrease) in cash and
 cash equivalents....................       (31,549)   (2,558,702)    2,828,016
Cash and cash equivalents, beginning
 of year.............................       949,847     3,508,549       680,533
                                       ------------  ------------  ------------
Cash and cash equivalents, end of
 year................................  $    918,298  $    949,847  $  3,508,549
                                       ============  ============  ============

        The accompanying notes are an integral part of these statements.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BACKGROUND:

  Sneaker Stadium, Inc. (the Company) was incorporated in Delaware on February 23, 1994, and sells athletic footwear, activewear and related accessories through Company-owned stores. The first store opened in November 1994, and the Company operated 38 stores as of February 1, 1998 in New York, New Jersey, Pennsylvania, Connecticut, North Carolina and Virginia.

  The Company has incurred losses since its inception and expects to incur a loss for the year ending January 31, 1999. There can be no assurance that the Company will achieve and maintain profitability, or that its historical revenue growth will be sustained. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms of its financing agreements and ultimately to attain profitability. Management continues to work with its lenders to waive expected events of default (see Notes 5 and 6) and will seek equity investments as required. See
Note 13 regarding the sale of the Company, which may result in significant adjustments to the carrying value of the Company's assets and liabilities.

  The Company operates in a highly competitive sector of the retail industry and is subject to changing merchandise trends and consumer demands. All of the Company's stores are located in the Northeast and Mid-Atlantic regions of the United States. In addition, the Company's business relies significantly on certain vendors (see Note 2).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

  The consolidated financial statements include the accounts of Sneaker Stadium, Inc. and its wholly-owned subsidiary, SNKR Holding Corp. All significant intercompany transactions and accounts have been eliminated in consolidation.

Fiscal Year-End

  The Company operates under a 52-53-week fiscal year ending the Sunday nearest January 31. The year ended February 1, 1998 (fiscal 1997) includes 52 weeks of operations, the year ended February 2, 1997 (fiscal 1996) includes 53 weeks of operations and the year ended January 28, 1996 (fiscal 1995) includes 52 weeks of operations.

Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reliance on Key Vendors

  The Company's business is dependent to a significant degree upon its ability to purchase brand-name merchandise at competitive prices. For fiscal 1997, 1996 and 1995, approximately 68%, 66% and 57%,

                      SNEAKER STADIUM, INC. AND SUBSIDIARY
respectively, of the Company's merchandise was purchased from five vendors, including approximately 33%, 34% and 28%, respectively, purchased from a single vendor. The loss of certain key vendors could have a material adverse effect on the Company's business.

Revenue Recognition

  Revenues for retail sales are recognized at the time of sale. The Company maintains an incentive program for frequent buyers of footwear. Estimated future costs associated with providing incentives under this program were $1,746,376 and $1,197,867 as of February 1, 1998 and February 2, 1997,
respectively, and are included in accrued expenses and other.

Statements of Cash Flows Information

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents for the purpose of determining cash flows. The Company paid $5,867,165, $489,375 and $78,628 of interest expense in fiscal 1997, 1996 and 1995, respectively. Capitalized lease obligations of $374,056, $669,503 and $1,448,955 were incurred on equipment leases entered into in fiscal 1997, 1996 and 1995, respectively.

Restricted Cash

  The Company has pledged $575,000 of certificates of deposit as security deposits on certain leases as of February 1, 1998. All certificates are subject to renewal and, therefore, are included in other assets.

Inventories

  Inventories consist of athletic and outdoor footwear and clothing and are valued at the lower of cost (weighted average that approximates first-in, first-out) or market. Costs associated with certain purchasing and merchandise handling activities are included in inventories. Such costs were $3,820,690, $1,884,652 and $549,195 in fiscal 1997, 1996 and 1995, respectively. Costs included in inventories were $1,873,647 and $1,050,903 at February 1, 1998 and February 2, 1997, respectively. The amounts shown on the balance sheets are net of reserves of $1,031,822 and $460,399 at February 1, 1998 and February 2, 1997, respectively.

Store Preopening Costs

  Certain costs incurred prior to the opening of new stores are charged to expense during the first month that the stores are open for business. In April 1998, the Financial Accounting Standards Board (FASB) issued Statement of Position (SOP) No. 98-5 which requires that costs of start-up activities and organization costs be expensed as incurred. The SOP is effective for fiscal years beginning after December 15, 1998. At February 1, 1998, there were no amounts capitalized for the opening of new stores.

Property and Equipment

  Property and equipment are recorded at cost. Additions and improvements are capitalized, while repairs and maintenance are charged to expense. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. The estimated lives are three to ten years for furniture, fixtures and equipment and the shorter of the estimated useful life or lease term for leasehold improvements.

Advertising Costs

  The Company expenses advertising costs as incurred. Advertising expense for fiscal 1997, 1996 and 1995 was $8,657,513, $6,197,731 and $2,112,584,
respectively.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

Deferred Rent

  Rent expense on leases is recorded on a straight-line basis over the lease period. The excess of rent expense over the actual cash paid has been recorded as deferred rent.

Income Taxes

  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Long-Lived Assets

  In March 1995, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful lives of long-lived assets may warrant revision or that the remaining balance of long-lived assets may not be recoverable. Management believes that there has been no impairment of long-lived assets as of February 1, 1998, other than for stores identified for closure (see Note 12).

Accounting for Stock-Based Compensation

  The Company accounts for its stock-based compensation under Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and the related interpretations. In 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 established new financial accounting and reporting standards for stock-based employee compensation plans. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. The Company has adopted the disclosure requirements of this statement (see Note 10).

Stock Split

  In connection with the January 17, 1997 recapitalization of the Company (see
Note 4), the Board of Directors authorized a two-for-one split of the Company's Common Stock. All Common share amounts included in the accompanying consolidated financial statements and notes have been adjusted retroactively to give effect to this stock split.

Reclassifications

  Certain reclassifications have been made to the prior years' financial statements to conform with the current year presentation.

New Accounting Pronouncement

  In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in the financial statements

                      SNEAKER STADIUM, INC. AND SUBSIDIARY
and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect on the Company's financial statements.

3. PROPERTY AND EQUIPMENT:

                                                       February 1,  February 2,
                                                          1998         1997
                                                       -----------  -----------
   Furniture and fixtures and equipment............... $12,546,294  $ 8,423,845
   Leasehold improvements.............................   7,352,890    5,675,973
   Construction in progress...........................      41,957          --
                                                       -----------  -----------
                                                        19,941,141   14,099,818
   Accumulated depreciation and amortization..........  (5,419,066)  (2,284,450)
                                                       -----------  -----------
                                                       $14,522,075  $11,815,368
                                                       ===========  ===========

  Equipment under capital leases included in property and equipment is $2,492,514 and $2,118,458, with accumulated amortization of $1,330,126 and $754,400, as of February 1, 1998 and February 2, 1997, respectively.

4. RECAPITALIZATION:

  The Company entered into a recapitalization agreement on January 17, 1997. The specific transactions which occurred in connection with the recapitalization were as follows:

     a) The Company increased the number of authorized shares of Common Stock to 55,000,000 and authorized 1,250,000 shares of Preferred Stock, of which 750,000 shares were designated as Series A Perpetual Preferred Stock.

     b) The Company sold 2,360,608.85 shares of Common Stock for $3,837,915 and sold 117,395.91 shares of Series A Perpetual Preferred for $11,739,591 to new investors.

     c) The Company declared a special dividend of $1.6623 and $2.5476 per share to the Series A and Series B Preferred (collectively the "Redeemable Convertible Preferred") shareholders, respectively. The aggregate dividend of $41,766,645 was paid on January 17, 1997.

     d) Upon payment of the special dividend, all outstanding Redeemable Convertible Preferred was converted into 10,997,532.64 shares of Common Stock and 259,752.92 shares of Series A Perpetual Preferred, and the Redeemable Convertible Preferred was canceled.

     e) Options to purchase 592,750 shares of Common Stock were exercised, generating cash proceeds of $152,577.

     f) Common Stock subscriptions receivable of $175,600 were paid, with interest of $26,877.

     g) 1,405,518.44 shares of outstanding Common Stock were exchanged for 22,851.13 shares of Series A Perpetual Preferred and the Common Stock received by the Company was retired.

     h) The Company issued 125,384 shares of Common Stock and 2,961 shares of Series A Perpetual Preferred to a non-employee as payment for $500,000 of services rendered in connection with the recapitalization.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

     i) The Company purchased the warrant issued in connection with the capital lease facility for net consideration of $394,874 (see Note 11).

     j) The Company entered into a $7,500,000 subordinated indemnification note due to certain shareholders and to a warrant holder and entered into new bank credit facilities (see Notes 5, 6 and 7).

5. BANK DEBT:

  On January 17, 1997, the Company entered into a $35,000,000 Credit Agreement with a bank which provided the Company with a $25,000,000 term advance (Term
Loan) and $10,000,000 in new store advances (New Store Facility). On January 17, 1997, the Company borrowed $25,000,000 under the Term Loan and incurred $1,400,000 in financing costs, which were deferred and are being amortized over the term of the Credit Agreement. The borrowings were used to finance a portion of the recapitalization transactions (see Note 4).

  Borrowings under the Credit Agreement are collateralized by substantially all of the Company's assets. The interest rate on the Term Loan and the New Store Facility varies based on whether the borrowing is designated as a base rate loan or Eurodollar loan. The interest rate on the base rate loans is the higher of the prime rate plus 2.5% or 0.5% above the Federal Funds Rate plus 2.5%. All borrowings designated as Eurodollar loans utilize the Eurodollar Rate plus 4.0%. Interest is due quarterly. The Credit Agreement requires an annual commitment fee of .375% on the average unused portion of the New Store Facility.

  The Company is subject to certain covenants described in the Credit Agreement. Such covenants, among other things, restrict the Company's ability to incur debt, pay dividends, and make capital expenditures and acquisitions. The Company is also subject to restrictive financial covenants, which include ratios related to net worth, leverage, fixed charges and interest coverage. The Credit Agreement was amended in September 1997 in connection with the Subordinated Convertible Promissory Notes (see Note 7) and a restriction was placed on the Company limiting new store openings to eight in fiscal 1998 and eleven in fiscal 1999. Events of default under these covenants increase the interest rate by 2.0%. Compliance with the terms of the covenants has been waived through September 30, 1998. However, due to the Company's forecasted non-compliance subsequent to that date, all amounts outstanding under the Term Loan and New Store Facility have been classified as a current liability at February 1, 1998 in the accompanying consolidated balance sheet.

  In connection with the Credit Agreement, the lender received warrants to purchase 1,472,641 shares of Common Stock for $.01 per share and warrants to purchase 12,371 shares of Series A Perpetual Preferred Stock for $.01 per share. The warrants expire on January 17, 2007 and are exercisable upon a sale notice of the Company, as defined. For financial reporting purposes, the warrants have been valued at $3,623,834 based on the estimated fair value of the Common and Series A Perpetual Preferred Stock. This amount has been recorded as original issue discount on the Term Loan.

  At February 1, 1998, there was $25,000,000 outstanding under the Term Loan. Interest on the Term Loan was 9.625% at February 1, 1998. The principal is payable in quarterly installments from December 1999 through December 2002. Scheduled maturity (assuming early payment not mandated by lender) is as follows:

       Fiscal
       ------
       1999......................................................... $ 1,500,000
       2000.........................................................   6,000,000
       2001.........................................................   7,500,000
       2002.........................................................  10,000,000

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

  Effective February 25, 1997, the Company entered into an Interest Rate Collar Agreement as required by the Credit Agreement for $20,000,000 of Eurodollar loans, which places a ceiling on the Eurodollar rate of 7.5% and establishes a floor of 5.15% through February 25, 1999. This agreement involves the exchange of fixed-rate and floating-rate interest payments periodically over the life of the agreement without the exchange of the underlying principal amounts. The differential to be paid or received is accrued as interest rates change and recognized over the life of the agreement as an adjustment to interest expense. The fair value of this collar agreement, which is not material at February 1, 1998, is not recognized in the accompanying financial statements. The counter party to the collar agreement is a major financial institution. Management believes the risk of incurring losses related to credit risk is remote and any potential losses would be immaterial.

  At February 1, 1998, there was $5,000,000 outstanding under the New Store Facility at an interest rate of 9.750%. The highest borrowing during fiscal 1997 was $5,000,000, average borrowings were $4,108,333, and the weighted average interest rate was 9.17%. Principal is due beginning on March 31, 2000 in quarterly installments of 5% of the amount outstanding on June 30, 1999, with the remaining balance due on December 31, 2002 (assuming early payment not mandated by lender). Borrowings under the New Store Facility are subject to limitations based on historical same store sales and average per store borrowings, as defined. As of February 1, 1998, the Company was limited to total borrowings of $5,000,000 on the New Store Facility.

6. LINE OF CREDIT:

  In fiscal 1996, the Company entered into a three-year secured line of credit with a bank. This line was terminated at no cost to the Company in connection with the recapitalization. Fees of $120,005 were incurred under the line in fiscal 1996.

  On January 17, 1997, the Company entered into a $35,000,000 Revolving Loan Agreement (Revolver) with a bank, which expires on December 31, 2002. Borrowings on the Revolver are variable by month and are limited to 60% to 70% of the book value of eligible inventories, less the lender's guarantee reserve, as defined. Interest is variable based on whether the borrowing is designated as a LIBOR Rate Loan or a Base Rate Loan and is payable monthly. The Company is also subject to an unused line fee of .375%, payable quarterly. Borrowings are collateralized by a first lien on the Company's inventories. The Company incurred $350,000 in costs related to the Revolver, which were deferred and are being amortized over the term of the Revolver.

  The Revolver was amended in September 1997 in connection with the Subordinated Convertible Promissory Notes (see Note 7), in December 1997 and in May 1998 in connection with the Subordinated Secured Convertible Notes (see
Note 7). The Company incurred financing costs of $120,000 in connection with these amendments.

  The Revolver, as amended, provides for borrowings subject to a borrowing base of the lesser of 65% of the eligible inventory or a percentage of the inventory's net liquidation value, as defined. In addition, for the period May 20, 1998 through September 30, 1998 the Company can borrow an additional $7,000,000 (Supplemental Overadvance) and for the period September 10, 1997 through December 31, 1999, the Company can borrow an additional $4,514,000 (Overadvance). For the period May 20, 1998 through September 30, 1998, total borrowings are limited to $42,000,000 and after October 1, 1998 are limited to $35,000,000. The Overadvance and Supplemental Overadvance are secured by guarantees of certain shareholders of the Company. The Overadvance is guaranteed through December 31, 1999 and the Supplemental Overadvance is guaranteed through September 30, 1998. On September 30, 1998, the borrowings outstanding under the Supplemental Overadvance will be repaid with the proceeds from the sale of Subordinated Secured Convertible Notes to certain shareholders (see Note 7).

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

  At February 1, 1998, there was $34,516,636 outstanding under the Revolver at an interest rate of 8.375%. The highest borrowing during the year was $35,378,300. Average borrowings were $26,841,916, and the weighted average interest rate was 8.63%.

  Upon prepayment in full of the Credit Agreement, the Company is required to prepay the Revolver in an amount equal to 75% of excess cash flow, as defined.

  The Company is subject to certain covenants described in the Revolver. Such covenants, among other things, restrict the Company's ability to incur debt, pay dividends, and make capital expenditures and acquisitions. The Company is also subject to restrictive financial covenants, which include ratios related to interest coverage, working capital and tangible capital. The Revolver includes cross default provisions with the Credit Agreement (see Note 5). At February 1, 1998, the Company was not in compliance with certain of these covenants. The defaults of these covenants have been waived by the bank through December 31, 1999. However, due to the anticipated non-compliance of the covenants under the Credit Agreement and the cross default provisions, the Revolver has been classified as a current liability at February 1, 1998 in the accompanying consolidated balance sheet.

7. SUBORDINATED DEBT:

Subordinated Indemnification Notes

  On January 17, 1997, the Company issued $7,500,000 in Subordinated Indemnification Notes (the Indemnification Notes) to certain shareholders and a warrant holder as an escrow amount for the benefit of the Company and certain new investors. The Indemnification Notes were initially non-interest bearing and had an initial maturity date of February 1, 1998 and a final maturity date of April 2, 2006. The Indemnification Notes are subordinate to the Term Loan, New Store Facility and Revolver and payment of the Indemnification Notes is limited by the terms of such agreements.

  Beginning February 2, 1998, interest accrues at 12% per year on the principal outstanding and is due upon payment of the Indemnification Notes. After April 2, 1998, the principal and interest are convertible at the option of the holders into Common and Series A Perpetual Preferred at a conversion price of $1.6258 per share of Common Stock and $100 per share of Series A Perpetual Preferred, subject to adjustment, allocated .4077 to the Common and .5923 to the Series A Perpetual Preferred.

Subordinated Convertible Promissory Notes

  On September 10, 1997, the Company issued $5,100,000 of Subordinated Convertible Promissory Notes (the Promissory Notes), of which $100,000 was issued for payment of certain fees and included in the fiscal 1997 statement of operations. The Promissory Notes accrue interest at 12% per year, payable in additional Promissory Notes. Principal and interest are due on April 2, 2006. At the option of the holders, the Promissory Notes are exchangeable for shares of Series B Perpetual Preferred Stock at a conversion price of $100 per share. The Promissory Notes are subordinate to the Term Loan, New Store Facility and the Revolver. The Promissory Notes are pari passu with the Indemnification Notes.

  The Company received $4,811,000 in cash for the Promissory Notes plus $189,000 in Secured Promissory Notes from certain management shareholders which are included in other assets in the accompanying balance sheet. Principal and interest at 6.3% per year on the Secured Promissory Notes are due the earlier of (i) April 2, 2006, (ii) the date the Company repays the Promissory Notes,
(iii) the date the management shareholders exercise their conversion rights under the Indemnification Notes or (iv) upon the discontinuation of the Company's operations.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

  In connection with the sale of the Promissory Notes, the holders received warrants to purchase 5,162,750 shares of Non-Voting Common Stock for $.10 per share. The warrants expire on the earlier of September 10, 2007 or an initial public offering. For financial reporting purposes, the warrants have been valued at $15,000 based on the estimated fair value of the Non-Voting Common Stock. This amount has been recorded as original issue discount on the Promissory Notes.

Subordinated Secured Convertible Notes

  On May 20, 1998, the Company entered into an agreement to issue $7,000,000 of Subordinated Secured Convertible Notes (the Secured Notes) on September 30, 1998. The proceeds from the Secured Notes must be used to repay any borrowing on the Supplemental Overadvance provision on the Revolver (see Note 6). The Secured Notes will accrue interest at 12% per year. Principal and interest on the Secured Notes are due May 1, 2008. At the option of the holder, the Secured Notes are exchangeable for shares of Series C Perpetual Preferred Stock at a conversion price of $100 per share. The Secured Notes are subordinate to the Term Loan, New Store Facility and the Revolver. The Secured Notes are secured by substantially all of the assets of the Company and are senior to the Promissory Notes and the Indemnification Notes.

8. INCOME TAXES:

  Income taxes consist of the following:

                                                  For the Year Ended
                                          -------------------------------------
                                          February 1,  February 2,  January 28,
                                             1998         1997         1996
                                          -----------  -----------  -----------
Current:
  Federal................................ $       --   $       --   $       --
  State..................................         --           --           --
                                          -----------  -----------  -----------
                                                  --           --           --
                                          -----------  -----------  -----------
Deferred:
  Federal................................  (6,653,624)  (3,999,542)  (1,834,108)
  State..................................  (1,174,169)    (705,802)    (323,666)
                                          -----------  -----------  -----------
                                           (7,827,793)  (4,705,344)  (2,157,774)
Increase in valuation allowance..........   7,827,793    4,705,344    2,157,774
                                          -----------  -----------  -----------
                                          $       --   $       --   $       --
                                          ===========  ===========  ===========

  A reconciliation of the effective income tax rate with the statutory Federal income tax rate is as follows:

                                                   For the Year Ended
                                           -----------------------------------
                                           February 1, February 2, January 28,
                                              1998        1997        1996
                                           ----------- ----------- -----------
   Statutory rate.........................     (34)%       (34)%       (34)%
   State income taxes, net of Federal
    benefit...............................      (6)%        (6)%        (6)%
   Other..................................     --           (2)%       --
   Increase in valuation allowance........      40 %        42 %        40 %
                                               ---         ---         ---
                                               --          --          --
                                               ===         ===         ===

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

  The major components of the net deferred tax asset are as follows:

                                                    February 1,   February 2,
                                                        1998         1997
                                                    ------------  -----------
   Net operating loss carryforward................. $  8,562,358  $ 3,181,076
   Start-up costs..................................      181,206      273,753
   Deferred rent...................................    1,182,635      577,534
   Non-deductible accruals.........................    1,879,851      619,394
   Depreciation....................................     (219,272)    (192,314)
   Inventory reserves and other....................      405,939      141,604
   Preopening costs................................    2,015,831    1,474,447
   Recapitalization costs and other related ex-
    penses.........................................    1,215,381    1,458,458
   Cooperative advertising reserve.................      286,800      148,984
                                                    ------------  -----------
                                                      15,510,729    7,682,936
   Valuation allowance.............................  (15,510,729)  (7,682,936)
                                                    ------------  -----------
                                                    $        --   $       --
                                                    ============  ===========

  Management has established a full valuation allowance for the net deferred tax asset due to the uncertainty of its realization. At February 1, 1998, the Company had Federal net operating loss carryforwards of approximately $21 million for tax reporting purposes that begin to expire in 2010. The usage of the net operating loss carryforwards will be limited on an annual basis due to changes in ownership (see Notes 4 and 13).

9. PREFERRED STOCK:

Redeemable Convertible Preferred Stock

  Redeemable Convertible Preferred Stock consisted of Series A Preferred Stock and Series B Preferred Stock. The Series A Preferred was convertible into Common Stock based on a conversion rate, as defined. The Series A Preferred had voting rights equal to the number of common shares into which it was convertible. At January 28, 1996, there were 15,000,000 shares of $.01 par value Series A Preferred authorized and 13,700,833 shares issued and outstanding.

  On December 31, 2000, 2001 and 2002, one-third, one-half and the remaining shares of Series A Preferred, respectively, were required to be redeemed by the Company (subject to certain provisions) at the original purchase price plus accrued but unpaid dividends. Dividends accrued at an annual rate of $.10 per share. In connection with the recapitalization of the Company (see Note 4), all outstanding Series A Preferred was converted into Common Stock and Series A Perpetual Preferred, and the Series A Preferred was canceled.

  The Series B Preferred was convertible into Common Stock based on a conversion rate, as defined. The Series B Preferred had voting rights equal to the number of Common shares into which it was convertible. At January 28, 1996, there were 8,000,000 shares of $.01 par value Series B Preferred authorized and 5,590,910 shares issued and outstanding.

  On December 31, 2000, 2001 and 2002, one-third, one-half and the remaining shares of Series B Preferred were required to be redeemed by the Company (subject to certain provisions) at the original purchase price plus accrued but unpaid dividends. Dividends accrued at an annual rate of $.275 per share. In connection with the recapitalization of the Company (see Note 4), all outstanding Series B Preferred was converted into Common Stock and Series A Perpetual Preferred, and the Series B Preferred was canceled.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

Series A Perpetual Preferred Stock

  The Series A Perpetual Preferred Stock has one vote per share and is entitled to receive 5% cumulative dividends commencing January 1, 1998, increasing to 7.5% on January 1, 1999 and to 10% on January 1, 2000. The Series A Perpetual Preferred is senior to Common Stock in liquidation, and has a liquidation value of $100 per share, plus all accrued and unpaid dividends. The Series A Perpetual Preferred is mandatorily redeemable by the Company in the event of a liquidation event, as defined. At February 2, 1997 and February 1, 1998, there were 750,000 shares of $.01 par value Series A Perpetual Preferred authorized and 402,948 shares issued and outstanding. At February 1, 1998, the liquidation value was $40,462,695.

Series B Perpetual Preferred Stock

  The Series B Perpetual Preferred Stock has one vote for every 100 shares held and is entitled to receive dividends equal to those accruing on the Series A Perpetual Preferred. The Series B Perpetual Preferred is senior to the Series A Perpetual Preferred and Common Stock in liquidation and has a liquidation value of five times the stated value plus all accrued and unpaid dividends. The Series B Perpetual Preferred is mandatorily redeemable by the Company in the event of a liquidation event, as defined. At February 1, 1998, there were 1,500,000 shares of $.01 par value Series B Perpetual Preferred authorized and no shares issued or outstanding.

Series C Perpetual Preferred Stock

  The Series C Perpetual Preferred Stock has one vote for every 100 shares held and is entitled to receive dividends equal to those accruing on the Series A and Series B Perpetual Preferred. The Series C Perpetual Preferred is senior to the Series A and Series B Perpetual Preferred and Common Stock in liquidation and has a liquidation value of five times the stated value plus all accrued and unpaid dividends. The Series C Perpetual Preferred is mandatorily redeemable by the Company in the event of a liquidation event, as defined. At February 1, 1998, there were 700,000 shares of $.01 par value Series C Perpetual Preferred authorized and no shares issued or outstanding.

10. SHAREHOLDERS' DEFICIT:

                                                    February 1,   February 2,
                                                        1998          1997
                                                    ------------  ------------
   Common Stock, $.01 par value, 55,000,000 shares
    authorized, 17,101,752 and 17,060,752 shares
    issued and outstanding......................... $    171,018  $    170,608
   Non-Voting Common Stock, $.01 par value,
    5,162,750 shares authorized, none issued or
    outstanding....................................          --            --
   Additional paid-in capital......................  (24,723,004)  (24,740,494)
   Accumulated deficit.............................  (43,230,961)  (23,291,775)
                                                    ------------  ------------
                                                    $(67,782,947) $(47,861,661)
                                                    ============  ============

Common Stock

  In the event of the closing of an initial public offering, the Non-Voting Common stock of the Company is convertible into Common Stock.


Common Stock Options

  In fiscal 1994, the Company established the 1994 Stock Plan (the Plan). The Plan, as amended, provides for the granting of up to 5,000,000 shares of Common Stock or options to purchase Common Stock to eligible employees and consultants. Options granted may vest based on performance and/or time, as defined.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

  The Company issued 1,150,000 and 240,000 shares of common stock under the Plan to management in fiscal 1994 and 1995, respectively. Shares were issued at $.05 per share and were paid for in cash and interest-bearing promissory notes. Promissory notes of $175,600 were repaid to the Company as part of the recapitalization of the Company in fiscal 1996 (see Note 4).

  The exercise price of options granted may be at the fair market value of the stock or at a price determined by a committee of the Board of Directors. The stock options granted prior to the recapitalization of the Company became fully-vested upon the recapitalization. Options granted subsequent to the recapitalization will generally vest over a five-year period and will be exercisable over a period determined by the committee, but not longer than ten years.

  Information with respect to options granted under the Plan is as follows:

                                                      Aggregate   Option Price
                                            Shares      Price       Per Share
                                          ----------  ----------  -------------
   Balance, January 29, 1995.............    154,000  $    7,700  $0.05
     Granted.............................    453,000      61,570   0.05 -0.50
     Exercised...........................        --          --         -
     Expired.............................        --          --         -
                                          ----------  ----------  -------------
   Balance, January 28, 1996.............    607,000      69,270   0.05 -0.50
     Granted.............................  1,533,010   2,220,958   0.135-1.6258
     Exercised...........................   (592,750)   (152,577)  0.05 -0.80
     Expired.............................     (1,800)       (424)  0.05 -0.80
                                          ----------  ----------  -------------
   Balance, February 2, 1997.............  1,545,460   2,137,227   0.05 -1.6258
     Granted.............................    183,500      18,350   0.10
     Exercised...........................    (41,000)     (2,900)  0.05 -0.135
     Expired.............................    (34,050)    (22,124)  0.05 -0.80
     Change in exercise price:
       Old price......................... (1,458,460) (2,112,795)  0.135-1.6258
       New price.........................  1,458,460     145,846   0.10
                                          ----------  ----------  -------------
   Balance, February 1, 1998.............  1,653,910  $  163,604  $0.05 -$0.10
                                          ==========  ==========  =============

  During fiscal 1997, options outstanding under the Plan with exercise prices ranging from $.135 to $1.6258 per share were revalued to $.10 per share.

  The options outstanding at February 1, 1998 include options to purchase an aggregate of 157,756 shares of Common Stock granted to certain executives at an exercise price of $0.10 per share for which vesting is accelerated over a five-year period if the Company achieves certain defined financial objectives. The options will vest 100% if the executives are employed by the Company through January 17, 2005. None of these options were vested at February 1, 1998.

  At February 1, 1998, there were 464,442 exercisable options at prices ranging from $0.05 to $0.10 per share. The aggregate exercise price of these options was $44,657. At February 1, 1998, there were 1,288,290 shares of common stock reserved for future grant.

  Had compensation cost for the Company's plan been determined based upon the fair value of the options at the date of grant, as prescribed under SFAS No. 123, the Company's net loss for fiscal 1997, 1996 and 1995 would have been increased by $75,762, $66,490 and $2,253, respectively.

  The effects of applying SFAS No. 123 in the pro forma disclosure are not indicative of future amounts, as SFAS No. 123 has not been applied to options granted prior to January 30, 1995. The weighted average fair

                      SNEAKER STADIUM, INC. AND SUBSIDIARY
value of the options granted in fiscal 1997, 1996 and 1995 is estimated as $0.03, $0.38 and $0.03 per share, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: zero dividend yield and volatility, risk-free interest rate of 5.9%, 6.5% and 6.2%, respectively, and an expected life of five years.

11. COMMITMENTS AND CONTINGENCIES:

Operating Leases

  The Company leases its office and retail stores under various noncancellable operating leases. Certain of these leases have renewal options. Future minimum lease payments, net of rent credits, including four stores for which the Company has entered into lease agreements but has not yet commenced operations, are as follows:

       Fiscal
       ------
       1998........................................................ $ 12,789,265
       1999........................................................   14,374,329
       2000........................................................   14,532,531
       2001........................................................   14,814,126
       2002........................................................   15,470,480
       Thereafter..................................................  121,019,816
                                                                    ------------
                                                                    $193,000,547
                                                                    ============

  Rent expense, including percentage rent, was $12,618,764, $5,821,110 and $1,909,119 in fiscal 1997, 1996 and 1995, respectively.

Capital Leases

  The Company has entered into capital leases for certain equipment. The present value of the future minimum lease payments as of February 1, 1998 are as follows:

       Fiscal
       ------
       1998......................................................... $  744,992
       1999.........................................................    482,167
       2000.........................................................     90,545
       2001.........................................................     37,449
                                                                     ----------
                                                                      1,355,153
       Less imputed interest........................................   (105,944)
                                                                     ----------
                                                                     $1,249,209
                                                                     ==========

  In April 1995, the Company entered into a $1,700,000 capital lease facility for certain equipment. In connection with this facility, the Company issued warrants to the lessor for the purchase of 178,500 shares of Series A Preferred Stock for $1.00 per share. These warrants were repurchased in connection with the recapitalization of the Company (see Note 4).

Advertising

  The Company has made commitments to place up to $1,500,000 in television advertising in fiscal 1998.

Employment Agreements

  On January 17, 1997, the Company entered into two-year employment agreements with certain key employees providing for aggregate base salaries of $375,000 per year, performance bonuses of up to 100% of

                      SNEAKER STADIUM, INC. AND SUBSIDIARY
base salary, stock options, benefits, severance in certain circumstances and a non-competition period during the agreement and the two years thereafter.

Consulting Agreement

  On January 17, 1997, the Company entered into a consulting agreement with a director requiring payments of $100,000 per year. The director was also granted an option to purchase 457,712 shares of Common Stock at an exercise price of $1.6258 per share. During fiscal 1997, these options were revalued to $.10 per share (see Note 10). Consulting expense related to this option grant was recorded in fiscal 1996. The options vest over a three-year period. The agreement provides for a non-competition period during the agreement and the two years thereafter. The agreement can be terminated by either party upon notice, as defined.

Management Agreement

  On January 17, 1997, the Company entered into a five-year management agreement with an affiliate of a new investor requiring payments of $150,000 per year. The agreement also provided for the payment of a fee in connection with the recapitalization.

Litigation

  The Company is involved in certain legal actions and claims arising in the ordinary course of business. The Company believes that it has adequate insurance coverage against possible liabilities that may be incurred in connection with such claims. The Company could be materially and adversely affected if it were required to pay damages or incur defense costs in connection with a claim that is beyond the scope of insurance coverage or if the claim exceeds the insurance policy limits. Management believes that the outcome of litigation and claims pending as of February 1, 1998 will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

12. LOSS ON STORE CLOSINGS:

  In fiscal 1997, the Company recorded a loss of $1,924,507 related to implementation of a plan to close three retail store locations. Under the terms of the plan, the stores will be closed, subleased to third parties, and the inventory shipped to other store locations. Management anticipates the plan will be completed in fiscal 1998. The loss on store closings consists primarily of abandoned property and leasehold improvements, rental commitments to be paid prior to sublease, and deferred rent recapture. This loss has been recorded in selling, general and administrative expenses in the accompanying statement of operations.

13. SALE OF BUSINESS (UNAUDITED):

  On June 6, 1998, the Company signed a letter of intent whereby its shareholders will sell all of their shares to Just For Feet, Inc. for $.0001 per share. Pursuant to the terms of the letter of intent, the Company will be merged into a wholly-owned subsidiary of Just For Feet and Just For Feet will assume $43.0 million of the outstanding debt. The holders of the subordinated notes will forgive the amounts due them. Should the acquired Sneaker Stadium stores attain certain specified financial goals, an additional payment of up to $31.0 million may be paid to the various lenders. The letter of intent has been approved by the Boards of Directors of both companies. Closing on the transaction is subject to satisfactory completion of due diligence, definitive documentation of the merger and contingent payment agreements, the approval of the Company's shareholders and various lenders and expiration of the Hart-Scott-Rodino waiting period.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                  (Unaudited)

                                                                     May 3,
                                                                      1998
                                                                  ------------
                             ASSETS
                             ------
CURRENT ASSETS:
  Cash and cash equivalents...................................... $  1,933,626
  Accounts receivable............................................    1,364,550
  Inventories, net...............................................   53,565,505
  Prepaid expenses and other.....................................    2,240,776
                                                                  ------------
    Total current assets.........................................   59,104,457
PROPERTY AND EQUIPMENT, net......................................   14,100,894
DEBT ISSUANCE COSTS, net.........................................    1,380,295
OTHER ASSETS.....................................................    1,598,766
                                                                  ------------
                                                                  $ 76,184,412
                                                                  ============
              LIABILITIES AND SHAREHOLDERS' DEFICIT
              -------------------------------------
CURRENT LIABILITIES:
  Accounts payable............................................... $ 23,406,069
  Accrued expenses and other.....................................    8,425,076
  Current portion of capitalized lease obligations...............      612,042
  Line of credit.................................................   30,327,731
  Term loan payable..............................................   22,141,751
  New store facility note........................................    5,000,000
                                                                  ------------
    Total current liabilities....................................   89,912,669
                                                                  ------------
DEFERRED RENT....................................................    3,101,473
                                                                  ------------
CAPITALIZED LEASE OBLIGATIONS....................................      466,434
                                                                  ------------
SUBORDINATED INDEMNIFICATION NOTES...............................    7,500,000
                                                                  ------------
SUBORDINATED CONVERTIBLE PROMISSORY NOTES........................    5,266,667
                                                                  ------------
SERIES A PERPETUAL PREFERRED STOCK...............................   42,203,480
                                                                  ------------
COMMITMENTS AND CONTINGENCIES....................................
SHAREHOLDERS' DEFICIT:
  Common stock, $.01 par value, 55,000,000 shares authorized,
   17,101,752 shares issued and outstanding......................      171,018
  Additional paid-in capital.....................................  (24,723,004)
  Accumulated deficit............................................  (47,714,325)
                                                                  ------------
    Total shareholders' deficit..................................  (72,266,311)
                                                                  ------------
                                                                  $ 76,184,412
                                                                  ============

         The accompanying notes are an integral part of this statement.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (Unaudited)

                                                For the Thirteen Weeks Ended
                                                ------------------------------
                                                    May 3,          May 4,
                                                     1998            1997
                                                --------------  --------------
NET SALES......................................    $38,393,025     $29,210,109
COST OF GOODS SOLD.............................     24,736,624      18,203,023
                                                --------------  --------------
  Gross profit.................................     13,656,401      11,007,086
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...     15,909,142      12,284,129
                                                --------------  --------------
  Operating loss...............................     (2,252,741)     (1,277,043)
INTEREST EXPENSE...............................     (1,727,757)     (1,356,364)
INTEREST INCOME................................            819           1,883
                                                --------------  --------------
NET LOSS....................................... $   (3,979,679) $   (2,631,524)
                                                ==============  ==============



        The accompanying notes are an integral part of these statements.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)

                                                  For the Thirteen Weeks Ended
                                                  -----------------------------
                                                     May 3,          May 4,
                                                      1998            1997
                                                  -------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss....................................... $  (3,979,679) $   (2,631,524)
  Adjustments to reconcile net loss to net cash
   (used in) provided by operating activities--
  Imputed interest on debt.......................       153,117         153,117
  Depreciation and amortization..................       934,783         694,695
  Amortization of debt issuance costs............        73,941          73,941
  Provision for deferred rent....................       400,503         380,386
  Changes in operating assets and liabilities--
    (Increase) decrease in--
      Accounts receivable........................      (485,593)       (787,999)
      Inventories................................    (4,585,176)    (16,132,159)
      Prepaid expenses and other.................      (784,263)       (831,084)
      Other assets...............................       168,746         181,115
    Increase in--
      Accounts payable...........................    13,809,798      10,505,376
      Accrued expenses and other.................     2,093,410       1,617,412
                                                  -------------  --------------
        Net cash (used in) provided by operating
         activities..............................     7,799,587      (6,776,724)
                                                  -------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment............      (213,602)     (3,161,237)
                                                  -------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in bank overdrafts....................    (2,211,019)     (1,203,918)
  Payments on capitalized lease obligations......      (170,733)        (59,480)
  Net proceeds from line of credit...............    (4,188,905)      7,959,227
  Proceeds from new store facility note..........           --        4,000,000
                                                  -------------  --------------
    Net cash provided by financing activities....    (6,570,657)     10,695,829
                                                  -------------  --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS........     1,015,328         757,868
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...       918,298         949,847
                                                  -------------  --------------
CASH AND CASH EQUIVALENTS, END OF PERIOD......... $   1,933,626  $    1,707,715
                                                  =============  ==============

        The accompanying notes are an integral part of these statements.

                      SNEAKER STADIUM, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)

Note 1. Basis of Presentation

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which principles assume that assets will be realized and liabilities will be discharged in the normal course of business. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's audited financial statements for the fiscal year ended February 1, 1998.

  In the opinion of the management of the Company, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position as of May 3, 1998 and the results of operations and cash flows for the thirteen-week periods ended May 4, 1997 and May 3, 1998. The results of operations for the period ended May 3, 1998 are not necessarily indicative of the results to be expected for the full year.

  The Company has incurred significant losses since its inception and incurred a loss of $3,979,679 in the thirteen-week period ended May 3, 1998. Due to expected events of default, certain debt obligations have been classified as current liabilities. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms of its financing agreements and ultimately to attain profitability. Management continues to work with its lenders to waive expected events of default and will seek equity investments as required. See Note 3 regarding the sale of the Company, which may result in significant adjustments to the carrying value of the Company's assets and liabilities.

Note 2. Income Taxes

  Due to recurring losses, the Company has provided a full valuation allowance reserve for the tax benefit associated with the losses incurred for the thirteen week periods ended May 4, 1997 and May 3, 1998.

Note 3. Sale of Company

  On July 2, 1998, Just For Feet, Inc. acquired all of the outstanding stock of the Company for $1,750 cash and the assumption of approximately $43 million of existing debt of the Company. Immediately prior to the acquisition, certain of the Company's lenders forgave approximately $32 million of the Company's indebtedness and the Company's shareholders were released from their guarantees of Company debt. Just For Feet, Inc. is obligated to make certain contingent payments on or after April 30, 2002 (up to a maximum of $33 million) to specified lenders of the Company, if the acquired Sneaker Stadium stores future earnings exceed specified targeted amounts.

                      JUST FOR FEET, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                  FOR THE ACQUISITION OF SNEAKER STADIUM, INC.

  The following unaudited pro forma combined financial statements and explanatory notes reflect the acquisition on July 2, 1998 of Sneaker Stadium, Inc. (Sneaker) by Just For Feet, Inc. (JFF). JFF acquired all of the outstanding stock of Sneaker for nominal cash consideration and assumed $43.0 million of existing Sneaker bank debt. Such debt was immediately paid off with the proceeds of a term loan by JFF. The acquisition has been accounted for under the purchase method. JFF will make additional payments of up to $33 million after April 2002 to certain specified former lenders of Sneaker, if the acquired Sneaker Stadium stores attain certain financial targets. Such additional payments, if required, will be accounted for as additional consideration for the acquisition.

  Concurrent with and as a condition of JFF's acquisition of Sneaker, an affiliate of Thomas H. Lee Company (THL), a firm which owned a controlling interest in Sneaker, purchased from JFF an aggregate of 926,355 units, each unit consisting of one share of JFF common stock and a warrant to purchase .997 of a share of JFF common stock at a purchase price of $21.59 per share. The aggregate purchase price for the units was $20.0 million. The warrants' estimated fair market value on July 2, 1998 was $6.7 million and, for accounting purposes, were considered a part of the consideration paid by JFF for Sneaker.

  The pro forma combined balance sheet assumes that the acquisition was consummated on April 30, 1998 and the pro forma combined statements of income for the year ended January 31, 1998 and the three months ended April 30, 1998 assume that the acquisition was consummated on February 1, 1997.

  For purposes of these pro forma financial statements, the financial statements of JFF as of and for the three months ended April 30, 1998 and for the year ended January 31, 1998 have been combined with those of Sneaker as of and for the thirteen weeks ended May 3, 1998 and the year ended February 1, 1998, respectively.

  Certain pro forma adjustments are based on preliminary estimates. Final allocations will be made on the basis of further evaluations and, therefore, such allocations may differ from those reflected in the pro forma combined financial statements.

  JFF intends to convert the Sneaker superstores to the JFF name and format. JFF may also close some of the acquired stores. JFF intends to close Sneaker's existing corporate headquarters and consolidate all operations into JFF's headquarters. Following the liquidation of existing inventory through clearance or similar sales, Sneaker stores will be closed, remodeled, restocked and the staff retrained prior to reopening under the JFF name. The accompanying pro forma financial statements do not include any adjustments or effects from such integration activities.

  The pro forma statements of income are not necessarily indicative of the results of operations of JFF had the Sneaker acquisition occurred at the beginning of the periods presented, nor necessarily indicative of the results of future operations. These statements should be read in conjunction with the separate historical financial statements and notes thereto of JFF (included in JFF's Annual Report on Form 10-K for the year ended January 31, 1998) and Sneaker (included herein).

                      JUST FOR FEET, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                         April 30, 1998 (in thousands)

                          Just For Feet, Inc.    Sneaker     Pro Forma   Pro Forma
                           and Subsidiaries   Stadium, Inc. Adjustments  Combined
                          ------------------- ------------- -----------  ---------
         ASSETS
         ------
CURRENT ASSETS:
  Cash..................       $  5,624         $  1,934     $ 20,000 b  $  7,558
                                                              (20,000)c
  Accounts receivable...         16,881            1,365                   18,246
  Merchandise
   inventories..........        211,972           53,566      (11,900)a   253,638
  Other assets..........          6,472            2,240        5,390 a    14,102
                               --------         --------     --------    --------
    Total current
     assets.............        240,949           59,105       (6,510)    293,544
PROPERTY AND EQUIPMENT,
 NET....................        104,135           14,101      (13,000)a   105,236
GOODWILL................         35,857                        27,857 a    63,714
OTHER ASSETS............          6,926            2,978        2,727 a    12,631
                               --------         --------     --------    --------
                               $387,867         $ 76,184     $ 11,074    $475,125
                               ========         ========     ========    ========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
  ---------------------
CURRENT LIABILITIES:
  Short-term
   borrowings...........       $ 26,716         $ 57,470     $(17,430)a  $ 46,756
                                                              (20,000)c
  Accounts payable......         42,021           23,406                   65,427
  Accrued expenses......         10,498            8,365        5,173 a    24,036
  Income taxes..........          4,788               60                    4,848
  Current maturities of
   long-term
   obligations..........          3,470              612                    4,082
                               --------         --------     --------    --------
    Total current
     liabilities........         87,493           89,913      (32,257)    145,149
LONG-TERM OBLIGATIONS...         17,283           13,233      (12,767)a    17,749
DEFERRED LEASE RENTALS..          7,650            3,101                   10,751
DEFERRED INCOME TAXES...            676                          (676)a
                               --------         --------     --------    --------
    Total liabilities...        113,102          106,247      (45,700)    173,649
                               --------         --------     --------    --------
REDEEMABLE PREFERRED
 STOCK..................                          42,203      (42,203)a
                                                --------     --------
SHAREHOLDERS' EQUITY:
  Common stock..........              3              171         (171)a         3
  Paid-in-capital.......        219,481          (24,723)      31,434 a   246,192
                                                               20,000 b
  Retained earnings.....         55,281          (47,714)      47,714 a    55,281
                               --------         --------     --------    --------
    Total shareholders'
     equity.............        274,765          (72,266)      98,977     301,476
                               --------         --------     --------    --------
                               $387,867         $ 76,184     $ 11,074    $475,125
                               ========         ========     ========    ========

             See notes to pro forma combined financial statements.

                      JUST FOR FEET, INC. AND SUBSIDIARIES

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

   Three Months Ended April 30, 1998 (in thousands, except per share amounts)

                         Just For Feet, Inc.    Sneaker     Pro Forma  Pro Forma
                          and Subsidiaries   Stadium, Inc. Adjustments Combined
                         ------------------- ------------- ----------- ---------
NET SALES...............      $151,921         $ 38,393      $         $190,314
COST OF SALES...........        88,303           24,737                 113,040
                              --------         --------                --------
GROSS PROFIT............        63,618           13,656                  77,274
                              --------         --------                --------
FRANCHISE FEES AND
 ROYALTIES EARNED.......           308                                      308
                              --------                                 --------
OPERATING EXPENSES:
  Store operating.......        44,756           14,488                  59,244
  Amortization of
   intangibles..........           360                           232 b      592
  Store-opening costs...         3,352                                    3,352
  General and
   administrative.......         5,399            1,421                   6,820

                              --------         --------      -------   --------
    Total operating
     expenses...........        53,867           15,909          232     70,008
                              --------         --------      -------   --------
OPERATING INCOME
 (LOSS).................        10,059           (2,253)        (232)     7,574
INTEREST EXPENSE, NET...           602            1,727       (1,727)a    1,012
                                                                 410 c
                              --------         --------      -------   --------
INCOME (LOSS) BEFORE
 INCOME TAXES...........         9,457           (3,980)       1,085      6,562
PROVISION (BENEFIT) FOR
 INCOME TAXES...........         3,641                        (1,039)d    2,602
                              --------         --------      -------   --------
NET INCOME (LOSS).......      $  5,816         $ (3,980)     $ 2,124   $  3,960
                              ========         ========      =======   ========
EARNINGS PER SHARE:
  BASIC.................      $   0.19                                 $   0.13
                              ========                                 ========
  DILUTED...............      $   0.19                                 $   0.12
                              ========                                 ========
WEIGHTED AVERAGE SHARES
 OUTSTANDING:
  BASIC.................        30,044                           926 e   30,970
                              ========                       =======   ========
  DILUTED...............        31,172                           926 e   32,098
                              ========                       =======   ========

             See notes to pro forma combined financial statements.

                      JUST FOR FEET, INC. AND SUBSIDIARIES

                     PRO FORMA COMBINED STATEMENT OF INCOME

      Year Ended January 31, 1998 (in thousands, except per share amounts)

                                                            Pro Forma   Pro Forma
                         Just For Feet, Inc.    Sneaker    Adjustments  Combined
                          and Subsidiaries   Stadium, Inc. (Unaudited) (Unaudited)
                         ------------------- ------------- ----------- -----------
NET SALES...............      $478,638         $132,844      $          $611,482
COST OF SALES...........       279,816           87,953                  367,769
                              --------         --------                 --------
GROSS PROFIT............       198,822           44,891                  243,713
                              --------         --------                 --------
FRANCHISE FEES AND
 ROYALTIES EARNED.......         1,101                                     1,101
                              --------                                  --------
OPERATING EXPENSES:
  Store operating.......       139,659           49,928                  189,587
  Amortization of
   intangibles..........         1,200                           928 b     2,128
  Store-opening costs...         6,728            2,129                    8,857
  General and
   administrative.......        18,040            6,183                   24,223
                              --------         --------      -------    --------
    Total operating
     expenses...........       165,627           58,240          928     224,795
                              --------         --------      -------    --------
OPERATING INCOME
 (LOSS).................        34,296          (13,349)        (928)     20,019
INTEREST EXPENSE, NET...            76            6,422       (6,422)a     1,706
                                                               1,630 c
                              --------         --------      -------    --------
INCOME (LOSS) BEFORE
 INCOME TAXES...........        34,220          (19,771)       3,864      18,313
PROVISION (BENEFIT) FOR
 INCOME TAXES...........        12,817                        (5,839)d     6,978
                              --------         --------      -------    --------
NET INCOME (LOSS).......      $ 21,403         $(19,771)     $ 9,703    $ 11,335
                              ========         ========      =======    ========
EARNINGS PER SHARE:
  BASIC.................      $   0.72                                  $   0.37
                              ========                                  ========
  DILUTED...............      $   0.70                                  $   0.36
                              ========                                  ========
WEIGHTED AVERAGE SHARES
 OUTSTANDING:
  BASIC.................        29,615                           926 e    30,541
                              ========                       =======    ========
  DILUTED...............        30,410                           926 e    31,336
                              ========                       =======    ========

             See notes to pro forma combined financial statements.

                     JUST FOR FEET, INC. AND SUBSIDIARIES

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro Forma Balance Sheet Adjustments

  a) To record JFF's purchase of Sneaker. The Company paid nominal consideration for Sneaker's outstanding stock. Warrants issued to an affiliate of THL with an estimated fair value of $6.7 million and approximately $2.7 million of transaction costs are included as additional consideration. The historical carrying value of Sneaker's tangible net assets is estimated to approximate their fair value except for property and equipment and inventory. Accordingly, the purchase price has been tentatively allocated as follows:

     Consideration paid:
       Warrants issued.............................................. $  6,711
       Estimated transaction costs..................................    2,673
                                                                     --------
                                                                        9,384
                                                                     --------
     Historical net assets of Sneaker:
       Historical net deficiency in assets..........................  (72,266)
       Redeemable preferred stock acquired..........................   42,203
       Sneaker debt forgiven immediately prior to acquisition(1)....   32,419
       Historical intangible and certain other assets of Sneaker
        without continuing value....................................   (4,329)
                                                                     --------
                                                                       (1,973)
                                                                     --------
       Excess of purchase price over historical net assets
        acquired.................................................... $ 11,357
                                                                     ========
     Allocation of excess purchase price (including fair value
      adjustments):
       Property and equipment(2)....................................  (13,000)
       Merchandise inventories(2)...................................  (11,900)
       Accrued expenses(3)..........................................   (2,500)
       Deferred income taxes(4).....................................   10,900
       Goodwill.....................................................   27,857
                                                                     --------
                                                                     $ 11,357
                                                                     ========

    --------
    (1) Lenders of Sneaker Stadium forgave certain indebtedness immediately prior to the acquisition. For purposes of the pro forma balance sheet, such forgiveness has been reflected as though it had occurred at April 30, 1998.

    (2) As JFF plans to close and renovate all existing Sneaker stores and liquidate existing inventory, these assets have been reduced to their estimated fair value.

    (3) Severance costs for certain Sneaker employees who will not continue with JFF.

    (4) Deferred income taxes are primarily attributable to the difference in the income tax and financial reporting basis of assets arising from the fair market value adjustments.

  b) To record the sale of 926,355 shares of JFF common stock to an affiliate of THL.

  c) To reduce short-term borrowings with the proceeds from the sale of common stock to an affiliate of THL.

Pro Forma Statement of Income Adjustments

  a) To eliminate interest expense associated with Sneaker's debt.

  b) To record amortization of goodwill on a straight-line method over its estimated thirty-year life.

  c) To record interest expense related to $43.0 million in JFF debt, reduced by the effects of applying to short-term borrowings the $20 million of proceeds from the sale of common stock to an affiliate of THL.

  d) To record an income tax benefit on the historical loss of Sneaker and to tax effect the pro forma adjustments described above, excluding goodwill amortization.

  e) To reflect shares of common stock sold to an affiliate of THL.

================================================================================



                  [LOGO OF JUST FOR FEET, INC. APPEARS HERE]



                              Just For Feet, Inc.


                                EXCHANGE OFFER
                               For $200,000,000

                    11% Senior Subordinated Notes due 2009



                          ---------------------------

                                  Prospectus

                          ---------------------------


================================================================================

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     The following summary is qualified in its entirety by reference to the complete statute, Certificate of Incorporation, Bylaws and agreement referred to below. Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorney's fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as such court shall deem proper. As permitted by
Section 102(b)(7) of the DGCL, the Certificate of Incorporation of the Registrant incorporated herein by reference (the "Certificate of Incorporation" provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Registrant and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Bylaws provide indemnification of the Registrant's directors and officers, both past and present, to the fullest extent permitted by the DGCL, and allow the Registrant to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer pursuant to the Bylaws. The Registrant's Bylaws will also authorize the Registrant to maintain insurance on behalf of an officer or director against any liability asserted against him in any such capacity whether or not the Registrant would have the power to indemnify him against such liability under the DGCL.

Item 21. Exhibit and Financial Statement Schedules

     (a) The exhibits listed below are filed with or incorporated by reference into this Registration Statement. The exhibits which are denominated with an asterisk (*) were previously filed as part of, and are hereby incorporated by reference from either (i) the Company's Registration Statement on Form S-1 under the Securities Act of 1933, Registration No. 33-74404 ("1994 S-1"), (ii) the Company's Registration Statement on Form S-1 under the Securities Act of 1933, Registration No. 33-87414 (the "1995 S-1"), (iii) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (the "1996 10-K"), (iv) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 (the "1997 10-K") or (v) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999 (the "1998 10-K"). Unless otherwise indicated, the exhibit number corresponds to the exhibit number in the referenced document.

Exhibit
Number                              Description
------                              -----------
 *2.1     Asset Purchase Agreement dated March 17, 1997 by and between
          Owensboro Investment Company, Inc. and Just For Feet, Inc. (1996 10-K)

 *2.2 Stock Purchase Agreement dated March 17, 1997 by and among Just For Feet, Inc., Premium Sports, Inc. and John Gasser (1996 10-K)

 *2.3 Agreement and Plan of Merger dated March 17, 1997, by and among Just For Feet, Inc., an Alabama corporation, IAC Acquisition Corporation, a Michigan corporation and wholly owned subsidiary of Just For Feet, Imperial Acquisition Corporation, a Michigan corporation, and certain of the shareholders of Imperial Acquisition Corporation (1996 10-K)

Exhibit
Number                              Description
-----                               -----------

 *3(i) Amended and Restated Certificate of Incorporation of Just For Feet, Inc. (1994 S-1, Exhibit 3(a))

 *3(ii) Amended and Restated Bylaws of Just For Feet, Inc. (1994 S-1, Exhibit 3(b))

  4.1 Indenture dated as of April 15, 1999 between Just For Feet, Inc. and certain of its subsidiaries as Guarantors and The Bank of New York, as Trustee

  4.2 Registration Rights Agreement dated as of April 15, 1999 between Just For Feet, Inc. and certain of its subsidiaries as Guarantors and NationsBanc Montgomery Securities LLC, Merrill Lynch & Co., BT Alex. Brown Incorporated and The Robinson-Humphrey Company, LLC

  4.3 Form of Just For Feet, Inc. 11% Senior Subordinated Notes due 2009 (contained in the Indenture filed as Exhibit 4.1)

  4.4 Form of Just For Feet, Inc. 11% Senior Subordinated Notes due 2009, Series B (contained in the Indenture filed as Exhibit 4.1)

 +5       Opinion of Smith, Gambrell & Russell, LLP

 *9 Voting Trust Agreement dated August 10, 1993, by and among the Company, Pamela Beryl Ruttenberg and Harold Ruttenberg. (1994 S-1)

 *10.1 Amended and Restated Just For Feet, Inc. 1997 Employee Incentive Plan (1998 Form 10-K)

*10.1.1 Amendment No. 1 to Amended and Restated 1997 Employee Incentive Plan (1998 Form 10-K)

*10.2 Employment Agreement dated November 6, 1996, between the Company and Alex Bond (1996 10-K)

*10.3     Employment Agreement dated May 1, 1997, between the Company and Eric
          L. Tyra (1997 10-K)

*10.4.1 Employment Agreement dated January 8, 1998 between the Company and Adam J. Gilburne (1997 10-K)

*10.5 Credit Agreement dated December 10, 1998 among the Company, certain subsidiaries of the Company as Guarantors, various lenders named therein and NationsBank, N.A., as Administrative Agent (1998 Form 10-K)

*10.5.1 Amendment No. 1 dated as of January 29, 1999 to Credit Agreement dated December 10, 1998 among the Company, certain subsidiaries of the Company as Guarantors, the various lenders named therein and NationsBank, N.A., as Administrative Agent. (1998 Form 10-K)

*10.5.2 Amendment No. 2 dated as of February 23, 1999 to Credit Agreement dated December 10, 1998 among the Company, certain subsidiaries of the Company as Guarantors, the various lenders named therein and NationsBank, N.A., as Administrative Agent. (1998 Form 10-K)

*10.5.3 Amendment No. 3 dated as of March 24, 1999 to Credit Agreement dated December 10, 1998 among the Company, certain subsidiaries of the Company as Guarantors, the various lenders named therein and NationsBank, N.A., as Administrative Agent. (1998 Form 10-K)

*10.6 Just For Feet, Inc. Employee Incentive Stock Option Plan, as amended. (1994 S-1, Exhibit 10(g))

*10.6.1 Amendment No. 2 to the Just For Feet, Inc. Employee Incentive Stock Option Plan. (1994 S-1)

Exhibit
Number                          Description
------                          -----------

*10.6.2 Amendment No. 3 to the Just For Feet, Inc. Employee Incentive Stock Option Plan (1996 10-K)

*10.7 Franchise Agreement dated November 20, 1989, between Casual Wear II, Inc. and MBA Marketing Corporation. (1994 S-1, Exhibit 10(h))

*10.8 Franchise Agreement dated May 19, 1992, between Casual Wear II, Inc. and MBA Marketing Corporation. (1994 S-1, Exhibit 10(i))

*10.9 Franchise Agreement dated April 1, 1993, between Casual Wear II, Inc. and MBA Marketing Corporation. (1994 S-1, Exhibit 10(k))

*10.10 Employment Agreement dated March 1, 1999 between the Company and Helen Rockey. (1998 Form 10-K)

*10.11 Employment Agreement dated December 7, 1998 between the Company and Nicholas C. Kartalis (1998 Form 10-K)

*10.15 Personal Service Agreement dated August 22, 1997 between the Company and Bart Starr, Sr. (1997 10-K)

 12       Statement re: Computation of Ratios

 21       Subsidiaries

 23.1     Consent of Deloitte & Touche LLP

 23.2     Consent of Arthur Andersen LLP

 24 Powers of Attorney (included on signature pages to this Registration Statement)

 25       Statement of Eligibility (Form T-1) of The Bank of New York, as
          Trustee

 27       Financial Data Schedule

 99 Form of Letters of Transmittal and related documents to be used in conjunction with the Exchange Offer

______________
 +  To be filed by amendment

   (b)  Financial Statement Schedules -- None.

Item 22.  Undertakings

   (a)  Each of the undersigned Registrants hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (d) Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (e) Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 14th day of June, 1999.

                                    JUST FOR FEET, INC.


                                    By: /s/ Harold Ruttenberg
                                        ----------------------------------------
                                            Harold Ruttenberg
                                            Chairman and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Ruttenberg and Eric L. Tyra and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

      Signature                        Title                   Date
      ---------                        -----                   ----

/s/ Harold Ruttenberg     Chairman of the Board and Chief  June 14, 1999
------------------------  Executive Officer
Harold Ruttenberg         (principal executive officer)

/s/ Helen M. Rockey       President, Chief Operating       June 14, 1999
------------------------  Officer and Director
Helen M. Rockey

/s/ Eric L. Tyra          Executive Vice President, Chief  June 14, 1999
------------------------  Financial Officer
Eric L. Tyra              (principal financial officer)

/s/ Edward S. Croft       Director                         June 14, 1999
------------------------
Edward S. Croft

                       Signatures Continued on Next Page

      Signature                    Title                       Date
      ---------                    -----                       ----

/s/ Michael P. Lazarus            Director                 June 14, 1999
------------------------
Michael P. Lazarus

/s/ Randall L. Haines             Director                 June 14, 1999
------------------------
Randall L. Haines

/s/ Warren C. Smith               Director                 June 14, 1999
------------------------
Warren C. Smith

/s/ David F. Bellet               Director                 June 14, 1999
------------------------
David F. Bellet

/s/ Bart Starr, Sr.               Director                 June 14, 1999
------------------------
Bart Starr, Sr.

/s/ John A. Berg                  Director                 June 14, 1999
------------------------
John A. Berg

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 14th day of June, 1999.

                                    SNEAKER STADIUM, INC.

                                    By: /s/ Harold Ruttenberg
                                        ----------------------------------------
                                            Harold Ruttenberg
                                            Chairman and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Ruttenberg and Eric L. Tyra and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


      Signature                        Title                   Date
      ---------                        -----                   ----

/s/ Harold Ruttenberg     Chairman of the Board and Chief  June 14, 1999
------------------------  Executive Officer
Harold Ruttenberg         (principal executive officer)

/s/ Eric L. Tyra          Vice President, Secretary,       June 14, 1999
------------------------  Treasurer and Director
Eric L. Tyra              (principal financial officer)

/s/ Don-Allen Ruttenberg  Director                         June 14, 1999
------------------------
Don-Allen Ruttenberg

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 14th day of June, 1999.

                                    SNKR HOLDING CORP.

                                    By: /s/ Harold Ruttenberg
                                        ----------------------------------------
                                            Harold Ruttenberg
                                            Chairman and Chief Executive Officer


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Ruttenberg and Eric L. Tyra and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


     Signature                           Title                   Date
     ---------                           -----                   ----

/s/ Harold Ruttenberg       Chairman of the Board and Chief  June 14, 1999
-------------------------   Executive Officer
Harold Ruttenberg           (principal executive officer)


/s/ Eric L. Tyra            Vice President, Secretary,       June 14, 1999
-------------------------   Treasurer and Director
Eric L. Tyra                (principal financial officer)


/s/ Don-Allen Ruttenberg    Director                         June 14, 1999
-------------------------
Don-Allen Ruttenberg

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 14th day of June, 1999.


                                    JUST FOR FEET OF NEVADA, INC.

                                    By: /s/ Harold Ruttenberg
                                        --------------------------------------
                                            Harold Ruttenberg
                                            President (principal executive
                                            officer)

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Ruttenberg and Eric L. Tyra and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

     Signature                         Title                     Date
     ---------                         -----                     ----

/s/ Harold Ruttenberg       President and Director           June 14, 1999
-------------------------   (principal executive officer)
Harold Ruttenberg

/s/ Eric L. Tyra            Vice President, Secretary and    June 14, 1999
-------------------------   Treasurer
Eric L. Tyra                (principal financial officer)

/s/ Dan Weymiller           Director                         June 14, 1999
-------------------------
Dan Weymiller

/s/ Dereak Sikes            Director                         June 14, 1999
-------------------------
Dereak Sikes

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 14th day of June, 1999.


                                    JUST FOR FEET OF TEXAS, INC.

                                    By: /s/ Harold Ruttenberg
                                        ------------------------------------
                                            Harold Ruttenberg
                                            President (principal executive
                                            officer)

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Ruttenberg and Eric L. Tyra and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

     Signature                         Title                     Date
     ---------                         -----                     ----

/s/ Harold Ruttenberg       President and Director           June 14, 1999
-------------------------   (principal executive officer)
Harold Ruttenberg

/s/ Eric L. Tyra            Vice President, Secretary and    June 14, 1999
-------------------------   Treasurer and Director
Eric L. Tyra                (principal financial officer)

/s/ Don-Allen Ruttenberg    Director                         June 14, 1999
-------------------------
Don-Allen Ruttenberg

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 14th day of June, 1999.


                                    ATHLETIC ATTIC MARKETING, INC.

                                    By: /s/ Harold Ruttenberg
                                        ----------------------------------------
                                            Harold Ruttenberg
                                            Chairman and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Ruttenberg and Eric L. Tyra and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


     Signature                         Title                     Date
     ---------                         -----                     ----

/s/ Harold Ruttenberg       Chairman of the Board and Chief  June 14, 1999
-------------------------   Executive Officer
Harold Ruttenberg           (principal executive officer)

/s/ Eric L. Tyra            Vice President and Director      June 14, 1999
-------------------------
Eric L. Tyra

/s/ Andrew S. Belsky        Secretary and Treasurer          June 14, 1999
-------------------------   (principal financial officer)
Andrew S. Belsky

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 14th day of June, 1999.


                                    JUST FOR FEET SPECIALTY STORES, INC.

                                    By: /s/ Harold Ruttenberg
                                        ----------------------------------------
                                            Harold Ruttenberg
                                            Chairman and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Ruttenberg and Eric L. Tyra and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

     Signature                         Title                     Date
     ---------                         -----                     ----

/s/ Harold Ruttenberg       Chairman, Chief Executive        June 14, 1999
-------------------------   Officer and Director
Harold Ruttenberg           (principal executive officer)

/s/ Eric L. Tyra            Vice President and Director      June 14, 1999
-------------------------
Eric L. Tyra

/s/ Andrew S. Belsky        Secretary and Treasurer          June 14, 1999
-------------------------   (principal financial officer)
Andrew S. Belsky

                                 EXHIBIT INDEX

Exhibit
Number                                  Description
-------                                 -----------
  4.1         Indenture dated as of April 15, 1999 between Just For Feet, Inc.
              and certain of its subsidiaries as Guarantors and The Bank of
              New York, as Trustee

  4.2         Registration Rights Agreement dated as of April 15, 1999 between
              Just For Feet, Inc. and certain of its subsidiaries as Guarantors and NationsBanc Montgomery Securities LLC, Merrill Lynch & Co.,
              BT Alex. Brown Incorporated and The Robinson-Humphrey Company, LLC

  4.3         Form of Just For Feet, Inc. 11% Senior Subordinated Notes due
              2009 (contained in the Indenture filed as Exhibit 4.1)

  4.4         Form of Just For Feet, Inc. 11% Senior Subordinated Notes due
              2009, Series B (contained in the Indenture filed as Exhibit 4.1)

  5 Opinion of Smith, Gambrell & Russell, LLP (to be filed by amendment)

 12           Statement re: Computation of Ratios

 21           Subsidiaries

 23.1         Consent of Deloitte & Touche LLP

 23.2         Consent of Arthur Andersen LLP

 24 Powers of Attorney (included on signature pages to this Registration Statement)

 25           Statement of Eligibility (Form T-1) of The Bank of New York, as
              Trustee

 27           Financial Data Schedule

 99 Form of Letters of Transmittal and related documents to be used in conjunction with the Exchange Offer